Exhibit 4.1

NATIONAL CINEMEDIA, LLC

AND

WELLS FARGO BANK, NATIONAL ASSOCIATION

AS TRUSTEE

6.00% SENIOR SECURED NOTES DUE 2022

INDENTURE

DATED AS OF APRIL 27, 2012

i

Exhibit A	Provisions Relating to Initial Securities and Exchange Securities
Appendix I to Exhibit A	Form of Initial Security
Exhibit B	Form of Certificate to Be Delivered in Connection with Transfers Pursuant to Regulation S

Exhibit C	Form of Supplemental Indenture to Add Guarantors
Exhibit D	Form of Security Agreement
Exhibit E	Form of First Lien Intercreditor Agreement
Exhibit F	Form of Senior Lien Intercreditor Agreement

INDENTURE dated as of April 27, 2012, between NATIONAL CINEMEDIA, LLC, a Delaware corporation (the “Company”), and Wells Fargo Bank, National Association, as Trustee (the “Trustee”). Certain capitalized terms used herein have the respective meanings set forth in Article I.

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of (i) the Company’s 6.00% Senior Secured Notes due 2022, issued on the date hereof (the “Initial Securities”), (ii) if and when issued, an unlimited principal amount of additional 6.00% Senior Secured Notes due 2022 that may be offered from time to time in one or more series subsequent to the Issue Date as provided for in this Indenture (the “Additional Securities”) and (iii) if and when issued, the Company’s 6.00% Senior Secured Notes due 2022 that may be issued from time to time in exchange for Initial Securities or for Additional Securities each in offers registered under the Securities Act as provided in a Registration Rights Agreement (as hereinafter defined) (the “Exchange Securities”) or if and when issued pursuant to a private exchange of Initial Securities or Additional Securities (the “Private Exchange Securities,” and together with the Exchange Securities, the Initial Securities and Additional Securities, the “Securities”):

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions.

“ABL Priority Collateral” means the portion of the Collateral consisting of any and all of the following: (a) all accounts; (b) to the extent evidencing, governing, securing or otherwise related to ABL Priority Collateral, all (i) general intangibles, (ii) chattel paper, (iii) instruments and (iv) documents; (c) all payment intangibles (including corporate tax refunds), other than any payment intangibles that represent tax refunds in respect of real property, fixtures or equipment; (d) all cash and Cash Equivalents; (e) all collection accounts, deposit accounts, securities accounts and commodity accounts and any cash or other assets in any such accounts (other than separately identified cash proceeds of Collateral) and securities entitlements and other rights with respect thereto; (f) to the extent relating to any ABL Priority Collateral, all supporting obligations and letter of credit rights; (g) all books and records relating to ABL Priority Collateral; and (h) all products and proceeds of ABL Priority Collateral in whatever form received.

“Additional First Priority Lien Obligations” means any Notes Obligations and any other First Priority Lien Obligations, in each case, that are incurred after the Issue Date and secured by the Common Collateral on a first priority basis pursuant to the Security Documents.

“Adjusted Consolidated EBITDA” means, as to the Company and its Subsidiaries for a particular period, the sum of:

(1) Consolidated EBITDA of the Company and its Subsidiaries for such period; plus

(2) amounts received by the Company during such period pursuant to agreements with any of the ESA Parties granting the Company exclusive rights to access and use certain theatres acquired by the ESA Parties for services pursuant to the ESAs to the extent such amounts are not otherwise included in determining Consolidated EBITDA of the Company and its Subsidiaries under clause (1) of this definition for such period; plus

(3) the aggregate amount of cash payments received by the Company during such period pursuant to Section 4(b) of the Common Unit Adjustment Agreement (as in effect on the Issue Date) to the extent such amounts are not otherwise included in determining Consolidated EBITDA of the Company and its Subsidiaries under clause (1) of this definition for such period.

“Affiliate” means, with respect to any specified Person: (1) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; or (2) any other Person that owns, directly or indirectly, 10% or more of such Person’s Capital Stock or any officer or director of any such Person or other Person or with respect to any natural Person, any person having a relationship with such Person by blood, marriage or adoption not more remote than first cousin. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Premium” means, with respect to any Securities on any redemption date, the greater of: (1) 1.0% of the principal amount of the Security; or (2) the excess, if any, of (a) the present value at such redemption date of (i) the redemption price of the Security at April 15, 2017 (such redemption price being set forth in paragraph 5(c) of the Securities set forth in Appendix I to Exhibit A), plus (ii) all required interest payments due on such Security through April 15, 2017 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over (b) the principal amount of such Security.

“Applicable Tax Rate” means (1) 40% or (2) if, at the time of the relevant distribution described in clause (4) of Section 4.06(a), the highest combined federal, state and local marginal rate applicable to corporate taxpayers residing in New York City, New York, taking into account the deductibility of state and local income taxes for federal income tax purposes shall exceed 40%, such higher rate.

“Asset Sale” means:

(1) the sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition of any assets; provided that any such disposition of all or substantially all of the assets of the Company or any disposition that constitutes a Change of Control pursuant to this Indenture shall not constitute an Asset Sale and shall be governed by the provisions described under Section 4.12 and/or Section 5.01, and not by the provisions described under Section 4.10; and

(2) the issuance or sale of Capital Stock of any of the Company’s Subsidiaries; provided, however, that the following shall not be deemed to be Asset Sales:

(a) the disposition of obsolete or worn out assets (including the abandonment of intellectual property) in the ordinary course of business or other assets not practically usable in the business of the Company or its Subsidiaries;

(b) the sale or other disposition of inventory (including advertising, lobby promotions, CineMeetings, sponsorships and digital programming inventory) in the ordinary course of business;

(c) dispositions by the Company of assets (but not all or substantially all of its assets) to any Guarantor;

(d) the sale or issuance of any Subsidiary’s Capital Stock to the Company or any Guarantor;

(e) dispositions (other than leases) of equipment to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such disposition are reasonably promptly applied to the purchase price of such replacement property;

(f) dispositions of cash and Cash Equivalents not otherwise prohibited under this Indenture;

(g) a Restricted Payment that is permitted by the covenant described under Section 4.06 or an Investment otherwise permitted by this Indenture;

(h) dispositions of equipment for use in “Georgia Theater Company” theaters in an amount not to exceed $250,000 per fiscal year;

(i) dispositions by the Company of Holdings Common Stock in connection with the redemption of the Company’s common membership units by any member of the Company (other than Holdings) in accordance with Article 9 of the Company LLC Operating Agreement (as in effect on the Issue Date);

(j) leases, subleases and concessions of interest in real, personal and mixed property (and dispositions of such leases, subleases and concessions) in the ordinary course of business;

(k) licenses (and dispositions or cancellations of such licenses) of intellectual property rights by the Company or any of its Subsidiaries, as licensor, in the ordinary course of business;

(l) dispositions of receivables that are compromised or settled for less than the full amount thereof, discounted or extended, in each case in the ordinary course of business;

(m) dispositions of equipment to a network affiliate in the ordinary course of business in connection with the sale or distribution of advertising; and

(n) the disposition of other assets having a book value not to exceed $15.0 million in the aggregate for any fiscal year of the Company.

“Authorized Representative” means (i) in the case of any Credit Facilities Obligations or the Credit Facilities Secured Parties, the administrative agent and/or collateral agent under the Credit Agreement, (ii) in the case of the Notes Obligations or the Holders, the Trustee and (iv) in the case of any other Series of Additional First Priority Lien Obligations or Additional First Lien Secured Parties that become subject to the First Lien Intercreditor Agreement or Senior Lien Intercreditor Agreement, the Authorized Representative named for such Series in the applicable joinder agreement.

“Available Cash” means, for a particular period:

(1) the Company’s earnings before interest, taxes, depreciation and amortization (as determined in accordance with GAAP); plus

(2) non-cash items of deduction or loss (other than items related to barter transactions) subtracted in determining the Company’s earnings under clause (1); plus

(3) interest income received by the Company to the extent such income is not otherwise included in determining the Company’s earnings under clause (1); plus

(4) amounts received by the Company pursuant to agreements with any of the ESA Parties granting the Company exclusive rights to access and use certain theatres acquired by the ESA Parties for services pursuant to the ESAs to the extent such amounts are not otherwise included in determining the Company’s earnings under clause (1); plus

(5) amounts received by the Company pursuant to the Common Unit Adjustment Agreement to the extent such amounts are not otherwise included in determining the Company’s earnings under clause (1); plus

(6) amounts received by the Company pursuant to Section 3.5(c) of the Company LLC Operating Agreement (as in effect on the IPO Date) to the extent such amounts are not otherwise included in determining the Company’s earnings under clause (1); plus

(7) net proceeds (after expenses attributable to the sale) from the sale of Company assets to the extent such proceeds are not otherwise included in determining the Company’s earnings under clause (1); plus

(8) for the second quarterly period of each fiscal year of the Company, the amount of any Distribution Increase (as hereinafter defined) attributable to the Distribution Year (as hereinafter defined); plus

(9) for the fourth quarterly period of each fiscal year of the Company, any amounts that the Company was not permitted to distribute to its members for each of the immediately preceding three quarterly fiscal periods of such fiscal year as a result of the application of the Available Cash Restricted Payment Provision (to the extent such amounts are not restricted under the Available Cash Restricted Payment Provision as of the last day of such fourth quarterly fiscal period); less

(10) non-cash items of income or gain (other than items related to barter transactions) added in determining the Company’s earnings under clause (1); less

(11) amounts paid by the Company pursuant to the ESAs, the Management Agreement or other similar agreements to the extent such amounts are not otherwise deducted in determining the Company’s earnings under clause (1); less

(12) amounts paid by the Company pursuant to the Common Unit Adjustment Agreement to the extent such amounts are not otherwise deducted in determining the Company’s earnings under clause (1); less

(13) taxes paid by the Company; less

(14) (x) capital expenditures made by the Company, minus (y) any Agreed Increase in Available Cash (as hereinafter defined) in such period relating to a Specified Capital Expenditure (as hereinafter defined), plus (z) any Agreed Decrease in Available Cash (as hereinafter defined) in such period relating to a Specified Capital Expenditure; provided that the aggregate amount of all Agreed Decreases in Available Cash relating to any Specified Capital Expenditure for all fiscal quarters must equal the Agreed Increase in Available Cash relating to such Specified Capital Expenditure prior to the Stated Maturity of the Securities; less

(15) for the second quarterly period of each fiscal year of the Company, the amount of any Distribution Decrease (as hereinafter defined) attributable to the Distribution Year; less

(16) interest paid by the Company on Specified Funded Indebtedness (as hereinafter defined); less

(17) mandatory principal payments made by the Company on Specified Funded Indebtedness to the extent such principal payments are made from funds other than funds that were restricted pursuant to the Available Cash Restricted Payment Provision; less

(18) amounts (other than interest and principal payments) paid by the Company with respect to Specified Funded Indebtedness to the extent such amounts are not otherwise deducted in determining the Company’s earnings under clause (1); provided, however, that (A) amounts borrowed under, and optional principal payments made on, revolving credit loans under any Credit Facility shall not be taken into account in determining Available Cash; (B) amounts received or paid by the Company pursuant to the terms of the Tax Receivable Agreement shall not be taken into account in determining Available Cash; (C) for the quarterly period that includes the Issue Date, Available Cash shall be determined beginning on the day following the Issue Date through the last day of such quarterly fiscal period; and (D) proceeds of or any payments made with or out of the proceeds of the Securities or any Credit Facilities or any Indebtedness incurred pursuant to the first paragraph under Section 4.05 or clause (16) of the definition of “Permitted Indebtedness” shall not be taken in account in determining Available Cash. For purposes of this definition of “Available Cash” only, “Specified Funded Indebtedness” means the sum of (x) Indebtedness of the Company pursuant to any Credit Facility, plus (y) the Securities, plus (z) additional Indebtedness, or any refinancing thereof, of the Company as permitted under the terms of this Indenture.

For purposes of clause (14) of this definition of Available Cash: (A) the term “Agreed Increase in Available Cash” means, with respect to any Specified Capital Expenditure, the amount of the increase in Available Cash in the fiscal quarter in which such Capital Expenditure is made that was agreed to among the Company and the members of the Company, such amount not to exceed the amount of such Specified Capital Expenditure; (B) the term “Specified Capital Expenditure” means any Capital Expenditure with respect to which (and to the extent that) the Company has agreed with the members of the Company to an Agreed Increase in Available Cash in the fiscal quarter in which such Capital Expenditure is made and to one or more Agreed Decreases in Available Cash in one or more fiscal quarters prior to the Stated Maturity of the Securities; and (C) the term “Agreed Decrease in Available Cash” means, with respect to any Specified Capital Expenditure, the amount of the decrease in Available Cash in any quarter that was agreed to among the Company and the members of the Company; provided that the aggregate amount of all such Agreed Decreases in Available Cash for any Specified Capital Expenditure shall not exceed the amount of such Specified Capital Expenditure.

The Company shall determine Available Cash (i) for each quarterly fiscal period of the Company, and (ii) for each fiscal year of the Company (the “Distribution Year”). To the extent Available Cash for the Distribution Year is greater than the total amount of Restricted Payments and Investments made pursuant to clause (5) of Section 4.06 and clause (4) of Permitted Investments, respectively, with respect to the four quarterly fiscal periods in such Distribution Year (the “Distribution Increase”), the Distribution Increase shall be added to Available Cash for the second quarterly period in the fiscal year following the Distribution Year. To the extent Available Cash for the Distribution Year is less than the total amount of Restricted Payments and Investments made pursuant to clause (5) of Section 4.06 and clause (4) of Permitted Investments, respectively, with respect to the four quarterly fiscal periods in such Distribution Year (the “Distribution Decrease”), the Distribution Decrease shall be subtracted from Available Cash for the second quarterly period in the fiscal year following the Distribution Year.

“Bankruptcy Law” means the bankruptcy laws of the United States and the law of any other jurisdiction relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors.

“Bankruptcy Order” means any court order made in a proceeding pursuant to or within the meaning of any Bankruptcy Law, containing an adjudication of bankruptcy or insolvency, or providing for liquidation, winding up, dissolution or reorganization, or appointing a Custodian of a debtor or of all or any substantial part of a debtor’s property, or providing for the staying, arrangement, adjustment or composition of indebtedness or other relief of a debtor.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a limited partnership, the board of directors of the general partner of the partnership;

(3) with respect to a limited liability company, the Person or Persons who are the managing member, members or managers or any controlling committee or managing members or managers thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function; provided, that except as otherwise indicated herein, references to “Board of Directors” shall refer to the Board of Directors of Holdings, for so long as Holdings is the manager of the Company under the Company LLC Operating Agreement. “Board Resolution” means a copy of a resolution, certified by the Secretary of Holdings to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a Saturday or Sunday or other day on which banks in New York, New York or the city in which the Corporate Trust Office is located, or, if no Security is outstanding, the city in which the principal corporate trust office of the Trustee is located, are authorized or required to be closed.

“Capital Lease Obligations” of any Person means any obligations of such Person and its Subsidiaries on a consolidated basis under any capital lease or financing lease of real or personal property which, in accordance with GAAP, has been recorded as a capitalized lease obligation (together with Indebtedness in the form of operating leases entered into by the Company or its Subsidiaries after May 21, 1998 and required to be reflected on a consolidated balance sheet pursuant to EITF 97-10 or any subsequent pronouncement having similar effect).

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests or units (whether general or limited) or membership interests or units (whether general or limited); and

(4) any other interests or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means: (i) United States Dollars; (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality; (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any United States domestic commercial bank having capital and surplus in excess of $500.0 million and a Keefe Bank Watch Rating of “B” or better; (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above; (v) commercial paper having one of the two highest rating categories obtainable from Moody’s or S&P in each case maturing within six months after the date of acquisition; (vi) readily marketable direct obligations issued by any State of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from Moody’s or S&P; and (vii) investments in money market funds which invest at least 95% of their assets in securities of the types described in clauses (i) through (vi) of this definition.

“Change of Control” means the occurrence of, after the date of this Indenture, any of the following events:

(1) (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding any Founding Member or Holdings, shall become the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the then issued and outstanding common membership units of the Company and (b) at such time (i) the supermajority voting procedure required under Section 5.2 of Holding’s Amended and Restated Certificate of Incorporation (as such Section is in effect on the Issue Date) is not applicable and (ii) no Founding Member is entitled to participate in giving Founding Member Approval (as such definition is defined in the Company LLC Operating Agreement on the Issue Date) pursuant to Section 4.3 of the Company LLC Operating Agreement (as such Section is in effect on the Issue Date); or

(2) (a) any Person, other than a Founding Member, acquires the right to (i) elect, or (ii) nominate for election or (iii) designate for nomination pursuant to the Designation Agreement, a majority of the members of the board of directors of Holdings and (b) at such time (i) the supermajority voting procedure required under Section 5.2 of the Holding’s Amended and Restated Certificate of Incorporation (as such Section is in effect on the Issue Date) is not applicable and (ii) no Founding Member is entitled to participate in giving Founding Member Approval (as such definition is defined in the Company LLC Operating Agreement on the Issue Date) pursuant to Section 4.3 of the Company LLC Operating Agreement (as such Section is in effect on the Issue Date); or

(3) (a) Holdings shall cease to be the manager of the Company and (b) at such time (i) the supermajority voting procedure required under Section 5.2 of the Holding’s Amended and Restated Certificate of Incorporation (as such Section is in effect on the Issue Date) is not applicable and (y) no Founding Member is entitled to participate in giving Founding Member Approval (as such definition is defined in the Company LLC Operating Agreement on the Issue Date) pursuant to Section 4.3 of the Company LLC Operating Agreement (as such Section is in effect on the Issue Date).

For purposes of this definition of Change of Control only, the term “Founding Member” shall mean (a) each of American Multi-Cinema, Inc., a Missouri corporation, Cinemark Media, Inc., a Delaware corporation, and Regal CineMedia Holdings, LLC, a Delaware limited liability company, and (b) each Permitted Transferee (as such definition is defined in the Company LLC Operating Agreement on the Issue Date) that constitutes a Founding Member Affiliate.

“Collateral” means all the assets and properties subject to the Liens created by the Security Documents.

“Collateral Agent” means Barclays Bank PLC, in its capacity as collateral agent under the Security Documents, together with its successors and permitted assigns in such capacity under the applicable Intercreditor Agreement.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person. To the extent necessary to comply with the requirements of the provisions of Sections 310 through 317 of the TIA as they are applicable to the Company, the term “Company” shall include any other obligor with respect to the Securities for the purposes of complying with such provisions.

“Company LLC Operating Agreement” means the Third Amended and Restated Limited Liability Company Operating Agreement of the Company, as the same may be amended, supplemented or otherwise modified from time to time.

“Consolidated EBITDA” of the Company for any period, means Consolidated Net Income of the Company and its Subsidiaries for such period plus, without duplication and to the extent deducted in determining such Consolidated Net Income for such period, the sum of:

(1) expenses for taxes based on income or capital (including franchise and similar taxes),

(2) Consolidated Interest Expense,

(3) depreciation and amortization expense,

(4) amortization of intangibles (including, but not limited to, goodwill) and organization costs,

(5) any extraordinary, unusual or non-recurring charges, expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business),

(6) severance plan costs or expense, and

(7) any other non-cash charges, expenses or losses of the Company and its Subsidiaries, including without limitation, (i) non-cash compensation expenses arising from the issuance by Holdings, the Company or the applicable Subsidiary of equity, options to purchase equity, stock or equity appreciation rights or similar rights to the employees of Holdings, the Company and Subsidiaries of the Company and (ii) non-cash charges related to changes in the exposure of the Company and its Subsidiaries under Currency Hedging Obligations and Interest Rate Protection Agreements, and minus, to the extent included in determining such Consolidated Net Income for such period, the sum of:

(a) interest income (except to the extent deducted in determining such Consolidated Net Income),

(b) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business),

(c) any other non-cash income, and

(d) any cash payments made during such period in respect of items described in clause (6) above subsequent to the fiscal quarter in which the relevant non-cash expenses or losses were reflected as a charge in the statement of Consolidated Net Income, all as determined on a consolidated basis.

For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a “Reference Period”) pursuant to any determination of the Senior Leverage Ratio, the Senior Secured Leverage Ratio and the Total Leverage Ratio, (i) if at any time during such Reference Period the Company or any Subsidiary shall have made any Material Disposition, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period and (ii) if during such Reference Period the Company or any Subsidiary shall have made a Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such Reference Period. As used in this definition, “Material Acquisition” means any acquisition of all of the Capital Stock of another Person, or of all or substantially all of the assets of another Person or constituting a business or division of another Person, that involves the payment of consideration by the Company and its Subsidiaries in excess of an amount equal to 10% of Consolidated EBITDA of the Company and its Subsidiaries for the period of the most recent four consecutive fiscal quarters ending prior to the closing date of such acquisition with respect to which financial statements have been prepared by the Company. “Material Disposition” means any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition of property or series of related dispositions of property that yields gross proceeds to the Company or any of its Subsidiaries in excess of an amount equal to 10% of Consolidated EBITDA of the Company and its Subsidiaries for the period of the most recent four consecutive fiscal quarters ending prior to the date of such disposition with respect to which financial statements have been prepared by the Company.

“Consolidated Interest Expense” of any Person means, without duplication, for any period, as applied to any Person: (1) the sum of (a) the aggregate of the interest expense on Indebtedness of such Person and its consolidated Subsidiaries for such period, on a consolidated basis, including, without limitation: (i) amortization of debt discount; (ii) the net cost under Interest Rate Protection Agreements (including amortization of discounts); (iii) the interest portion of any deferred payment obligation; and (iv) accrued interest; plus (b) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its consolidated Subsidiaries during such period, minus (2) the cash interest income (exclusive of deferred financing fees) of such Person and its consolidated Subsidiaries during such period, in each case as determined in accordance with GAAP consistently applied.

“Consolidated Net Income” of any Person for any period means the consolidated net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, that in calculating Consolidated Net Income of the Company and its consolidated Subsidiaries for any period, there shall be excluded (1) except as set forth in the second paragraph of the definition of “Consolidated EBITDA,” the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Company or is merged into or consolidated with the Company or any of its Subsidiaries, (2) the income (or deficit) of any Person (other than a Subsidiary of the Company) in which the Company or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Company or such Subsidiary in the form of dividends or similar distributions and (3) the undistributed earnings of any Subsidiary of the Company to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary.

“Consolidated Total Assets” means the consolidated total assets of the Company and its Subsidiaries, as shown on the most recent balance sheet of the Company and its Subsidiaries.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at the address of the Trustee specified in Section 12.02, Attention: Corporate Trust Administration, except for purposes of Section 2.04, shall mean the office of the Trustee located at 625 Marquette Avenue, Minneapolis, Minnesota 55402, or such other address as to which the Trustee may give notice to the Holders and the Company.

“Credit Agreement” means that certain Credit Agreement, dated as of February 13, 2007, among the Company, as Borrower, Lehman Commercial Paper Inc., as Administrative Agent, other agents and arrangers party thereto, and certain banks, financial institutions and other entities identified therein as Lenders, as amended by (a) that certain Amendment, Resignation, Waiver, Consent and Appointment Agreement, dated March 31, 2010, among the Company, as Borrower, Lehman Commercial Paper Inc., a debtor and debtor in possession and in various capacities, certain required Lenders, Barclays Bank PLC, as the successor Administrative Agent to Lehman Commercial Paper Inc., and certain other parties thereto, (b) Amendment No. 2 to the Credit Agreement, dated as of June 20, 2011, among the Company, as Borrower, Barclays Bank PLC, as the successor Administrative Agent to Lehman Commercial Paper Inc., and certain other parties thereto, and (c) Amendment No. 3, among the Company, as Borrower, Barclays Bank PLC, as the successor Administrative Agent to Lehman Commercial Paper Inc., and certain other parties thereto; and with respect to the Credit Agreement and each amendment thereto, any related notes, collateral documents, letters of credit, guarantees and other documents, and any appendices, exhibits or schedules to any of the foregoing, as any or all of such agreements may be amended, restated, modified or supplemented from time to time, together with any extensions, revisions, increases, refinancings, renewals, refundings, restructurings or replacements thereof.

“Credit Facilities” means one or more (1) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, including, without limitation, the Credit Agreement, (2) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (3) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.

“Credit Facilities Obligations” means Obligations in respect of the Credit Facilities, including, for the avoidance of doubt, Obligations in respect of Guarantees thereof and Hedging Obligations subject to guarantee and security agreements entered into in connection with the Credit Facilities.

“Credit Facilities Secured Parties” means the “Secured Parties” (or similar term) as defined in any Credit Facilities agreement.

“Currency Hedging Obligations” means the obligations of any Person pursuant to an arrangement designed to protect such Person against fluctuations in currency exchange rates.

“Custodian” means any receiver, interim receiver, receiver and manager, trustee, assignee, liquidator, sequestrate or similar official under any Bankruptcy Law or any other person with like powers.

“Default” means any event which is, or after notice or the passage of time or both, would be, an Event of Default.

“Designated Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or any of its Subsidiaries in an Asset Sale that is so designated as “Designated Non-Cash Consideration” pursuant to an Officers’ Certificate setting forth the basis of such valuation, executed by a financial officer of the Company, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-Cash Consideration.

“Designation Agreement” means the Director Designation Agreement dated as of February 13, 2007 among Holdings, American Multi-Cinema, Inc., a Missouri corporation, Cinemark Media, Inc., a Delaware corporation, and Regal CineMedia Holdings, LLC, a Delaware limited liability company, as the same may be amended, supplemented or otherwise modified from time to time.

“DTC” means The Depository Trust Company, a New York corporation, and its successors.

“Equity Offering” means a public or private sale for cash by the Company or of a direct or indirect parent of the Company (the proceeds of which have been contributed to the Company) of Capital Stock (other than Redeemable Capital Stock), or options, warrants or rights with respect to such Person’s Capital Stock (other than Redeemable Capital Stock), other than public offerings with respect to such Person’s Capital Stock (other than Redeemable Capital Stock), or options, warrants or rights, registered on Form S-4 or S-8.

“ESA Parties” means the collective reference to American Multi-Cinema, Inc., a Missouri corporation, Cinemark USA, Inc., a Texas corporation, and Regal Cinemas, Inc., a Tennessee corporation.

“ESAs” means the collective reference to (1) the Exhibitor Services Agreement between the Company and American Multi-Cinema, Inc., a Missouri corporation, dated as of February 13, 2007, (2) the Exhibitor Services Agreement between the Company and Cinemark USA, Inc., a Texas corporation, dated as of February 13, 2007, and (3) the Exhibitor Services Agreement between the Company and Regal Cinemas, Inc., a Tennessee corporation, dated as of February 13, 2007, in each case as amended, supplemented or modified from time to time.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Notes” means the $200,000,000 aggregate principal amount of the Company’s 7.875% senior notes due 2021 outstanding on the Issue Date.

“Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

“First Lien Intercreditor Agreement” means the Intercreditor Agreement, dated as of the Issue Date, among the Company, the other grantors from time to time party thereto, Barclays Bank PLC, as collateral agent for the First Lien Secured Parties and as Authorized Representative for the Credit Facilities Secured Parties, the Trustee, as the Authorized Representative of the Holders, and each additional Authorized Representative from time to time party thereto, or to otherwise be executed pursuant to Section 11.02 hereof in substantially the form of Exhibit E hereto, as the same may be amended, amended and restated, modified, renewed or replaced from time to time.

“First Lien Secured Parties” means (a) the “Secured Parties” (or similar term), as defined in the Credit Agreement, (b) the holders of Securities, and (c) any other holders of any Series of Additional First Priority Lien Obligations.

“First Priority Lien Obligations” means (i) the Obligations in respect of the Securities, including for the avoidance of doubt, Obligations in respect of any Guarantees thereof,

(ii) the Credit Facilities Obligations and (iii) any other Obligations with respect to which any collateral agent for the holders of any First Priority Lien Obligations has become party to the First Lien Intercreditor Agreement (in accordance with the procedures set forth therein) or the Senior Lien Intercreditor Agreement on behalf of the holders of such Obligations to the extent the Liens securing such Obligations are permitted under clause (1) or, solely in the case of refinancing Indebtedness in respect of the Securities, clause (19) of the definition of “Permitted Liens.”

“Foreign Subsidiary” means any Subsidiary that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia and any Restricted Subsidiary of such Foreign Subsidiary.

“Founding Members” means the collective reference to American Multi-Cinema, Inc., a Missouri corporation, Cinemark Media, Inc., a Delaware corporation, and Regal CineMedia Holdings, LLC, a Delaware limited liability company.

“Founding Member Affiliate” means each Founding Member Parent and any Person that, directly or indirectly, is controlled by a Founding Member Parent. For purposes of this definition only, “control” of a Person means the power, directly or indirectly, either to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Founding Member Parent” means each of (a) AMC Entertainment Holdings, Inc. (as successor by merger to Marquee Holdings Inc.) or its successor or any Person that wholly owns AMC Entertainment Holdings, Inc., directly or indirectly, in the future, in the case of American Multi-Cinema, Inc., (b) Cinemark Holdings, Inc. or its successor or any Person that wholly owns Cinemark Holdings, Inc., directly or indirectly, in the future, in the case of Cinemark Media, Inc., and (c) Regal Entertainment Group or its successor or any Person that wholly owns Regal Entertainment Group, directly or indirectly, in the future, in the case of Regal CineMedia Holdings, LLC.

“Generally Accepted Accounting Principles” or “GAAP” means generally accepted accounting principles in the United States as in effect on the Issue Date, consistently applied.

“Government Securities” means direct obligations (or certificates representing an ownership interest in such obligations) of, or obligations guaranteed by, the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

“Guarantee” means, with respect to any Person, any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person: (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guaranteed Indebtedness” of any Person means, without duplication, all Indebtedness of any other Person referred to in the definition of Indebtedness and all dividends of other Persons for the payment of which, in either case, such Person is directly or indirectly responsible or liable as obligor, guarantor or otherwise.

“Guarantor” means each future Subsidiary of the Company, if any, that provides a Subsidiary Guarantee in accordance with this Indenture; provided that upon the release or discharge of such Subsidiary from its Subsidiary Guarantee in accordance with this Indenture, such Subsidiary shall cease to be a Guarantor.

“Guarantor Subordinated Obligation” means, with respect to a Guarantor, any Indebtedness of such Guarantor (whether outstanding on the Issue Date or thereafter Incurred) which is expressly subordinate in right of payment to the obligations of such Guarantor under its Subsidiary Guarantee pursuant to a written agreement.

“Hedging Obligation” of any Person means any Currency Hedging Obligation entered into solely to protect the Company or any of its Subsidiaries from fluctuations in currency exchange rates and not to speculate on such fluctuations and any obligations of such Person pursuant to any Permitted Interest Rate Protection Agreement.

“Holder” means the Person in whose name a Security is registered on the Security register described in Section 2.04 as the registered holder of any Security.

“Holdings” means National CineMedia, Inc., a Delaware corporation and the direct parent company of the Company.

“Holdings Common Stock” means the common stock, par value $.01 per share, of Holdings.

“Holdings Common Stock Outstanding” shall mean, as of any date of determination, (a) all shares of Holdings Common Stock actually outstanding on such date, (b) all shares of Holdings Common Stock issuable upon conversion or exchange of the common membership units of the Company outstanding on such date, and (c) all shares of Holdings Common Stock issuable upon exercise or conversion of all other options, warrants, evidences of indebtedness, shares (other than the Holdings Common Stock) or other securities outstanding on such date that are convertible or exchangeable for Holdings Common Stock.

“Holdings Total Capitalization” means, as of any date of determination, the sum of:

(1) an amount equal to (a) the number of shares of Holdings Common Stock Outstanding on such date, multiplied by (b) the average of the closing prices of the Holdings Common Stock on the Nasdaq Global Select Market over the 30 day period ending three (3) trading days prior to such date; plus

(2) an amount equal to (a) the aggregate principal amount of all Indebtedness of Holdings and its Subsidiaries and the Company of the type described in clauses (1), (3), (4) and (10) of the definition of “Indebtedness” at such date, less (b) cash and Cash Equivalents of the Company and its Subsidiaries at such date, in each case determined on a consolidated basis in accordance with GAAP; plus

(3) an amount equal to aggregate book value of all outstanding shares of non-convertible preferred stock of Holdings (if any).

“Incur” means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or obligation on the balance sheet of such Person (and “Incurrence” and “Incurred” shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation (including, without limitation, preferred stock, temporary equity, mezzanine equity or similar classification) of such Person that exists at such time, and is not theretofore classified as Indebtedness, becoming Indebtedness shall not be deemed an Incurrence of such Indebtedness; provided further, however, that any Indebtedness or other obligations of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary; and provided further, however, that solely for purposes of determining compliance with Section 4.05, amortization of debt discount shall not be deemed to be the Incurrence of Indebtedness, provided that in the case of Indebtedness sold at a discount, the amount of such Indebtedness Incurred shall at all times be the aggregate principal amount at stated maturity.

“Indebtedness” means, with respect to any Person, without duplication:

(1) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities Incurred in the ordinary course of business;

(2) all obligations of such Person in connection with any letters of credit and acceptances issued under letter of credit facilities, acceptance facilities or other similar facilities, now or hereafter outstanding;

(3) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments;

(4) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business;

(5) (a) every obligation of such Person issued or contracted for as payment in consideration of the purchase by such Person or a Subsidiary of such Person of the Capital Stock or substantially all of the assets of another Person or in consideration for the merger or consolidation with respect to which such Person or a Subsidiary of such Person was a party, and (b) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock of such Person on or prior to the Stated Maturity of the Securities (other than for consideration consisting of common membership units of the Company or Holdings Common Stock or cash consideration of, or funded (directly or indirectly) by, Holdings);

(6) all indebtedness referred to in clauses (1) through (5) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness;

(7) all Guaranteed Indebtedness of such Person;

(8) all obligations under Interest Rate Protection Agreements of such Person;

(9) all Currency Hedging Obligations of such Person;

(10) all Capital Lease Obligations of such Person; and

(11) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (1) through (10) above.

“Indenture” means this instrument as originally executed (including all exhibits and schedules hereto) and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

“Intercreditor Agreement” means, as the context so requires, the First Lien Intercreditor Agreement or the Senior Lien Intercreditor Agreement.

“Interest Rate Protection Agreement” means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement designed to protect the Company or any of its Subsidiaries against fluctuations in interest rates.

“Investment” means, with respect to the Company or any of its Subsidiaries, any advance, loan, extension of credit (by way of guarantee or otherwise) or capital contribution to, or purchase of any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting an ongoing business from, or any other investment in, any other Person and the designation of any Subsidiary as an Unrestricted Subsidiary. The amount of any Investment shall be the Fair Market Value on the date of the Investment, as determined by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution.

“IPO Date” means February 13, 2007.

“Issue Date” means April 27, 2012.

“Lien” means any mortgage, lien (statutory or other), pledge, security interest, encumbrance, claim, hypothecation, assignment for security, deposit arrangement or preference or other security agreement of any kind or nature whatsoever. A Person shall be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to Indebtedness of such Person. The right of a distributor to the return of its film held by a Person under a film licensing agreement is not a Lien as used herein. Reservation of title under an operating lease by the lessor and the interest of the lessee therein are not Liens as used herein.

“Management Agreement” means the Management Services Agreement between Holdings and the Company dated February 13, 2007, as the same may be amended, supplemented or modified from time to time.

“Material Permitted Acquisition” means any Permitted Acquisition the consideration for which exceeds, on the closing date of the Permitted Acquisition, 10% of the Holdings Total Capitalization on such date.

“Maturity” means, with respect to any Security, the date on which the principal of such Security becomes due and payable as provided in such Security or this Indenture, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Moody’s” means Moody’s Investor Service, Inc. or any successor to the rating agency business thereof.

“Net Cash Proceeds” means:

(1) with respect to any issuance or sale of Capital Stock or Indebtedness, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements) ; and

(2) with respect to any Asset Sale, the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of such Asset Sale (including, without limitation, any cash received in respect of or upon the sale or other disposition of any Designated Non-Cash Consideration received in any Asset Sale and any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when such proceeds are received), net of attorneys’ fees, other consultants’ fees, accountants’ fees, investment banking or brokerage fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted under this Indenture on any asset which is the subject of such Asset Sale and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable by the Company, any member thereof or otherwise as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and net of reserve amounts established by the Company or any Subsidiary for liabilities reasonably anticipated in connection with such Asset Sale so long as such reserve amounts are comprised of segregated cash or Cash Equivalents and shall constitute Net Cash Proceeds to the extent such reserve amounts are no longer required to be maintained.

“Net Senior Indebtedness” means, as of any date of determination (1) the aggregate amount of Senior Indebtedness of the Company and its Subsidiaries as of such date less (2) cash and Cash Equivalents of the Company and its Subsidiaries as of such date (in an amount not to exceed $100 million and, for the avoidance of doubt, in the event that this calculation is being made for purposes of incurrence of Indebtedness under Section 4.05 not including the cash proceeds of such incurrence of Indebtedness), in each case determined on a consolidated basis in accordance with GAAP.

“Net Senior Secured Indebtedness” means, as of any date of determination, (1) the aggregate amount of Senior Indebtedness secured by a Lien on the assets of the Company and its Subsidiaries as of such date less (2) cash and Cash Equivalents of the Company and its Subsidiaries as of such date (in an amount not to exceed $100 million and, for the avoidance of doubt, solely in the event that this calculation is being made in connection with an incurrence of Indebtedness or a transaction in which Indebtedness is being incurred (including a Permitted Acquisition), not including the cash proceeds of such incurrence of Indebtedness), in each case determined on a consolidated basis in accordance with GAAP.

“Net Total Indebtedness” means, as of any date of determination, (1) the aggregate amount of all Indebtedness of the Company and its Subsidiaries of the type described in clauses (1), (3), (4), 5(a) and (10) of the definition of “Indebtedness” less (2) cash and Cash Equivalents of the Company and its Subsidiaries as of such date (in an amount not to exceed $100 million and, for the avoidance of doubt, in the event that this calculation is being made for purposes of incurrence of Indebtedness under Section 4.05 not including the cash proceeds of such incurrence of Indebtedness), in each case determined on a consolidated basis in accordance with GAAP.

“Non-Recourse Indebtedness” means Indebtedness as to which:

(1) none of the Company or any of its Subsidiaries:

(a) provides credit support (including any undertaking, agreement or instrument which would constitute Indebtedness); or

(b) is directly or indirectly liable; and

(2) no default with respect to such Indebtedness (including any rights which the holders thereof may have to take enforcement action against the relevant Unrestricted Subsidiary or its assets) would permit (upon notice, lapse of time or both) any holder of any other

Indebtedness of the Company or its Subsidiaries (other than Non-Recourse Indebtedness) to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

“Notes Obligations” means Obligations in respect of the Securities and this Indenture, including, for the avoidance of doubt, Obligations in respect of Guarantees thereof.

“Obligations” means any principal (including reimbursement obligations and guarantees), premium, if any, interest (including interest accruing on or after the filing of, or which would have accrued but for the filing of, any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceedings), penalties, fees, expenses, indemnifications, reimbursements, claims for rescission, damages, gross-up payments and other liabilities payable under the documentation governing any Indebtedness or otherwise.

“Offering Memorandum” means the confidential offering memorandum, dated April 18, 2012, relating to the sale of the Initial Securities.

“Officer” means the Chairman of the Board, any Co-Chairman of the Board, President, the Chief Executive Officer, any Executive Vice President, any Senior Vice President, the Chief Financial Officer or the principal accounting officer of the Company, any Guarantor or Holdings (in its capacity as the manager of the Company).

“Officers’ Certificate” means a certificate signed by two Officers, at least one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of the Company, any Guarantor or Holdings (in its capacity as the manager of the Company) as the case may be.

“Opinion of Counsel” means a written opinion of counsel to the Company or any other Person reasonably satisfactory to the Trustee.

“Permitted Acquisition” means an acquisition by the Company or any of its Subsidiaries that satisfies all of the following conditions: (1) immediately prior to and after giving effect to such acquisition, no Default or Event of Default shall have occurred and be continuing or would result therefrom, (2) if such Permitted Acquisition is a Material Permitted Acquisition, after giving effect thereto on a pro forma basis, the Senior Secured Leverage Ratio shall be less than or equal to 6.50 to 1.00, (3) any Person acquired in connection with such acquisition becomes a Subsidiary of the Company and (4) the Company shall have delivered to the Trustee an Officers’ Certificate certifying that all of the requirements set forth in this definition have been satisfied or will be satisfied on or prior to the consummation of such Permitted Acquisition and disclosing any Indebtedness assumed in connection with such Permitted Acquisition as permitted by clause (14) of the definition of “Permitted Indebtedness.”

“Permitted Indebtedness” means the following:

(1) Indebtedness of the Company in respect of the Securities issued on the Issue Date and Indebtedness of any Guarantors in respect of any Subsidiary Guarantees of such Securities, and the related Exchange Securities and exchange guarantees, if any, issued in registered exchange offers pursuant to the registration rights agreements;

(2) Indebtedness of the Company or any Guarantor under Revolving Credit Facilities together with the guarantees thereunder and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof) in an aggregate principal amount outstanding not to exceed $105.0 million;

(3) Indebtedness (a) of the Company to any Subsidiary, (b) of any Subsidiary Guarantor to the Company or any other Subsidiary or (c) of any Subsidiary that is not a Subsidiary Guarantor to any other Subsidiary that is not a Subsidiary Guarantor;

(4) Indebtedness (including, without limitation, Capital Lease Obligations) secured by Liens permitted by clause (10) of the definition of “Permitted Liens” in an aggregate principal amount not to exceed $25.0 million at any one time outstanding;

(5) Indebtedness outstanding on the Issue Date (other than any Indebtedness referred to in clause (2) of this definition) and any refinancings, refundings, renewals or extensions thereof or of the Securities issued on the Issue Date (in each case, without any increase in the principal amount thereof or any shortening of the maturity of any principal amount thereof);

(6) Indebtedness of any Subsidiary Incurred in connection with the Guarantee of any Indebtedness of the Company or the Guarantors in accordance with the provisions of this Indenture; provided that in the event such Indebtedness that is being Guaranteed is a Subordinated Obligation or Guarantor Subordinated Obligation, then the related Guarantee shall be subordinated in right of payment to any Subsidiary Guarantee;

(7) Guarantees arising out of the employment agreements entered into from time to time among Holdings, the Company and each “Service Employee” under (and as defined in) the Management Agreement, in each case as the same may be amended, supplemented or modified from time to time;

(8) Indebtedness of the Company or any Subsidiary in respect of (a) worker’s compensation claims, unemployment insurance and other social security benefits and (b) surety bonds issued for the account of the Company or any Subsidiary in the ordinary course of business;

(9) Indebtedness consisting of deferred payment obligations resulting from the adjudication or settlement of any litigation or from an arbitration or mediation award or settlement, in any case involving the Company or any of its Subsidiaries so long as such judgment or settlement would not constitute an Event of Default;

(10) Indebtedness incurred in connection with the financing of insurance premiums in the ordinary course of business;

(11) Indebtedness resulting from the endorsement of negotiable instruments in the ordinary course of business or arising from honoring of a check, draft or similar instrument presented by the Company or any of its Subsidiaries in the ordinary course of business against insufficient funds;

(12) Indebtedness representing deferred compensation to employees of the Company and its Subsidiaries incurred in the ordinary course of business;

(13) Indebtedness in respect of the Tax Receivables Agreement;

(14) Indebtedness of the Company or any of its Subsidiaries assumed in connection with any Permitted Acquisition; provided, however, that such Indebtedness is not incurred in contemplation of such Permitted Acquisition;

(15) (a) Indebtedness of the Company or any of its Subsidiaries consisting of Permitted Interest Rate Protection Agreements and (b) Indebtedness relating to Currency Hedging Obligations entered into solely to protect the Company or any of its Subsidiaries from fluctuations in currency exchange rates and not to speculate on such fluctuations; and

(16) additional Indebtedness of the Company or any of its Subsidiaries in an aggregate principal amount (for the Company and all Subsidiaries) not to exceed $50.0 million at any one time outstanding.

“Permitted Interest Rate Protection Agreements” means, with respect to any Person, Interest Rate Protection Agreements entered into in the ordinary course of business by such Person that are designed to protect such Person against fluctuations in interest rates with respect to Permitted Indebtedness and that have a notional amount no greater than the payment due with respect to Permitted Indebtedness hedged thereby.

“Permitted Investments” means:

(1) Investments in Wholly Owned Subsidiaries;

(2) Permitted Acquisitions;

(3) additional Investments in any Person having an aggregate Fair Market Value, taken together with all other Investments pursuant to this clause (3) that are at that time outstanding, not to exceed $200.0 million; and

(4) Investments having a Fair Market Value not exceeding (a) 100% of Available Cash for the fiscal quarter immediately preceding the date such Investment is made less (b) the amount of any Restricted Payments made from Available Cash for the fiscal quarter immediately preceding the date such Investment is made pursuant to clause (5) of Section 4.06(b).

“Permitted Liens” means, with respect to any Person:

(1) Liens on the property and assets of the Company and the Guarantors securing Indebtedness and Guarantees permitted to be Incurred under this Indenture (other than

Subordinated Obligations and Guarantor Subordinated Obligations) in an aggregate principal amount not to exceed the greater of (a) the maximum principal amount of Indebtedness that, as of the date such Indebtedness was Incurred, and after giving effect to the Incurrence of such Indebtedness and the application of proceeds therefrom on such date, would not cause the Senior Secured Leverage Ratio of the Company to exceed 4.50 to 1.00 and (b) the aggregate principal amount of Indebtedness permitted to be Incurred pursuant to clause (2) of the definition of Permitted Indebtedness; provided that in each case the Company may elect pursuant to an Officers’ Certificate delivered to the Trustee to treat all or any portion of the commitment under any Indebtedness as being Incurred at such time, in which case any subsequent Incurrence of Indebtedness under such commitment shall not be deemed, for purposes of this clause (1), to be an Incurrence at such subsequent time;

(2) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(3) Liens imposed by law, including carriers’, warehousemen’s and mechanics’ Liens and other similar Liens, on the property of the Company or any Subsidiary, in each case arising in the ordinary course of business and securing payment of obligations that are not more than 60 days past due, or are being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made in respect thereof;

(4) Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings provided appropriate reserves required pursuant to GAAP have been made in respect thereof;

(5) Liens in favor of issuers of surety or performance bonds or letters of credit or bankers’ acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

(6) encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(7) Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under this Indenture, secured by a Lien on the same property securing such Hedging Obligation;

(8) leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) which do not materially interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

(9) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(10) Liens for the purpose of securing the payment of all or a part of the purchase price of, or Capital Lease Obligations, purchase money obligations or other payments Incurred to finance the acquisition, improvement or construction of, assets or property acquired or constructed in the ordinary course of business provided that:

(a) the aggregate principal amount of Indebtedness secured by such Liens does not exceed the cost of the assets or property so acquired or constructed and such Indebtedness does not exceed $85.0 million in the aggregate at any one time outstanding and does not exceed the cost of assets or property so acquired or constructed (provided, however, that financing lease obligations reflected on a consolidated balance sheet pursuant to EITF 97-10 or any subsequent pronouncement having similar effect shall not be subject to this clause (10)(a)); and

(b) such Liens are created within 180 days of construction or acquisition of such assets or property and do not encumber any other assets or property of the Company or any Subsidiary other than such assets or property and assets affixed or appurtenant thereto;

(11) Liens arising solely by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution;

(12) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Subsidiaries in the ordinary course of business;

(13) Liens existing on the Issue Date (excluding Liens relating to obligations under Indebtedness referred to in clause (2) of the definition of “Permitted Indebtedness” and Liens of the kind referred to in clause (10) above);

(14) Liens relating to obligations under Indebtedness referred to in clause (2) of the definition of “Permitted Indebtedness”;

(15) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming a Subsidiary; provided further, however, that any such Lien may not extend to any other property owned by the Company or any Subsidiary;

(16) Liens on property at the time the Company or a Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens may not extend to any other property owned by the Company or any Subsidiary;

(17) Liens securing Indebtedness or other obligations of a Subsidiary owing to the Company or another Subsidiary;

(18) Liens securing the Securities and any Subsidiary Guarantees;

(19) Liens securing Indebtedness Incurred to refinance Indebtedness that was previously so secured (other than Liens Incurred pursuant to clause (1), (21) or (22)), provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced;

(20) any interest or title of a lessor under any Capital Lease Obligation or operating lease;

(21) Liens securing letters of credit in an amount not to exceed $25.0 million in the aggregate at any one time; and

(22) other Liens securing Indebtedness in an amount not to exceed $50.0 million in the aggregate at any one time.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

“Redeemable Capital Stock” means any Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or otherwise, is or upon the happening of an event or passage of time would be required to be redeemed prior to the final Stated Maturity of the Securities or is mandatorily redeemable at the option of the holder thereof at any time prior to such final Stated Maturity (except for any such Capital Stock that would be required to be redeemed or is redeemable at the option of the holder if the issuer thereof may redeem such Capital Stock for consideration consisting solely of Capital Stock that is not Redeemable Capital Stock), or is convertible into or exchangeable for debt securities at any time prior to such final Stated Maturity at the option of the holder thereof.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of April 27, 2012, between the Company and Barclays Capital Inc., as representative of the Initial Purchasers (as defined therein) relating to the Initial Securities, entered into on the Issue Date regarding the Initial Securities and any similar registration rights agreements executed in connection with an offering of any Additional Securities.

“Restricted Payments” has the meaning set forth in Section 4.06.

“Revolving Credit Facilities” means that portion of Indebtedness under Credit Facilities that consists solely of revolving loans or revolving borrowings.

“S&P” means Standard & Poor’s Ratings Service or any successor to the rating agency business thereof.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means a security agreement substantially in the form of Exhibit D hereto relating to the Collateral, as in effect on the Issue Date and as amended, amended and restated, modified, renewed or replaced from time to time.

“Security Documents” means, collectively, the Security Agreement and such other security agreements, mortgages and other documents relating to the Collateral and the instruments filed and recorded in appropriate jurisdictions to preserve and protect the Liens on the Collateral (including, without limitation, financing statements under the Uniform Commercial Code of the relevant states) applicable to the Collateral, each as in effect on the Issue Date and as amended, amended and restated, modified, renewed or replaced from time to time.

“Senior Indebtedness” means, whether outstanding on the Issue Date or thereafter issued, created, Incurred or assumed, all amounts payable by the Company and its Subsidiaries under or in respect of Indebtedness of the Company and its Subsidiaries, including the Securities and premiums and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any of its Subsidiaries at the rate specified in the documentation with respect thereto whether or not a claim for post filing interest is allowed in such proceeding) and fees relating thereto; provided, however, that Senior Indebtedness shall not include:

(1) any obligation of the Company to any Subsidiary or any obligation of a Subsidiary to the Company or another Subsidiary;

(2) any liability for Federal, state, foreign, local or other taxes owed or owing by the Company or any of its Subsidiaries;

(3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities);

(4) any Indebtedness, Guarantee or obligation of the Company or any of its Subsidiaries that is expressly subordinate or junior in right of payment to any other Indebtedness, Guarantee or obligation of the Company or any of its Subsidiaries, as the case may be, including, without limitation, any Subordinated Obligations or Guarantor Subordinated Obligations; or

(5) any Capital Stock.

“Senior Leverage Ratio” means, as of any date of determination, the ratio of (a) Net Senior Indebtedness of the Company and its Subsidiaries as of such date of determination to (b) Adjusted Consolidated EBITDA of the Company and its Subsidiaries for the four full fiscal quarters for which internal financial statements are available immediately preceding such date of determination; provided, however, that if the Company or any Subsidiary:

(a) has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Senior Leverage Ratio is an Incurrence of Indebtedness, Indebtedness at the end of such period, Adjusted Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation shall be deemed to be:

(i) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding; or

(ii) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation); and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period; or

(b) has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Senior Leverage Ratio involves a discharge of Indebtedness (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and the related commitment terminated), Indebtedness, Adjusted Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period.

“Senior Lien Intercreditor Agreement” means a senior lien intercreditor agreement to be executed pursuant to Section 11.02 hereof in substantially the form of Exhibit F hereto as amended, amended and restated, modified, renewed or replaced from time to time.

“Senior Secured Leverage Ratio” means, as of any date of determination, the ratio of (a) Net Senior Secured Indebtedness of the Company and its Subsidiaries as of such date of determination to (b) Adjusted Consolidated EBITDA of the Company and its Subsidiaries for the four full fiscal quarters for which internal financial statements are available immediately preceding such date of determination; provided, however, that if the Company or any Subsidiary:

(a) has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Senior Secured Leverage Ratio is an Incurrence of Indebtedness, Indebtedness at

the end of such period, Adjusted Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation shall be deemed to be:

(i) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding; or

(ii) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation); and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period; or

(b) has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Senior Secured Leverage Ratio involves a discharge of Indebtedness (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and the related commitment terminated), Indebtedness, Adjusted Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period.

“Series” means:

(1) with respect to the First Lien Secured Parties, each of (i) the “Secured Parties” (or similar term), as defined in the Credit Agreement (in their capacities as such), (ii) the Holders and the Trustee (each in their capacity as such) and (iii) each other group of Additional First Lien Secured Parties that become subject to the applicable Intercreditor Agreement after the date hereof that are represented by a common Authorized Representative (in its capacity as such for such Additional First Lien Secured Parties); and

(2) with respect to any First Priority Lien Obligations, each of (i) the Credit Facilities Obligations, (ii) the Notes Obligations, and (iii) the Additional First Priority Lien Obligations incurred pursuant to any applicable common agreement, which pursuant to any joinder agreement, are to be represented under the applicable Intercreditor Agreement by a common Authorized Representative (in its capacity as such for such Additional First Priority Lien Obligations).

“Significant Subsidiary” means any Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Special Interest” means the additional interest, if any, to be paid on the Securities that results from an increase in the interest rate of the Securities as provided in the Registration Rights Agreement. All references in this Indenture to “interest” shall include any Special Interest.

“Stated Maturity,” when used with respect to any Security or any installment of interest thereof, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.

“Subordinated Obligation” means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Securities pursuant to a written agreement.

“Subsidiary” of any person means: (1) any corporation of which more than 50% of the outstanding shares of Capital Stock having ordinary voting power for the election of directors is owned directly or indirectly by such Person; and (2) any partnership, limited liability company, association, joint venture or other entity in which such Person, directly or indirectly, has more than a 50% equity interest, and, except as otherwise indicated herein, references to Subsidiaries shall refer to Subsidiaries of the Company. Notwithstanding the foregoing, for purposes hereof, an Unrestricted Subsidiary shall not be deemed a Subsidiary of the Company other than for purposes of the definition of “Unrestricted Subsidiary” unless the Company shall have designated in writing to the Trustee an Unrestricted Subsidiary as a Subsidiary. A designation of an Unrestricted Subsidiary as a Subsidiary may not thereafter be rescinded.

“Subsidiary Guarantee” means, individually, any Guarantee of payment of the Securities and the Exchange Securities issued in a registered exchange offer for the Securities pursuant to the Registration Rights Agreement and this Indenture by a Guarantor and any supplemental indenture applicable thereto (including pursuant to Exhibit C), and, collectively, all such Guarantees. Any such Subsidiary Guarantee shall be in the form prescribed in this Indenture.

“Surviving Entity” has the meaning set forth in Section 5.01.

“Tax Receivable Agreement” means the Tax Receivable Agreement by and among Holdings, the Company, the Founding Members and the ESA Parties dated as of the IPO Date, as the same may be amended, supplemented or modified from time to time.

“Total Leverage Ratio” means, as of any date of determination, the ratio of (a) Net Total Indebtedness of the Company and its Subsidiaries as of such date of determination to (b) Adjusted Consolidated EBITDA of the Company and its Subsidiaries for the four full fiscal quarters for which internal financial statements are available immediately preceding such date of determination; provided, however, that if the Company or any Subsidiary:

(a) has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Total Leverage Ratio is an Incurrence of Indebtedness, Indebtedness at the end of such period, Adjusted Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation shall be deemed to be:

(i) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding; or

(ii) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation); and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period; or

(b) has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Total Leverage Ratio involves a discharge of Indebtedness (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and the related commitment terminated), Indebtedness, Adjusted Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C.77aaa-77bbbb) as in effect on the Issue Date; provided, however, that, in the event the TIA is amended after such date, “TIA” means, to the extent required by any such amendments, the Trust Indenture Act of 1939 as so amended.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to April 15, 2017; provided, however, that if the period from the redemption date to April 15, 2017 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Trust Officer” means any officer within the Corporate Trust Department of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument, until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“U.S. Dollars,” “United States Dollars,” “US$” and the symbol “$” each mean currency of the United States of America.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“Unrestricted Subsidiary” means a Subsidiary of the Company designated in writing to the Trustee: (1) whose properties and assets, to the extent they secure Indebtedness, secure only Non-Recourse Indebtedness; (2) that has no Indebtedness other than Non-Recourse Indebtedness; and (3) that has no Subsidiaries other than Unrestricted Subsidiaries.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person, all of the Capital Stock (other than directors’ qualifying shares) or other ownership interests of which shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

Section 1.02 Other Definitions.

Term	Defined in Section
“ABL Facility”	11.02
“ABL Obligations”	11.02
“Additional Securities”	Exhibit A
“Asset Sale Offer”	4.10
“Change of Control Offer”	4.12
“Change of Control Payment Date”	4.12
“Change of Control Purchase Price”	4.12
“Collateral Excess Proceeds”	4.10
“Collateral Note Asset Sale Offer”	4.10
“covenant defeasance option”	8.01
“Default Interest Payment Date”	2.11
“Default Interest Record Date”	2.11
“Event of Default”	6.01
“Excess Proceeds”	4.10
“Exchange Securities”	Exhibit A
“Global Security”	Exhibit A
“Guarantor Obligations”	10.01
“Initial Securities”	Exhibit A
“legal defeasance option”	8.01
“Legal Holiday”	11.08
“Note Asset Sale Offer”	4.10
“OID”	2.01
“Pari Passu Secured Asset Sale Offer”	4.10
“Pari Passu Secured Indebtedness”	4.10
“Paying Agent”	2.04
“Private Exchange Securities”	Exhibit A
“QIB”	Exhibit A
“Registered Exchange Offer”	Exhibit A
“Registrar”	2.04
“Relevant Person”	12.13
“Securities”	Exhibit A

Term	Defined in Section
“Securities Custodian”	Exhibit A
“Shelf Registration Statement”	Exhibit A
“UCC”	2.07

Section 1.03 Incorporation by Reference of Trust Indenture Act. Prior to the effectiveness of the registration statement relating to the Registered Exchange Offer or the Shelf Registration Statement, this Indenture shall incorporate and be governed by the provisions of the TIA. After the effectiveness of either the registration statement relating to the Registered Exchange Offer or the Shelf Registration Statement, this Indenture shall be subject to the provisions of the TIA that are required to be a part of this Indenture and shall, to the extent applicable, be governed by such provisions. The following TIA terms have the following meanings:

“Commission” means the SEC.

“Indenture securities” means the Securities.

“indenture Security Holder” means a Holder.

“indenture to be Qualified” means this Indenture.

“Indenture Trustee” or “institutional Trustee” means the Trustee.

“obligor” on the indenture securities means the Company and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

Section 1.04 Rules of Construction. Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) “or” is not exclusive;

(d) “including” means including without limitation;

(e) words in the singular include the plural and words in the plural include the singular;

(f) unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness; and

(g) the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP.

ARTICLE II

THE SECURITIES

Section 2.01 Amount of Securities; Issuable in Series. As provided for in Exhibit A hereto, the aggregate principal amount of the Securities which may be authenticated and delivered under this Indenture is unlimited. All Securities shall be substantially identical in all respects other than issue prices, issuance dates and denominations. The Securities may be issued in one or more series; provided, however, that any Securities issued with original issue discount (“OID”) for Federal income tax purposes shall not be issued as part of the same series as any Securities that are issued with a different amount of OID or are not issued with OID.

Subject to Section 2.03, the Trustee shall authenticate Initial Securities for original issue on the Issue Date in the aggregate principal amount of $400,000,000. With respect to any Securities issued after the Issue Date (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, Initial Securities pursuant to Section 2.07, 2.09 or 3.06 or Exhibit A), there shall be established in or pursuant to a resolution of the Board of Directors, and subject to Section 2.03, set forth, or determined in the manner provided in an Officers’ Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of such Securities:

(a) whether such Securities shall be issued as part of a new or existing series of Securities and the title of such Securities (which shall distinguish the Securities of the series from Securities of any other series);

(b) the aggregate principal amount of such Securities that may be authenticated and delivered under this Indenture (which shall be calculated without reference to any Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the same series pursuant to Section 2.07, 2.09 or 3.06 or Exhibit A or any Securities which, pursuant to Section 2.03, are deemed never to have been authenticated and delivered hereunder);

(c) the issue price and issuance date of such Securities, including the date from which interest on such Securities shall accrue;

(d) if applicable, that such Securities shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective depositories for such Global Securities, the form of any legend or legends that shall be borne by any such Global Security in addition to or in lieu of those set forth in Section 2.3(e) of Exhibit A and any circumstances in addition to or in lieu of those set forth in Section 2.3 of Exhibit A in which any such Global Security may be exchanged in whole or in part for Securities registered, and any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the depository for such Global Security or a nominee thereof; and

(e) if applicable, that such Securities shall not be issued in the form of Initial Securities or Additional Securities, but shall be issued in the form of Private Exchange Securities or Exchange Securities.

If any of the terms of any series are established by action taken pursuant to a resolution of the Board of Directors, a copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate or the trust indenture supplemental hereto setting forth the terms of the series.

Section 2.02 Form and Dating. Provisions relating to the Securities are set forth in Exhibit A, which is hereby incorporated in and expressly made part of this Indenture. The Securities of each series and the Trustee’s certificate of authentication shall be substantially in the form of Appendix I to Exhibit A which is hereby incorporated in and expressly made a part of this Indenture. Without limiting the generality of the foregoing, Securities offered and sold to QIBs in reliance on Rule 144A shall include the form of assignment set forth in Appendix I to Exhibit A and Securities offered and sold in offshore transactions in reliance on Regulation S (other than Initial Securities offered on the Issue Date) shall include the form of certificate set forth in Exhibit B. The Securities of each series may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage; provided that any such notation, legend or endorsement is in a form reasonably acceptable to the Company. Each Security shall be dated the date of its authentication. The terms of the Securities of each series set forth in Appendix I to Exhibit A are part of the terms of this Indenture.

Section 2.03 Execution and Authentication. Two Officers of the Company or of Holdings in its capacity as the manager of the Company (or one Officer and the Vice President and Secretary of the Company or of Holdings in its capacity as the manager of the Company) shall sign the Securities for the Company by manual or facsimile signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with a written order of the Company signed by two Officers or by an Officer and either a Treasurer or an Assistant Treasurer or a Secretary or an Assistant Secretary of the Company or of Holdings in its capacity as the manager of the Company, and the Trustee in accordance with such written order of the Company shall authenticate and deliver such Securities.

A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

The Trustee shall not be required to authenticate such Securities if the issue thereof may adversely affect the Trustee’s own rights, duties, indemnities or immunities under the Securities and this Indenture, as determined by the Trustee in its sole discretion.

Section 2.04 Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Securities may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent and “Registrar” includes any co-registrar.

The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its domestic Wholly Owned Subsidiaries may act as Paying Agent, Registrar or transfer agent.

The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

Section 2.05 Paying Agent To Hold Money in Trust. Prior to each due date of the principal and interest (including any Special Interest) on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company or any Guarantor in making any such payment. If the Company or a domestic Wholly Owned Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section 2.05, the Paying Agent (if other than the Company or a domestic Wholly Owned Subsidiary) shall have no further liability for the money delivered to the Trustee.

Section 2.06 Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company on its own behalf and on the behalf of each of any Guarantors shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders and the Company and any Guarantors shall otherwise comply with TIA Section 312(a).

Section 2.07 Replacement Securities. If a mutilated security is surrendered to the Registrar or if the Holder of a Security claims that such Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code (the “UCC”) are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

Every replacement Security is an additional obligation of the Company.

Section 2.08 Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a protected purchaser pursuant to Section 8-303 of the UCC.

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest, on them ceases to accrue.

Section 2.09 Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at any office or agency maintained by the Company for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute, and the Trustee shall authenticate and make available for delivery in exchange therefor, one or more definitive Securities representing an equal principal amount of Securities. Until so exchanged, the Holder of temporary Securities shall in all respects be entitled to the same benefits under this Indenture as a Holder of definitive Securities.

Section 2.10 Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver cancelled Securities to the Company upon a written direction of the Company. Except as expressly permitted herein, the Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

If the Company or any Guarantor acquires any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.10. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation for any reason other than in connection with a registration of transfer or exchange of such Securities.

At such time as all beneficial interests in a Global Security have either been exchanged for definitive Securities, transferred, redeemed, repurchased or canceled, such Global Security shall be returned by DTC to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for definitive Securities, transferred in exchange for an interest in another Global Security, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

Section 2.11 Defaulted Interest. If the Company defaults in a payment of interest on the Securities, the Company shall pay the defaulted interest (plus interest on such defaulted interest at the rate borne by the Securities to the extent lawful) in any lawful manner. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Security and the date (not less than 30 days after such notice) of the proposed payment (the “Default Interest Payment Date”), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as in this clause provided. Thereupon the Trustee shall fix a record date (the “Default Interest Record Date”) for the payment of such defaulted interest, which date shall be not more than 15 days and not less than 10 days prior to the Default Interest Payment Date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Default Interest Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such defaulted interest and the Default Interest Record Date and Default Interest Payment Date therefor to be given in the manner provided for in Section 12.02, not less than 10 days prior to such Default Interest Record Date. Notice of the proposed payment of such defaulted interest and the Default Interest Record Date and Default Interest Payment Date therefor having been so given, such defaulted interest shall be paid on the Default Interest Payment Date to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on such Default Interest Record Date and shall no longer be payable.

The Company may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section 2.11, each Security delivered under this Indenture upon registration of, transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 2.12 CUSIP Numbers, Common Codes or ISINs. The Company in issuing the Securities may use “CUSIP” numbers, “Common Codes” or “ISINs” (if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers, “Common Codes” or “ISINs” in notices of redemption as a convenience to Holders; provided, however, that neither the Company nor the Trustee shall have any responsibility for any defect in the “CUSIP” number, “Common Code” or “ISIN” that appears on any Security, check, advice of payment or redemption notice, and any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in writing of any change in the CUSIP number, Common Code or ISIN.

Section 2.13 Computation of Interest. Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

ARTICLE III

REDEMPTION

Section 3.01 Notices to Trustee. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities (as set forth in Appendix I to Exhibit A), it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed, the redemption price and that such redemption is being made pursuant to paragraph 5 of the Securities.

The Company shall give notice to the Trustee provided for in this Section 3.01 at least 45 days but not more than 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers’ Certificate and an Opinion of Counsel from the Company to the effect that such redemption shall comply with the conditions herein.

Section 3.02 Selection of Securities To Be Redeemed. If fewer than all the Securities are to be redeemed at any time, not more than 60 days prior to the redemption date, the

Trustee shall select the Securities to be redeemed pro rata or by lot or in accordance with DTC’s applicable procedures or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate and in accordance with methods generally used by it at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $2,000. Securities and portions of them the Trustee selects shall be in amounts of $2,000 or whole multiples of $1,000 in excess thereof. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

Section 3.03 Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail (or electronic transmission in the case of notes held in book entry form) to each Holder of Securities to be redeemed at its registered address.

The notice shall identify the Securities (or portion thereof) to be redeemed (including CUSIP numbers if any) and shall state:

(a) the redemption date;

(b) the redemption price;

(c) the name and address of the Paying Agent;

(d) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(e) if fewer than all the outstanding Securities are to be redeemed, or if a Security is to be redeemed in part only, the identification and principal amounts of the particular Securities (or portion thereof) to be redeemed;

(f) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date; and

(g) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

At the Company’s written request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense. In such event, the Company shall provide the Trustee with the information required by this Section 3.03 at least 45 days before the redemption date, unless the Trustee consents to a shorter period.

Section 3.04 Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest (including any Special Interest) to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date that is on or prior to the date of redemption). Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

Section 3.05 Deposit of Redemption Price. Prior to 10:00 a.m., New York City time, on the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a domestic Wholly Owned Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest (including any Special Interest) (subject to the right of Holders of record on the relevant record date to receive interest (including any Special Interest) due on the related interest payment date that is on or prior to the date of redemption) on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption that have been delivered by the Company to the Trustee for cancellation.

Section 3.06 Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company’s expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

ARTICLE IV

COVENANTS

Section 4.01 Payment of Securities. The Company shall promptly pay the principal of, premium, if any, and interest (including any Special Interest) on the Securities, in immediately available funds, on the dates and in the manner provided in the Securities and in this Indenture. Principal, premium, if any, and interest (including any Special Interest) shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal, premium, if any, and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

The Company shall pay interest on overdue principal at the rate specified therefore in the Securities, and it shall pay interest on overdue installments of interest (including any Special Interest) at the rate borne by the Securities to the extent lawful.

The Company and any Guarantors shall pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery, enforcement or registration of the Securities, any Subsidiary Guarantees, this Indenture or any other document or instrument in relation thereof, or the receipt of any payments with respect to the Securities or any Subsidiary Guarantees, excluding such taxes, charges or similar levies imposed by any jurisdiction outside of the United States, the jurisdiction of incorporation of any successor of the Company or any Guarantor or any jurisdiction in which a Paying Agent is located, other than those resulting from, or required to be paid in connection with, the enforcement of the Securities, any Subsidiary Guarantees or any other such document or instrument following the occurrence of any Event of Default with respect to the Securities. The Company and any Guarantors shall indemnify the Holders for any such taxes paid by such Holders.

Section 4.02 Existence. Subject to Article V, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect the existence and power and authority of the Company and any Guarantor; provided, however, that the Company shall not be required to preserve any such existence and power and authority if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole.

Section 4.03 Payment of Taxes and Other Claims. The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent,

(a) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary; and

(b) all material lawful claims for labor, materials and supplies, which, if unpaid, might by law become a Lien upon the property of the Company or any Subsidiary that could produce a material adverse effect on the consolidated financial condition of the Company; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Section 4.04 Maintenance of Properties. The Company shall cause all properties owned by the Company or any Subsidiary or used or held for use in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, except, in every case, as and to the extent that the Company may be prevented by fire, strikes, lockouts, acts of God, inability to obtain labor or materials, governmental restrictions, enemy action, civil commotion or unavoidable casualty or similar causes beyond the control of the Company; provided, however, that nothing in this Section 4.04 shall prevent the Company from discontinuing the maintenance of any such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.

Section 4.05 Limitation on Consolidated Indebtedness. (a) The Company shall not, and shall not permit any of its Subsidiaries to, Incur any Indebtedness (other than Permitted Indebtedness) unless as of the date such Indebtedness is Incurred, and after giving effect to the Incurrence of such Indebtedness and the application of proceeds therefrom on such date, each of the following conditions is satisfied: (1) the Senior Leverage Ratio does not exceed 4.75 to 1.00; and (2) the Total Leverage Ratio does not exceed 5.75 to 1.00.

(b) For purposes of determining compliance with this Section 4.05, in the event that an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of Permitted Indebtedness or is entitled to be Incurred pursuant to the ratios set forth in Section 4.06(a), the Company shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 4.05.

Section 4.06 Limitation on Restricted Payments. (a) The Company shall not, and shall not permit its Subsidiaries to, directly or indirectly:

(i) declare or pay any dividend on, or make any distribution in respect of, any of the Company’s or any Subsidiary’s Capital Stock (excluding dividends or distributions payable in the Company’s Capital Stock or in options, warrants or other rights to purchase such Capital Stock, but including dividends or distributions payable in Redeemable Capital Stock or in options, warrants or other rights to purchase Redeemable Capital Stock (other than dividends on such Redeemable Capital Stock payable in such Redeemable Capital Stock)) held by any Person other than the Company or any of its Wholly Owned Subsidiaries;

(ii) purchase, redeem or acquire or retire for value any Capital Stock of the Company or any Affiliate thereof (other than any Wholly Owned Subsidiary of the Company) or any options, warrants or other rights to acquire such Capital Stock; or

(iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations or Guarantor Subordinated Obligations (other than the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations or Guarantor Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement);

(such payments or any other actions described in (i), (ii) and (iii) above are collectively referred to as “Restricted Payments”).

(b) Notwithstanding Section 4.06(a):

(i) so long as no Default or Event of Default shall have occurred and be continuing, the Company may make Restricted Payments to Holdings to permit Holdings to purchase Holdings’ common stock or common stock options from present or former officers, consultants or employees of Holdings, the Company or any Subsidiary upon the death, disability or termination of employment of such officer, consultant or employee; provided, that the aggregate amount of payments under this clause (1) subsequent to the Issue Date (net of any proceeds received by Holdings and contributed to the Company subsequent to the Issue Date in connection with resales of any common stock or common stock options so purchased) shall not exceed $20.0 million;

(ii) the Company may pay the Services Fee and Reimbursable Costs (as defined in the Management Agreement) to Holdings pursuant to the terms of the Management Agreement;

(iii) the Company may make payments pursuant to the Tax Receivable Agreement in the amount and at the time necessary to satisfy Holdings’ contractual obligations with respect to the actual cash tax benefits payable to the Founding Members, in their capacities as members of the Company, and to the entities that are parties to the ESAs in respect of the tax benefits arising from the modifications of such agreements as of the IPO Date (and to Holdings to the extent that the parties to the ESAs make a payment back to the Company pursuant to the Tax Receivable Agreement to enable Holdings to make a payment to a tax authority); provided that any such payments shall be supported by reasonably detailed calculations delivered to the Trustee no later than five Business Days prior to any such payment;

(iv) the Company may make quarterly distributions constituting Restricted Payments to each of its members for income taxes of such member in an amount equal to (x) the estimated or actual taxable income of the Company, as determined for federal income tax purposes, for the period to which the distribution relates multiplied by (y) the Applicable Tax Rate;

(v) so long as no Default or Event of Default has occurred and is continuing, the Company may make Restricted Payments of up to, in the event the Senior Secured Leverage Ratio (after giving effect to such Restricted Payment) is equal to or less than 6.50 to 1.00, an amount equal to (x) 100% of Available Cash for the fiscal quarter immediately preceding such Restricted Payment less (y) the aggregate Fair Market Value of any Investments made by the Company or any of its Subsidiaries pursuant to clause (4) of the definition of “Permitted Investments” from Available Cash for the fiscal quarter immediately preceding such Restricted Payment (this clause (5), the “Available Cash Restricted Payment Provision”);

(vi) so long as no Default or Event of Default has occurred and is continuing, the Company may make Restricted Payments of up to, (x) in the event the Total Leverage Ratio (after giving effect to such Restricted Payment) is equal to or less than 6.25 to 1.00, an amount equal to 100% of the aggregate Net Cash Proceeds from the issuance or sale after the Issue Date (other than to any Subsidiaries) of Subordinated Obligations of the Company that by their terms or by the terms of any security into which they are convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time or both would be, required to be redeemed or repurchased including at the option of the holder thereof (other than pursuant to a “change of control” offer or an “asset sale” offer), in whole or in part, after the Stated Maturity of the Securities and (y) 100% of the aggregate Net Cash Proceeds from the issuance or sale after the Issue Date (other than to any Subsidiaries) of Capital Stock (other than Redeemable Capital Stock) of the Company (or of a direct or indirect parent of the Company the proceeds of which have been contributed to the Company) or options, warrants or rights to purchase shares of Capital Stock (other than Redeemable Capital Stock) of the Company (or of a direct or indirect parent of the Company the proceeds of which have been contributed to the Company);

(vii) the Company may redeem common membership units from a member of the Company (other than Holdings) in accordance with Article 9 of the Company LLC Operating Agreement (as in effect on the Issue Date);

(viii) the Company may make (x) repurchases of Capital Stock deemed to occur upon the exercise of stock options or the grant, vesting or payment of other equity compensation awards if the Capital Stock represents all or a portion of the exercise price thereof or is to pay related withholding taxes upon exercise of options or upon the grant, vesting or payment of other equity compensation awards (whether such Capital Stock is withheld from the Capital Stock otherwise issuable or is delivered by the holder of the option or other award in satisfaction of any obligation), including, without limitation, repurchases of Capital Stock in connection with equity compensation described in Section 3.5(c) of the Company LLC Operating Agreement (as in effect on the Issue Date), and (y) Restricted Payments by the Company to allow the payment of cash in lieu of the issuance of fractional Capital Stock upon the exercise of options or warrants, upon the conversion or exchange of Capital Stock of the Company or in connection with the common unit adjustment pursuant to Section 4(b) of the Common Unit Adjustment Agreement (as in effect on the Issue Date); and

(ix) the Company or any Guarantor may make any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of the Company or Guarantor Subordinated Obligations of any Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Company or any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Guarantor Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Guarantor Subordinated Obligations that, in each case, is permitted to be Incurred pursuant to Section 4.05 and in each case without any increase in the principal amount thereof or any shortening of the maturity of any principal amount thereof.

(c) The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment, as determined by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution.

Section 4.07 Limitation on Investments. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make any Investment other than a Permitted Investment.

Section 4.08 Limitation on Transactions with Affiliates. (a) The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of the Company

(other than a Wholly Owned Subsidiary of the Company) involving aggregate consideration in excess of $5.0 million, unless: (i) such transaction or series of transactions is on terms that are no less favorable to the Company or such Subsidiary, as the case may be, than would be available at the time of such transaction or series of transactions in a comparable transaction in an arm’s-length dealing with an unaffiliated third party; (ii) such transaction or series of transactions is in the best interests of the Company; and (iii) with respect to a transaction or series of transactions involving aggregate payments equal to or greater than $50.0 million, a majority of disinterested members of the Board of Directors determines that such transaction or series of transactions complies with clauses (i) and (ii) above, as evidenced by a Board Resolution.

(b) Notwithstanding the foregoing limitation, the Company and its Subsidiaries may enter into or suffer to exist the following:

(i) any transaction pursuant to any contract in existence on the Issue Date;

(ii) any Restricted Payment permitted to be made pursuant to the provisions of Section 4.06;

(iii) any transaction or series of transactions between the Company and one or more of its Subsidiaries or between two or more of its Subsidiaries (provided that no more than 5% of the equity interest in any such Subsidiary is owned, directly or indirectly (other than by direct or indirect ownership of an equity interest in the Company), by any Affiliate of the Company other than a Subsidiary);

(iv) the payment of compensation (including amounts paid pursuant to employee benefit plans) for the personal services of, and indemnity provided on behalf of, officers, directors and employees of the Company or any of its Subsidiaries or of Holdings; and

(v) the existence of, or the performance by the Company or any of its Subsidiaries of its obligations under the terms of, any agreements that are described in Holdings’ Annual Report on Form 10-K for the year ended December 29, 2011 and any amendments thereto; provided, however, that the existence of, or the performance by the Company or any of its Subsidiaries of its obligations under, any future amendment to such agreements shall only be permitted by this clause (v) to the extent that, as determined by the Board of Directors, the terms of any such amendment, taken as a whole, are not more disadvantageous to the Holders of the Securities in any material respect than the terms of such agreements in effect on the Issue Date.

Section 4.09 Limitation on Liens Securing Indebtedness. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien (other than Permitted Liens) upon any of its property or assets (including Capital Stock of Subsidiaries of the Company), whether owned on the date of this Indenture or acquired after that date, which Lien is securing any Indebtedness.

Section 4.10 Limitation on Asset Sales. (a) The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, consummate an Asset Sale unless:

(i) the Company (or such Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value, as determined by the Board of Directors, of the assets or the Capital Stock subject to such Asset Sale; and

(ii) at least 75% of the consideration received in the Asset Sale by the Company or such Subsidiary is in the form of cash or Cash Equivalents; provided that for purposes of this clause (ii), each of the following shall be deemed to be cash:

(1) any liabilities, as shown on the most recent consolidated balance sheet (including the footnotes) available for the Company and its Subsidiaries (other than contingent liabilities and liabilities that are by their terms subordinated to the Securities or any Subsidiary Guarantee) that are assumed by the transferee of such assets and from which the Company and its Subsidiaries are unconditionally released in writing by all creditors with respect to such liabilities;

(2) any securities, notes or other obligations, instruments, or assets received by the Company or such Subsidiary from such transferee that are converted within 180 days after receipt thereof by the Company or such Subsidiary into cash or Cash Equivalents, to the extent of the cash or Cash Equivalents received in that conversion; and

(3) any Designated Non-Cash Consideration received by the Company or such Subsidiary in such Asset Sale having an aggregate Fair Market Value, as determined by the Board of Directors, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (iii) that is at the time outstanding, not to exceed 5.0% of Consolidated Total Assets at the time of the receipt of such Designated Non-Cash Consideration, with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value and

(iii) if such Asset Sale involves the disposition of Collateral, the Company or such Subsidiary has complied with the provisions of this Indenture and the Security Documents.

(b) Within 450 days after the receipt of any Net Cash Proceeds from an Asset Sale, the Company (or the applicable Subsidiary, as the case may be) may, at its option, apply such Net Cash Proceeds to:

(i) repay, prepay, purchase, redeem or otherwise retire:

(1) Obligations constituting First Priority Lien Obligations (and, if the Indebtedness repaid is Indebtedness under a Revolving Credit Facility, to correspondingly reduce commitments with respect thereto); provided, that, if First Priority Lien Obligations are repaid, prepaid, purchased or otherwise retired, the Company shall equally and ratably reduce Obligations under the Securities pursuant to paragraph 5 of the Securities set forth in Appendix I to Exhibit A through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer (and after making such offer and complying with the procedures set forth below, the amount of Collateral Excess Proceeds and Excess Proceeds shall be reduced by the amount of Net Cash Proceeds so offered for purchase of Securities)) to all holders of notes to purchase a pro rata amount of their notes at 100% of the principal amount thereof, plus accrued but unpaid interest);

(2) Indebtedness constituting Pari Passu Indebtedness (other than First Priority Lien Obligations) so long as the Asset Sale proceeds are with respect to assets that do not constitute Collateral (provided that if the Company shall so reduce Pari Passu Indebtedness that is unsecured, the Company will equally and ratably offer to purchase notes Obligations in any manner set forth in clause (1) above) (and after making such offer and complying with the procedures set forth below, the amount of Collateral Excess Proceeds and Excess Proceeds shall be reduced by the amount Net Cash Proceeds so offered for purchase of Securities)); or

(3) Indebtedness of a Subsidiary that is not a Guarantor, in each case other than Indebtedness owed to the Company or an Affiliate of the Company; or

(ii) to acquire, construct, replace, improve or repair assets useful in the Company’s or any Subsidiary’s business.

(c) Pending the final application of any Net Cash Proceeds, the Company (or such Subsidiary, as the case may be) may, at its option, (1) apply the Net Cash Proceeds to temporarily reduce Indebtedness outstanding under any Revolving Credit Facility of the Company or any Subsidiary, or (2) otherwise invest or apply the Net Cash Proceeds in any manner that is not prohibited by this Indenture.

(d) Any Net Cash Proceeds from Asset Sales that constitute Collateral that are not applied or invested as provided in Section 4.10(b) shall constitute “Collateral Excess Proceeds.” Within 30 days following the date on which the aggregate amount of Collateral Excess Proceeds exceeds $25.0 million, the Company shall make an offer to all holders of notes (the “Collateral Note Asset Sale Offer”), and, if required by the terms thereof, an offer to all holders of any other First Priority Lien Obligations containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (such Indebtedness, the “Pari Passu Secured Indebtedness” and, such offer, the “Pari Passu Secured Asset Sale Offer”), to purchase, on a pro rata basis (with Collateral Excess Proceeds pro rated between the holders of notes and such holders of such Pari Passu Secured Indebtedness based upon the respective outstanding aggregate principal amounts (or accreted value, as applicable) on the date the Note Asset Sale Offer and the Pari Passu Secured Asset Sale Offer, respectively, are made), the maximum principal amount of the notes and the maximum principal amount (or accreted value, as applicable) of such Pari Passu Secured Indebtedness that may be purchased out of the respective pro rata amounts of Collateral Excess Proceeds. To the extent that the aggregate principal amount of notes or the aggregate principal amount (or accreted value, if applicable) of such Pari Passu Secured Indebtedness tendered into the Collateral Note Asset Sale Offer and the Pari Passu Secured Asset Sale Offer, respectively, is less than the principal amount of notes or the principal amount (or accreted value, if applicable) of such Pari Passu Secured Indebtedness offered to be purchased in the Collateral Note Asset Sale Offer or the Pari Passu Secured Asset Sale Offer, respectively, the Company and its Subsidiaries may use those remaining Collateral Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of notes or the aggregate principal amount (or accreted value, if applicable) of such Pari Passu Secured Indebtedness tendered into the Collateral Note Asset Sale Offer or the Pari Passu Secured Asset Sale Offer, respectively, exceeds the respective pro rata amounts of Collateral Excess Proceeds, the applicable trustee will select such notes or such other Pari Passu Secured Indebtedness, as the case may be, to be purchased on a pro rata basis.

(e) Any Net Cash Proceeds from Asset Sales that do not constitute Collateral that are not applied or invested as provided in Section 4.10(b) shall constitute “Excess Proceeds.” Within 30 days following the date on which the aggregate amount of Excess Proceeds exceeds $25.0 million, the Company shall make an offer (together with a Collateral Note Asset Sale Offer, an “Asset Sale Offer”) to all holders of Securities (the “Note Asset Sale Offer”), and, if required by the terms thereof, an offer to all holders of any other Indebtedness which ranks pari passu in right of payment with the Securities containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (such Indebtedness, the “Pari Passu Indebtedness” and, such offer, the “Pari Passu Asset Sale Offer”), to purchase, on a pro rata basis (with Excess Proceeds pro rated between the Holders and such holders of such Pari Passu Indebtedness based upon the respective outstanding aggregate principal amounts (or accreted value, as applicable) on the date the Note Asset Sale Offer and the Pari Passu Asset Sale Offer, respectively, are made), the maximum principal amount of the Securities and the maximum principal amount (or accreted value, as applicable) of such Pari Passu Indebtedness that may be purchased out of the respective pro rata amounts of Excess Proceeds. To the extent that the aggregate principal amount of Securities or the aggregate principal amount (or accreted value, if applicable) of such Pari Passu Indebtedness tendered into the Note Asset Sale Offer and the Pari Passu Asset Sale Offer, respectively, is less than the principal amount of Securities or the principal amount (or accreted value, if applicable) of such Pari Passu Indebtedness offered to be purchased in the Note Asset Sale Offer or the Pari Passu Asset Sale Offer, respectively, the Company and its Subsidiaries may use those remaining Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Securities or the aggregate principal amount (or accreted value, if applicable) of such Pari Passu Indebtedness tendered into the Note Asset Sale Offer or the Pari Passu Asset Sale Offer, respectively, exceeds the respective pro rata amounts of Excess Proceeds, the applicable trustee shall select such Securities or such other Pari Passu Indebtedness, as the case may be, to be purchased on a pro rata basis.

(f) The offer price in any Asset Sale Offer shall be equal to 100% of principal amount plus accrued and unpaid interest to the date of purchase (the “Asset Sale Payment Date”) (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), and shall be payable in cash. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds or Collateral Excess Proceeds, as applicable, shall be reset at zero.

(g) If any non-cash consideration received by the Company or any of its Subsidiaries, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash, then such conversion or disposition, at the time of such conversion or disposition, shall be subject to the provisions of this Section 4.10 (subject to the proviso of the definition of “Asset Sale”).

(h) The Company’s obligation to make an offer to repurchase the Securities as a result of an Asset Sale may be waived or modified at any time prior to the occurrence of such Asset Sale with the written consent of the holders of a majority in principal amount of the Securities, as set forth in Section 9.02.

(i) In the event that the Company makes an Asset Sale Offer to purchase the Securities pursuant to this Section 4.10, the Company shall comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act.

Section 4.11 Future Guarantors. After the Issue Date, the Company shall cause each Subsidiary which guarantees obligations under the Credit Agreement or any other Indebtedness of the Company or any Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary shall unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest (including any Special Interest), if any, on the Securities on a senior secured basis. Each Subsidiary Guarantee shall be limited to an amount not to exceed the maximum amount that can be guaranteed by that Subsidiary without rendering the Subsidiary Guarantee as it relates to such Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. Notwithstanding the foregoing, if a Guarantor is released and discharged in full from its obligations under its Guarantees of (1) the Credit Agreement and related documentation and (2) all other Indebtedness of the Company and any Guarantor, then the Subsidiary Guarantee of such Guarantor shall be automatically and unconditionally released and discharged. Any Subsidiary which executes such a supplemental indenture will become party to the Security Documents and secure its obligations with respect to its Guarantee by any assets that secure such Subsidiary’s Guarantee of the Credit Facilities Obligations.

Section 4.12 Change of Control. Upon the occurrence of a Change of Control, the Company shall be required to make an offer (a “Change of Control Offer”) to purchase all outstanding Securities at a purchase price (the “Change of Control Purchase Price”) equal to 101% of their principal amount plus accrued and unpaid interest (including any Special Interest), if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Within 30 days following the date upon which the Change of Control occurred, the Company must send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”). The Change of Control Offer is required to remain open for at least 20 Business Days and until the close of business on the Change of Control Payment Date.

In the event that the Company makes a Change of Control Offer to purchase the Securities pursuant to this Section 4.12, the Company shall comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act.

Section 4.13 Provision of Financial Information.

(a) Following the consummation of the Registered Exchange Offer contemplated by the Registration Rights Agreement (or the effectiveness of a Shelf Registration Statement in lieu thereof, if such Shelf Registration Statement is so required by the Registration Rights Agreement), and whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC and provide the Trustee and the Holders with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections; provided, however, that the Company shall not be so obligated to file such information, documents and reports with the SEC if the SEC does not permit such filings but shall still be obligated to provide such information, documents and reports to the Trustee and the Holders. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from any information contained therein, including the Company’s compliance with any of its covenants under this Indenture (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

(b) Notwithstanding the foregoing, prior to the consummation of the exchange offer contemplated by the Registration Rights Agreement (or the effectiveness of a shelf registration statement in lieu thereof, if such shelf registration statement is so required by the Registration Rights Agreement), the Company shall provide the Trustee and Holders with the financial information that would have been required to be included in an annual or quarterly report, as applicable, as specified in Sections 13 and 15(d) of the Exchange Act and required to be filed with the SEC by a U.S. corporation subject to such Sections (including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section), in each case within 15 days after the Company would have been required to file such annual or quarterly report with the SEC.

(c) In addition, if Additional Securities are issued pursuant to Rule 144A of the Securities Act, unless the Company is then subject to the reporting requirements of Section 13(d) or 15 of the Exchange Act, the Company shall, upon request, furnish to any prospective purchaser of Securities or beneficial owner of Securities in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act, until such time as the Company has either exchanged the Securities for the Exchange Securities or until such time as the Holders thereof have disposed of such Securities pursuant to a Shelf Registration Statement.

(d) Notwithstanding anything herein to the contrary, for purposes of Section 6.01(d), the Company shall not be deemed to have failed to comply with its obligations under Section 4.13(a) or 4.13(b) to file with the SEC and/or provide the Trustee and Holders with information, documents and reports until 120 days after the date such information, document or report is required to be so filed with the SEC or provided to the Trustee and Holders, respectively, pursuant to Section 4.13(a) or 4.13(b).

Section 4.14 Statement as to Compliance. The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year ending after the date hereof (the fiscal year as of the date hereof is the 52/53 week period ending on the first Thursday after December 25), a brief certificate of its principal executive officer, principal financial officer or principal accounting officer stating whether, to such officer’s knowledge, the Company is in compliance with all covenants and conditions to be complied with by it under this Indenture in accordance with TIA Section 314(a)(4). For purposes of this Section 4.14, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

When a Default has occurred and is continuing or if the Trustee, any Holder or the trustee for or the Holder of any other evidence of Indebtedness of the Company or any Subsidiary gives any notice or takes any other action with respect to a claimed Default, the Company shall deliver to the Trustee an Officers’ Certificate specifying such Default, notice or other action within 10 Business Days of its occurrence.

Section 4.15 Waiver of Certain Covenants. The Company may omit in any particular instance to comply with any covenant or condition set forth in Sections 4.03 to 4.12 and Sections 4.13(a) and (b), if before the time for such compliance, the Holders of a majority in aggregate principal amount of the Securities at the time outstanding shall, by written direction of such Holders, waive such compliance in such instance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

Section 4.16 Further Instruments and Acts. Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture and the Security Documents. Without limiting the generality of the foregoing, if the Company or any Guarantor creates any additional security interest in the types of property or assets that would constitute Collateral under the Security Documents to secure any First Priority Lien Obligations under the Credit Agreement, it shall concurrently grant a first-priority perfected security interest (subject to Permitted Liens) in such property as security for the Securities. If the Company or any Guarantor forms or acquires any Subsidiary and such subsidiary grants Liens to secure any First Priority Lien Obligations under the Credit Agreement, such Subsidiary will become party to the Security Documents and grant Liens on such assets to secure the Securities and take appropriate steps to perfect such Liens.

Section 4.17 Payment for Consent. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless that consideration is offered to be paid or is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to the consent, waiver or agreement.

ARTICLE V

SUCCESSOR COMPANY

Section 5.01 Consolidation. The Company shall not, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person (other than any Wholly Owned Subsidiary) or sell, assign, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person (other than any Wholly Owned Subsidiary) or group of affiliated Persons unless at the time and after giving effect thereto:

(a) either: (i) the Company shall be the continuing entity; or (ii) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer, lease or disposition the properties and assets of the Company substantially as an entirety (the “Surviving Entity”) shall be a legal entity duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and shall, in either case, expressly assume all the Obligations of the Company under the Securities, this Indenture, the Security Documents and its obligations under any Registration Rights Agreement;

(b) immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred and be continuing;

(c) immediately after giving effect to such transaction on a pro forma basis, except in the case of the consolidation or merger of any Subsidiary with or into the Company, the Company (or the Surviving Entity if the Company is not the continuing corporation) could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.05; and

(d) each Guarantor, if any (unless it is the other party to the transactions above, in which case clause (a)(ii) shall apply), shall have by supplemental indenture confirmed that its Subsidiary Guarantee shall apply to such Person’s obligations in respect of the outstanding Securities, this Indenture, the Security Documents and its obligations under any Registration Rights Agreement shall continue to be in effect.

In connection with any consolidation, merger, transfer or lease contemplated hereby, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers’ Certificate and an Opinion of

Counsel, each stating that such consolidation, merger, transfer or lease and the supplemental indenture in respect thereto comply with the provisions described herein and that all conditions precedent herein provided for or relating to such transaction have been complied with and the supplemental indenture constitutes a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms.

Section 5.02 Successor Substituted. Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company in accordance with Section 5.01, the successor entity formed by such a consolidation or into which the Company is merged or to which such transfer is made shall succeed to, shall be substituted for and may exercise every right and power of the Company under the Securities, this Indenture, the Security Documents and the Registration Rights Agreement, with the same effect as if such successor corporation had been named as the Company therein. In the event of any transaction (other than a lease) described and listed in Section 5.01 in which the Company is not the continuing entity, the successor Person formed or remaining shall succeed to, be substituted for and may exercise every right and power of the Company, and the Company shall be discharged from all obligations and covenants under the Securities, this Indenture and the Registration Rights Agreement.

ARTICLE VI

DEFAULTS AND REMEDIES

Section 6.01 Events of Default. “Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) default in the payment of any interest (including Special Interest) on any Security when it becomes due and payable and continuance of such default for a period of 30 days;

(b) default in the payment of the principal of or premium, if any, on any Security at its Maturity (upon acceleration, optional redemption, required purchase or otherwise);

(c) failure to comply with the requirements of Section 5.01;

(d) default in the performance, or breach, of any covenant or warranty of the Company contained in this Indenture (other than a default in the performance, or breach, of a covenant or warranty which is specifically dealt with in clause (a), (b) or (c) above) and continuance of such default or breach for a period of 60 days after written notice shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Securities then outstanding;

(e) (i) one or more defaults in the payment of principal of or premium, if any, on Indebtedness of the Company or any Significant Subsidiary, aggregating $35.0 million or more, when the same becomes due and payable at the stated maturity thereof, and such default or defaults shall have continued after any applicable grace period and shall not have been cured or waived or (ii) Indebtedness of the Company or any Significant Subsidiary, aggregating $35.0 million or more shall have been accelerated or otherwise declared due and payable, or required to be prepaid, or repurchased (other than by regularly scheduled prepayment) prior to the stated maturity thereof;

(f) any holder of any Indebtedness in excess of $35.0 million in the aggregate of the Company or any Significant Subsidiary shall notify the Trustee of the intended sale or disposition of any assets of the Company or any Significant Subsidiary that have been pledged to or for the benefit of such Person to secure such Indebtedness or shall commence proceedings, or take action (including by way of set-off) to retain in satisfaction of any such Indebtedness, or to collect on, seize, dispose of or apply, any such asset of the Company or any Significant Subsidiary pursuant to the terms of any agreement or instrument evidencing any such Indebtedness of the Company or any Significant Subsidiary or in accordance with applicable law;

(g) one or more final judgments or orders shall be rendered against the Company or any Significant Subsidiary for the payment of money, either individually or in an aggregate amount, in excess of $35.0 million and shall not be discharged and either (i) an enforcement proceeding shall have been commenced by any creditor upon such judgment or order or (ii) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, was not in effect;

(h) the Company or any Significant Subsidiary pursuant to or under or within the meaning of any Bankruptcy Law:

(i) commences a voluntary case or proceeding;

(ii) consents to the entry of a Bankruptcy Order in an involuntary case or proceeding or the commencement of any case against it;

(iii) consents to the appointment of a Custodian of it or for any substantial part of its property;

(iv) makes a general assignment for the benefit of its creditors or files a proposal or other scheme of arrangement involving the rescheduling or composition of its indebtedness;

(v) files a petition in bankruptcy or an answer or consent seeking reorganization or relief; or

(vi) consents to the filing of such petition in bankruptcy or the appointment of or taking possession by a Custodian;

(i) a court of competent jurisdiction in any involuntary case or proceeding enters a Bankruptcy Order against the Company or any Significant Subsidiary, and such Bankruptcy Order remains unstayed and in effect for 60 consecutive days;

(j) a Custodian shall be appointed out of court with respect to the Company or any Significant Subsidiary, or with respect to all or any substantial part of the property of the Company or any Significant Subsidiary;

(k) except as permitted by this Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and

(l) except as permitted by this Indenture, any of the Security Documents shall cease, for any reason to be in full force and effect, or the Company or any Subsidiary shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby.

Section 6.02 Acceleration; Rescission and Annulment. (a) If an Event of Default (other than an Event of Default specified in Section 6.01(h), (i) or (j)) shall occur and be continuing, then and in every such case the Trustee, by notice to the Company, or the Holders of not less than 25% in aggregate principal amount of the Securities outstanding, by notice to the Company and the Trustee, may declare the principal of, premium, if any, and accrued and unpaid interest (including any Special Interest), if any, on all the Securities to be due and payable. If an Event of Default specified in Section 6.01(h), (i) or (j) shall occur and is continuing, then the principal of, premium, if any, and accrued and unpaid interest (including any Special Interest), if any, on, all the Securities shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Company shall deliver to the Trustee, within 10 days after the occurrence thereof, notice of any default or acceleration referred to in Sections 6.01(d) and 6.01(e).

(b) At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee as provided hereinafter in this Article VI, the Holders of a majority in aggregate principal amount of the outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(i) the Company has paid or deposited, or caused to be paid or deposited, with the Trustee a sum sufficient to pay:

(1) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

(2) all overdue interest (including Special Interest, if any) on all Securities;

(3) the principal of (and premium, if any, on) any Securities that has become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities; and

(4) to the extent that payment of such interest is lawful, interest upon overdue interest (including any Special Interest) at the rate borne by the Securities; and

(ii) all Events of Default, other than the non-payment of principal of the Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.04.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

(c) Notwithstanding Section 6.02(b), in the event of a declaration of acceleration in respect of the Securities because an Event of Default specified in Section 6.01(e) shall have occurred and be continuing, such declaration of acceleration shall be automatically annulled if the Indebtedness that is the subject of such Event of Default (i) is Indebtedness in the form of an operating lease entered into by the Company or its Subsidiaries after May 21, 1998 and required to be reflected on a consolidated balance sheet pursuant to EITF 97-10 or any subsequent pronouncement having similar effect, (ii) has been discharged or the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness, and (iii) written notice of such discharge or rescission, as the case may be, shall have been given to the Trustee by the Company and countersigned by the holders of such Indebtedness or a trustee, fiduciary or agent for such holders, within 30 days after such declaration of acceleration in respect of the Securities, and no other Event of Default has occurred during such 30-day period which has not been cured or waived during such period.

Section 6.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

Section 6.04 Waiver of Past Defaults. Subject to Section 6.02, the Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may waive an existing Default and its consequences except (a) a Default in the payment of the principal of or interest on a Security, (b) a Default arising from a failure to make or consummate a Change of Control Offer in accordance with the provisions of Section 4.12, or (c) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

Section 6.05 Control by Majority. The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to the Securities. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; provided, however, that subject to Section 315 of the TIA, the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to reasonable indemnification against all losses and expenses caused by taking or not taking such action.

Section 6.06 Limitation on Suits. A Holder may not pursue any remedy with respect to this Indenture or the Securities unless:

(a) such Holder shall have previously given to the Trustee written notice of a continuing Event of Default;

(b) the Holders of at least 25% in aggregate principal amount of the Securities then outstanding shall have made a written request, and such Holder of or Holders shall have offered indemnity satisfactory to the Trustee against any loss, liability or expense, to pursue such proceeding as trustee; and

(c) the Trustee has failed to institute such proceeding and has not received from the Holders of at least a majority in aggregate principal amount of the Securities outstanding a direction inconsistent with such request, within 60 days after such notice, request and offer.

The foregoing limitations on the pursuit of remedies by a Holder shall not apply to a suit instituted by a Holder of Securities for the enforcement of payment of the principal of or interest on such Security on or after the applicable due date specified in such Security. A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

Section 6.07 Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08 Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

Section 6.09 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee hereunder.

Section 6.10 Priorities. If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

FIRST: to the Trustee for amounts due the Trustee hereunder;

SECOND: to Holders for amounts due and unpaid on the securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest respectively; and

THIRD: to the Company.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. At least 15 days before such record date, the Company shall mail to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.

Section 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Securities.

Section 6.12 Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VII

TRUSTEE

Section 7.01 Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) this subsection (c) does not limit the effect of subsection (b) of this Section 7.01;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to subsections (a), (b) and (c) of this Section.

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

(h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01 and to the provisions of the TIA, and the provisions of this Article VII shall apply to the Trustee in its role as Registrar, Paying Agent and Security Custodian.

(i) The Trustee shall not be deemed to have notice of a Default or an Event of Default unless (a) the Trustee has received written notice thereof from the Company or any Holder or (b) a Trust Officer shall have actual knowledge thereof.

(j) Except with respect to Section 4.01, the Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article IV. In addition, the Trustee shall not be deemed to have knowledge of an Event of Default except (i) any Default or Event of Default occurring pursuant to Section 4.01, 6.01(a) or 6.01(b) or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

Section 7.02 Rights of Trustee. Subject to 315(a) through 315(d) of the TIA:

(a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document. The Trustee may, however, in its discretion make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

(b) Before the Trustee acts or refrains from acting, it shall be entitled to receive an Officers’ Certificate and an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

(c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty unless so specified herein.

(g) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(h) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

(i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(j) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(k) The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

Section 7.03 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliate with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

Section 7.04 Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity, priority or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication.

Section 7.05 Notice of Defaults. If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the Default or Event of Default within 90 days after it is known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default or Event of Default in payment of principal of or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders.

Section 7.06 Reports by Trustee to Holders. As promptly as practicable after each December 31 beginning with December 31, 2012, and in any event prior to March 31 in each year thereafter, the Trustee shall mail to each Holder a brief report dated as of March 31 each year that complies with TIA Section 313(a), if and to the extent required by such subsection. The Trustee shall also comply with TIA Section 313(b) and (c).

A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

Section 7.07 Compensation and Indemnity. The Company shall pay to the Trustee and any predecessor Trustee from time to time such compensation for its services as shall from time to time be agreed to in writing by the Company and the Trustee. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Company shall indemnify the Trustee against any and all loss, liability or expense (including reasonable attorneys’ fees) incurred by it in connection with the acceptance and administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expenses or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct, negligence or bad faith. The Company need not pay for any settlement made by the Trustee without the Company’s consent, such consent not to be unreasonably withheld. All indemnifications and releases from liability granted hereunder to the Trustee shall extend to its officers, directors, employees, agents, successors and assigns.

To secure the Company’s obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

The Company’s obligations pursuant to this Section 7.07 shall survive the resignation or removal of the Trustee and the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(h), (i) or (j) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

The provisions of this Section 7.07 shall survive the resignation or removal of the Trustee and the termination of this Indenture.

Section 7.08 Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in aggregate principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

(a) the Trustee fails to comply with Section 7.10;

(b) the Trustee is adjudged bankrupt or insolvent;

(c) a receiver or other public officer takes charge of the Trustee or its property; or

(d) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns, is removed by the Company or by the Holders a majority in aggregate principal amount of the Securities then outstanding and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07. The retiring Trustee (or any Trustee removed hereunder) shall have no liability or responsibility for the action or inaction of any successor Trustee.

If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in aggregate principal amount of the Securities then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Holder who has been a bona fide Holder of a Security for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

Section 7.09 Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee. In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated; any such successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

Section 7.10 Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have (or, in the case of a corporation included in a bank holding company system, the related bank holding company shall have) a combined capital and surplus of at least $50,000,000 as set forth in its (or its related bank holding company’s) most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b), subject to the penultimate paragraph thereof; provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

Section 7.11 Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b): A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

ARTICLE VIII

DISCHARGE OF INDENTURE; DEFEASANCE

Section 8.01 Discharge of Liability on Securities; Defeasance. (a) When (i) either (A) all outstanding Securities that have been authenticated (other than Securities replaced pursuant to Section 2.07 and Securities for whose payment money has been deposited in trust and thereafter repaid to the Company) have been delivered by the Company to the Trustee for cancellation or (B) all outstanding Securities that have not been delivered by the Company to the Trustee for cancellation have become due and payable, whether at Maturity or upon redemption or will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee as trust for the giving of notice of redemption pursuant to Article III and the Company irrevocably deposits or causes to be deposited with the Trustee funds in trust solely for the benefit of the Holders, cash in U.S. Dollars, non-callable Government Securities, or a combination of cash in U.S. Dollars and non-callable Government Securities, in amounts as shall be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on such Securities not theretofore delivered to the Trustee for cancellation for principal, premium, and Special Interest, if any, and accrued interest (including Special Interest, if any) to the date of Maturity or redemption; (ii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound; (iii) the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture and the Securities; and (iv) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of such Securities at Maturity or at the redemption date, as the case may be, then upon demand of the Company (accompanied by an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with) this Indenture shall cease to be of further effect with respect to the Securities and the Trustee shall acknowledge satisfaction and discharge of this Indenture, at the cost and expense of the Company.

(b) Subject to Sections 8.01(c) and 8.02, the Company may, at its option, and at any time elect to terminate (i) all of its and any Guarantors’ obligations under the Securities, the applicable Intercreditor Agreement, the Security Documents, any Subsidiary Guarantees and this Indenture (“legal defeasance option”) or (ii) its and any Guarantors’

obligations under Section 5.01(c) and Sections 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, and 4.13(a) and (b) and the operation of Section 6.01(c) (with respect to a Event of Default due to a failure to meet obligations under Section 5.01(c)) and Sections 6.01(d), (e), (f) and (g) (“covenant defeasance option”). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.01(d) (with respect to Sections 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13(a) and (b) and 5.01(c)), (e), (f) or (g).

Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

(c) Notwithstanding subsections (a) and (b) above, the Company’s obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 4.01, 4.02, 4.03, 4.04, 4.13(c), 4.14, 7.07, 7.08, 8.03, 8.04, 8.05 and 8.06 shall survive until the Securities have been paid in full. Thereafter, the Company’s obligations in Sections 7.07, 8.04, 8.05 and 8.06 shall survive.

Section 8.02 Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

(a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 who shall agree to comply with the provisions of this Article VIII applicable to it) as trust funds in trust for the benefit of the Holders of the Securities, cash in U.S. Dollars, non-callable Government Securities or a combination thereof, in such amounts as shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay the principal of (and premium, if any) and interest (including any Special Interest) on the outstanding Securities on the Stated Maturity (or redemption date, if applicable) of such principal (and premium, if any) or installment of interest; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such Government Securities to said payments with respect to the Securities; before such a deposit, the Company may give the Trustee, in accordance with Section 3.01, a notice of its election to redeem all of the outstanding Securities at a future date in accordance with Article III, which notice shall be irrevocable;

(b) No Default or Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as Section 6.01(h), (i) or (j) is concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

(c) the deposit does not constitute a default hereunder or under any other material agreement binding on the Company;

(d) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

(e) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable U.S. Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such legal defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

(f) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

(g) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article VIII have been complied with.

Section 8.03 Application of Trust Money. The Trustee shall hold in trust money or Government Securities deposited with it pursuant to this Article VIII. It shall apply the deposited money and the money from Government Securities through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.

Section 8.04 Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors.

Section 8.05 Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited Government Securities or the principal and interest received on such Government Securities.

Section 8.06 Reinstatement. If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or Government Securities in accordance with this Article VIII; provided, however, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE IX

AMENDMENTS

Section 9.01 Without Consent of Holders. The Company, any Guarantors and the Trustee may amend this Indenture, the First Lien Intercreditor Agreement, the Senior Lien Intercreditor Agreement, the Security Documents, the Securities or the Guarantees without notice to or consent of any Holder:

(a) to cure any ambiguity, omission, defect or inconsistency;

(b) to comply with Article V;

(c) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of Title 26 of the United States Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of Title 26 of the United States Code;

(d) to add additional Guarantees with respect to the Securities or to secure the Securities by additional assets;

(e) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

(f) to comply with any requirements of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA;

(g) to make any change that does not adversely affect the rights of any Holder;

(h) to conform the text of this Indenture, any Guarantees, the First Lien Intercreditor Agreement, the Senior Lien Intercreditor Agreement, the Security Documents or the Securities to any provision of the “Description of notes” section of the Offering Memorandum to the extent that such provision in such “Description of notes” section was intended to be a verbatim recitation of a provision of this Indenture, any Guarantee, the First Lien Intercreditor Agreement, the Senior Lien Intercreditor Agreement, the Security Documents or the Securities; or

(i) to release Collateral from the Lien of this Indenture and the Security Documents when permitted or required by the Security Documents or this Indenture or the Intercreditor Agreement then in effect.

After an amendment under this Section becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.

Section 9.02 With Consent of Holders. The Company, any Guarantors and the Trustee may modify or amend this Indenture or the Securities, the Guarantees, the First Lien Intercreditor Agreement, the Senior Lien Intercreditor Agreement, or the Security Documents without notice to any Holder but with the written consent of the Holders of not less than a majority in aggregate principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Securities). However, without the consent of each Holder affected thereby, a modification or amendment may not:

(a) change the Stated Maturity of the principal of, or any installment of interest (including Special Interest) on, any Security, or reduce the principal amount thereof or the rate of interest (including Special Interest, if any) thereon or any premium payable upon the redemption thereof, or change the coin or currency in which the principal of any Security or any premium or the interest (including Special Interest) thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the redemption date);

(b) reduce the amount of, or change the coin or currency of, or impair the right to institute suit for the enforcement of, the Change of Control Purchase Price;

(c) reduce the percentage in principal amount of the outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture;

(d) modify any of the provisions of this Section 9.02 or Sections 6.04, 6.07 and 4.15, except to increase the percentage of outstanding Securities the consent of whose Holders is required for such actions or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Security affected thereby; or

(e) release all or substantially all of the Collateral or subordinate the Lien on the Collateral securing the Securities and any related Guarantees to any other Indebtedness of the Company or any Guarantor.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section 9.02 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

Section 9.03 Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

Section 9.04 Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. Such record date shall be a date not more than 30 days prior to the first solicitation of Holders generally in connection therewith and no later than the date such solicitation is completed. If a record date is fixed, then notwithstanding the immediately preceding paragraph or Section 316(c) of the TIA, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 180 days after such record date.

For all purposes of this Indenture, all Initial Securities, Additional Securities of the same series, Exchange Securities for the same series of Securities and Private Exchange Securities for the same series of Securities shall vote together as one series of Securities under this Indenture.

Section 9.05 Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver such Security to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return such Security to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

Section 9.06 Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, in addition to the documents required by Section 12.04 and

(subject to Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and constitutes a legal, valid and binding obligation of the Company and the Guarantors enforceable against them in accordance with its terms.

ARTICLE X

GUARANTEES

Section 10.01 Subsidiary Guarantees. In the event that a Subsidiary is required to become a Guarantor pursuant to Section 4.11, then such Guarantor shall execute a supplement to this Indenture pursuant to Section 10.02 and upon such execution shall become a party to this Indenture, will have all the rights and be subject to all of the obligations of a Guarantor under this Indenture and agrees to be bound by all of the provisions of this Indenture applicable to a Guarantor, including this Article X and to perform all of the obligations and agreements of a Guarantor under this Indenture.

Subject to the provisions of this Article X, each Guarantor fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with any other Guarantor, to each Holder of the Securities, the Trustee and the Collateral Agent, the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, premium, if any, and interest (including Special Interest), if any, on the Securities and all other obligations and liabilities of the Company under this Indenture (including without limitation interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company or any Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and the obligations under Section 7.07) (all the foregoing being hereinafter collectively called the “Guarantor Obligations”). Each Guarantor agrees that any Guarantor Obligations shall rank equally in right of payment with other Indebtedness of such Guarantor, except to the extent such other Indebtedness is subordinate to any Guarantor Obligations. Each Guarantor further agrees (to the extent permitted by law) that any Guarantor Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound under this Article X notwithstanding any extension or renewal of any Guarantor Obligation.

Each Guarantor waives presentation to, demand of payment from and protest to the Company of any Guarantor Obligations and also waives notice of protest for non-payment. Each Guarantor waives notice of any default under the Securities or any Guarantor Obligations.

Each Guarantor further agrees that its Subsidiary Guarantee herein constitutes a Guarantee of payment when due (and not a Guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of any Guarantor Obligations.

Except as set forth in Section 10.02, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of any Guarantor Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of any Guarantor Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Company or any other person under, this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal granted; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder, the Trustee or the Collateral Agent for any Guarantor Obligations or any of them; (e) the failure of any Holder to exercise any right or remedy against any other Guarantor; (f) any change in the ownership of the Company; (g) any default, failure or delay, willful or otherwise, in the performance of any Guarantor Obligations; or (h) any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

Subject to the provisions of Section 4.11, each Guarantor agrees that its Subsidiary Guarantee herein shall remain in full force and effect until payment in full of all Guarantor Obligations or such Guarantor is released from its Subsidiary Guarantee in compliance with Section 10.03. Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guarantor Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay any Guarantor Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Guarantor hereby promises to and will, upon receipt of written demand by the Trustee or the Collateral Agent, forthwith pay, or cause to be paid, in cash, to the Holders an amount equal to the sum of (i) the unpaid amount of such Guarantor Obligations then due and owing and (ii) accrued and unpaid interest on such Guarantor Obligations then due and owing (but only to the extent not prohibited by law).

Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders, on the other hand, (x) the maturity of any Guarantor Obligations guaranteed hereby may be accelerated as provided in this Indenture for the purposes of its Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of any Guarantor Obligations guaranteed hereby and (y) in the event of any such declaration of acceleration of such Guarantor Obligations, such Guarantor Obligations (whether or not due and payable) shall forthwith become due and payable by any Guarantor for the purposes of its Subsidiary Guarantee.

Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee, the Collateral Agent or the Holders in enforcing any rights under this Section 10.01.

Section 10.02 Execution and Delivery of Subsidiary Guarantees.

To evidence its Subsidiary Guarantee, each Subsidiary that is required to become a Guarantor hereby agrees to execute a supplement to this Indenture, substantially in the form of Exhibit C hereto, and deliver it to the Trustee and the Collateral Agent. Each such supplement to this Indenture shall be executed on behalf of the applicable Guarantor by either manual or facsimile signature of one Officer or other person duly authorized by all necessary corporate action of such Guarantor who shall have been duly authorized to so execute by all requisite corporate action. The validity and enforceability of any Subsidiary Guarantee shall not be affected by the fact that it is not affixed to any particular Security. Each Subsidiary that is required to become a Guarantor shall become a party to the Security Agreement by executing and delivering to the Collateral Agent an assumption agreement in the form attached thereto.

Each of the Guarantors, if any, hereby agrees that its Subsidiary Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Subsidiary Guarantee.

If an Officer of a Guarantor whose signature is on this Indenture or a Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Security on which such Subsidiary Guarantee is endorsed or at any time thereafter, such Guarantor’s Subsidiary Guarantee of such Security shall nevertheless be valid,

The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Subsidiary Guarantee set forth in this Indenture on behalf of each Guarantor.

Section 10.03 Limitation on Liability; Termination, Release and Discharge. (a) Any term or provision of this Indenture to the contrary notwithstanding, the obligations of each Guarantor hereunder will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any Guarantees under the Credit Agreement) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law and not otherwise being void or voidable under any similar laws affecting the rights of creditors generally.

(b) The Company shall not permit any Guarantor to consolidate with or merge with or into any person (other than another Guarantor) and shall not permit the conveyance, transfer or lease of substantially all of the assets of any Guarantor unless:

(i) the resulting, surviving or transferee Person shall be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia and such Person (if not such Guarantor) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, all the obligations of such Guarantor under its Subsidiary Guarantee;

(ii) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the resulting, surviving or transferee Person or any Subsidiary as a result of such transaction as having been Incurred by such Person or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

(iii) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture; or

(iv) the transaction is made in compliance with Section 5.01 (other than clause (c) of Section 5.01).

Upon the sale or disposition of a Guarantor (by merger, consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets (other than by lease)) and whether or not such Guarantor is the surviving corporation in such transaction to a Person which is not the Company or a Subsidiary, such Guarantor shall be automatically released from all its obligations under this Indenture and its Subsidiary Guarantee and the Registration Rights Agreement and such Subsidiary Guarantee shall terminate; provided, however, that (1) no Default or Event of Default will have occurred or be continuing or would occur as a consequence of a release of the obligations of such Guarantor; and (2) all the obligations of such Guarantor under the Credit Agreement and related documentation and any other obligations of such Guarantor relating to any Indebtedness of the Company or any Guarantor terminate upon consummation of such transaction.

(c) Each Guarantor shall be deemed released from all its obligations under this Indenture and the Registration Rights Agreement and such Subsidiary Guarantee shall terminate if all the conditions to legal defeasance set forth in Article VIII are satisfied in accordance herewith.

(d) Each Subsidiary Guarantor shall be released from its obligations under this Indenture, its Subsidiary Guarantee and the Registration Rights Agreement if the Company designates such Guarantor as an Unrestricted Subsidiary and such designation complies with the other applicable provisions of this Indenture.

Section 10.04 Right of Contribution. Each Guarantor hereby agrees that to the extent that any Guarantor shall have paid more than its proportionate share of any payment made on the obligations under any Subsidiary Guarantees, such Guarantor shall be entitled to seek and receive contribution from and against the Company, or any other Guarantor who has not paid its proportionate share of such payment. The provisions of this Section 10.04 shall in no respect limit the obligations and liabilities of each Guarantor to the Trustee, the Collateral Agent and the Holders and each Guarantor shall remain liable to the Trustee and the Holders for the full amount guaranteed by such Guarantor hereunder.

Section 10.05 No Subrogation. Notwithstanding any payment or payments made by each Guarantor hereunder, no Guarantor shall be entitled to be subrogated to any of the rights of the Trustee, the Collateral Agent or any Holder against the Company or any other Guarantor or any collateral security or guarantee or right of offset held by the Trustee, the Collateral Agent or any Holder for the payment of any Guarantor Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Trustee, the Collateral Agent and the Holders by the Company on account of any Guarantor Obligations are paid in full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Guarantor Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Trustee, the Collateral Agent and the Holders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Trustee or the Collateral Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Trustee or the Collateral Agent, if required), to be applied against the Guarantor Obligations.

ARTICLE XI

SECURITY

Section 11.01 Security Documents. The payment of the principal of and interest and premium, if any, on the Notes when due, whether at maturity, by acceleration, repurchase, redemption or otherwise and whether by the Company pursuant to the Notes or by the Guarantors pursuant to the Guarantees, the payment of all other Notes Obligations and the performance of all other obligations of the Company and the Guarantors under this Indenture, the Notes, the Guarantees and the Security Documents are secured as provided in the Security Documents which the Company and the Guarantors have entered into and will be secured by Security Documents hereafter delivered as required or permitted by this Indenture. The Company shall, and shall cause each Guarantor to, and each Guarantor shall, make all filings (including filings of continuation statements and amendments to Uniform Commercial Code financing statements that may be necessary to continue the effectiveness of such Uniform Commercial Code financing statements) and all other actions as are necessary or required by the Security Documents to maintain (at the sole cost and expense of the Company and the Guarantors) the security interest created by the Security Documents in the Collateral (other than with respect to any Collateral the security interest in which is not required to be perfected or maintained under the Security Documents) as a perfected security interest subject only to Liens permitted by Section 4.09. The Company shall deliver an Opinion of Counsel to the Trustee within 30 calendar days following the end of each annual period beginning on April 1, 2012 of each year, to the effect that all actions required to maintain the Lien of the Security Documents with respect to items of Collateral that may be perfected solely by the filing of financing statements under the Uniform Commercial Code have been taken.

Section 11.02 Collateral Agent.

(a) The Collateral Agent shall have all the rights and protections provided in the Security Documents and the applicable Intercreditor Agreement and shall have no responsibility to exercise any discretionary power or right provided in any Security Document except as expressly required pursuant to the Security Documents or the applicable Intercreditor Agreement or to ensure the existence, genuineness, value or protection of any Collateral or to ensure the legality, enforceability, effectiveness or sufficiency of the Security Documents or the creation, perfection, priority, sufficiency or protection of any Lien or any defect or deficiency as to any such matters.

(b) The Trustee is authorized and directed to (i) enter into the Fist Lien Intercreditor Agreement, (ii) appoint the Collateral Agent as the Collateral Agent and to authorize the Collateral Agent (and the Holders hereby authorize the Collateral Agent) to enter into the First Lien Intercreditor Agreement and the Security Documents for the benefit of the Holders, (iii) bind the Holders on the terms as set forth in the Security Documents and the First Lien Intercreditor Agreement, (iv) perform and observe the Trustee’s obligations and exercise its rights (and the Trustee and the Holders hereby authorize and direct the Collateral Agent to perform and observe its obligations and exercise its rights) under the First Lien Intercreditor Agreement and the Security Documents, and (v) execute and deliver (and the Holders hereby authorize and direct the Collateral Agent to execute and deliver) any other Intercreditor Agreement, in each case to the extent not prohibited by the other provisions of this Indenture or the Securities.

(c) Subject to Section 7.01, neither the Trustee nor the Collateral Agent nor any of their officers, directors, employees, attorneys or agents will be responsible or liable for the existence, genuineness, value or protection of any Collateral, for the legality, enforceability, effectiveness or sufficiency of the Security Documents, for the creation, perfection, priority, sufficiency or protection of any Lien or any defect or deficiency as to any such matters.

(d) Notwithstanding anything to the contrary in this Indenture and the Security Documents (but subject to Sections 4.05 and 4.09), the Company and the Guarantors shall be permitted to enter into an asset backed loan facility (an “ABL Facility” and the Obligations thereunder, the “ABL Obligations”) after the Issue Date. Upon receipt of an instruction letter from the Company, addressed to the Trustee and the Collateral Agent: (1) (i) in the event that the Company enters into the ABL Facility as described in the first sentence of this Section, the Trustee shall (and the Trustee and the Holders hereby authorize and direct the Collateral Agent to, on its own behalf and on behalf of the First Lien Secured Parties under this Indenture), enter into the Senior Lien Intercreditor Agreement and any other documents or agreements reasonably necessary in connection with the ABL Facility and take such action necessary to terminate the First Lien Intercreditor Agreement and (ii) thereafter, in the event such ABL Facility has been terminated and all ABL Facility Obligations have been terminated, the Trustee shall (and the Trustee and the Holders hereby authorize and direct the Collateral Agent to, on its own behalf and on behalf of the First Lien Secured Parties under this Indenture), enter into the First Lien Intercreditor Agreement; (2) the Trustee shall (and the Trustee and the Holders hereby authorize and direct the Collateral Agent to, on its own behalf and on behalf of the First Lien Secured Parties under this Indenture), enter into, (or to authorize the Collateral Agent to enter into) and is hereby authorized to enter into, the Security Agreement and such other Security Documents or modify such other Security Documents, and to take such other actions as are necessary to create, attach or perfect the Lien and security interest of the Collateral

Agent in the Collateral under this Indenture, the Securities or the Security Documents or to give effect to the relative priorities with respect thereto as described in the Senior Lien Intercreditor Agreement and the First Lien Intercreditor Agreement, including, without limitation, any actions necessary to terminate or cancel any agreements with respect to Obligations that have been terminated as described above; and (3) the Trustee is hereby authorized to cause and shall cause the Collateral Agent to perform the foregoing actions.

Section 11.03 Authorization of Actions to Be Taken.

(a) Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of each Security Document, the First Lien Intercreditor Agreement and the Senior Lien Intercreditor Agreement, as originally in effect and as amended, restated, amended and restated, renewed, modified, supplemented or replaced from time to time in accordance with its terms or the terms of this Indenture, authorizes and directs the Trustee to authorize the Collateral Agent to enter into the Security Documents to which it is a party, authorizes and empowers the Trustee and the Collateral Agent to enter into the First Lien Intercreditor Agreement, and in accordance with Section 11.02(d), the Senior Lien Intercreditor Agreement, and authorizes and empowers the Trustee and the Collateral Agent to bind the Holders of Notes pursuant to the terms of the First Lien Intercreditor Agreement and the Senior Lien Intercreditor Agreement and to perform their respective obligations and exercise their respective rights and powers thereunder.

(b) The Trustee is authorized and empowered to receive for the benefit of the Holders of Notes any funds collected or distributed under the Security Documents to which the Trustee is entitled pursuant to the terms of the applicable Intercreditor Agreement and to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture.

(c) Subject to the terms of the applicable Intercreditor Agreement, the Trustee is authorized and empowered to institute and maintain, or direct the Collateral Agent to institute and maintain, such suits and proceedings as it may deem expedient to protect or enforce the Liens of the Security Documents or to prevent any impairment of Collateral by any acts that may be unlawful or in violation of the Security Documents.

Section 11.04 Release of Collateral.

(a) Collateral may be released from the Lien and security interest created by the Security Documents to secure the Notes Obligations at any time or from time to time as required by the terms of the applicable Intercreditor Agreement and this Section 11.04. The applicable assets included in the Collateral shall be automatically released from the Liens securing the Notes and the Notes Obligations under any one or more of the following circumstances:

(1) to enable the Company and the Guarantors to consummate the sale, transfer or other disposition of such property or assets to the extent not prohibited under Section 4.10 other than any such sale or disposition to the Company or Guarantor;

(2) the release of Excess Proceeds or Collateral Excess Proceeds that remain unexpended after the conclusion of an Asset Sale Offer or a Collateral Note Asset Sale Offer conducted in accordance with Section 4.10;

(3) in respect of the property and assets of a Guarantor, upon (A) the designation of such Guarantor to be an Unrestricted Subsidiary in accordance with Section 4.07, Section 4.08 and the definition of “Unrestricted Subsidiary” or (B) the release of such Guarantor from its guarantee under Section 10.03;

(4) in respect of the property and assets of a Guarantor, upon the release or discharge of the security interest granted by such Guarantor to secure the obligations under the Credit Agreement or any other Indebtedness or the guarantee of any other Indebtedness which resulted in the obligation to become a Guarantor with respect to the Securities other than in connection with a release or discharge by or as a result of payment in full in respect of the Credit Agreement or such other Indebtedness;

(5) as described in the first sentence of this Section 11.04(a) in accordance with the applicable Intercreditor Agreement; and

(6) as permitted under Section 9.02.

In addition, the Liens granted pursuant to the Security Documents securing the Notes Obligations shall automatically terminate and/or be released in full all without delivery of any instrument or performance of any act by any party as of the date upon (i) all the Obligations under the Notes and this Indenture (other than contingent or unliquidated obligations or liabilities not then due) have been paid in full in cash or immediately available funds or (ii) exercise of a “legal defeasance option,” “covenant defeasance option” (each as defined in Section 8.01(b)) or a discharge of this Indenture in accordance with Article VIII.

Upon the receipt of an Officers’ Certificate from the Company, as described in Section 11.04(b) below and any necessary or proper instruments of termination, satisfaction or release prepared by the Company, the Collateral Agent shall execute, deliver or acknowledge such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Security Documents or the applicable Intercreditor Agreement.

The Liens on Collateral shall also be subordinated to the extent Liens on such Collateral securing the Credit Facilities are also subordinated pursuant to the requirements set forth in the Credit Facilities.

(b) Notwithstanding anything herein to the contrary, in connection with (x) any release of Collateral pursuant to Section 11.04(a)(2), (3), (4) or (6) above, such Collateral may not be released from the Lien and security interest created by the Security Documents and (y) any release of Collateral pursuant to Section 11.04(a)(1) or (5), the Collateral Agent shall not be required to execute, deliver or acknowledge any instruments of termination, satisfaction or release unless, in each case, an Officers’ Certificate and Opinion of Counsel certifying that all conditions precedent, including, without limitation, this Section 11.04, have been met and stating under which of the circumstances set forth in Section 11.04(a) above the Collateral is being released have been delivered to the Collateral Agent on or prior to the date of such release or, in the case of clause (y) above, the date on which the Collateral Agent executes any such instrument. The Trustee shall be entitled to receive and rely on Officers’ Certificates and Opinions of Counsel delivered to the Collateral Agent under this Section 11.04(b).

Section 11.05 Powers Exercisable by Receiver or Trustee. In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article XI upon the Company with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or of any officer or officers thereof required by the provisions of this Article XI; and if the Trustee or the Collateral Agent shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee or the Collateral Agent, as the case may be.

Section 11.06 No Fiduciary Duties; Collateral. Except with respect to the Holders, the Trustee shall not be deemed to owe any fiduciary duty to any other First Lien Secured Party and shall not be liable to any such First Lien Secured Party if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Notes or to the Company or to any other person cash, property or securities to which any other First Lien Secured Party shall be entitled by virtue of this Article or otherwise. With respect to any other First Lien Secured Parties (except with respect to the Holders), the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article and the Intercreditor Agreement and no implied covenants or obligations with respect to any other First Lien Secured Parties shall be read into this Indenture against the Trustee.

Beyond the exercise of reasonable care in the custody thereof, the Trustee shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Trustee in good faith.

Section 11.07 Purchaser Protected. In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Collateral Agent or the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article XI to be sold be under any obligation to ascertain or inquire into the authority of the Company or the applicable Guarantor to make any such sale or other transfer.

Section 11.08 Intercreditor Agreement Controls. In the event of a conflict or inconsistency between (a) the terms and provisions of this Indenture, the Securities or the Security Documents (on the one hand) and (b) the terms and provisions of the Senior Lien Intercreditor Agreement or the First Lien Intercreditor Agreement (on the other hand), the terms and provisions of the Senior Lien Intercreditor Agreement or the First Lien Intercreditor Agreement, as applicable, shall govern.

ARTICLE XII

MISCELLANEOUS

Section 12.01 Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision that is required to be included in this Indenture by the TIA, the required provision shall control.

Section 12.02 Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail or sent by facsimile (with a hard copy delivered in person or by mail promptly thereafter) and addressed as follows:

if to the Company:

National CineMedia, LLC

9110 East Nichols Avenue, Suite 200

Centennial, Colorado 80112-3405

Attention of:    R. Eugene Hardy

Facsimile:        303-792-8649

with copies (which shall not constitute notice) to:

Bryan Cave LLP

1700 Lincoln Street, Suite 4100

Denver, Colorado 80203

Attention of:    W. Dean Salter, Esq.

                          Mashenka Lundberg, Esq.

Facsimile:        303-866-0200

if to the Trustee:

Wells Fargo Bank, National Association

707 Wilshire Blvd, 17th Floor

Los Angeles, CA 90017

Attention: Corporate Trust Services, Administrator - National CineMedia, LLC

Telephone: (213) 614-2588

Facsimile: (213) 614-3355

with copies (which shall not constitute notice) to:

Thompson Hine LLP

335 Madison Avenue, 12th Floor

New York, New York 10017

Attention: Irving C. Apar

Telephone: (212) 908-3956

Fax: (212) 344-6101

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not. the addressee receives it.

Section 12.03 Communication by Holders with Other Holders. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 12.04 Certificate and Opinion as to Conditions. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

(a) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 12.05 Statements Required in Certificate or Opinions. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(a) a statement that the individual making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such individual, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by, the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 12.06 When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or any Guarantors or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with of them shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that a Trust Officer knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

Section 12.07 Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and the Paying Agent or co-registrar may make reasonable rules for their functions.

Section 12.08 Legal Holidays. A “Legal Holiday” is a Saturday, a Sunday or a day on which banking institutions are not required to be open in New York, New York or the city in which the Corporate Trust Office is located, or, if no Security is outstanding, the city in which the principal corporate trust office of the Trustee is located. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

Section 12.09 Governing Law. THIS INDENTURE, THE SECURITIES AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE SOUTHERN DISTRICT, LOCATED IN THE STATE, COUNTY AND CITY OF NEW YORK, AND BOROUGH OF MANHATTAN, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE GUARANTEES.

Section 12.10 No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company and any Guarantors shall not have any liability for any obligations of the Company or any Guarantors under the Securities, the Guarantees or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

Section 12.11 Successors. All agreements of the Company any each Guarantor in this Indenture and the Securities and the Guarantees shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 12.12 Separability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.13 Reliance on Financial Data. In computing any amounts under this Indenture: (a) to the extent relevant, the Company shall use audited financial statements of the Company, its Subsidiaries, any Person that would become a Subsidiary in connection with the transaction that requires the computation and any Person from which the Company or a Subsidiary has acquired an operating business, or is acquiring an operating business in connection with the transaction that requires the computation (each such Person whose financial statements are relevant in computing any particular amount, a “Relevant Person”) for the period or portions of the period to which the computation relates for which audited financial statements are available on the date of computation and unaudited financial statements and other current financial data based on the books and records of the Relevant Person or Relevant Persons, as the case may be, to the extent audited financial statements for the period or any portion of the period to which the computation relates are not available on the date of computation; and (b) the Company shall be permitted to rely in good faith on the financial statements and other financial data derived from the books and records of any Relevant Person that are available on the date of the computation.

Section 12.14 Multiple Originals. The parties may sign any number of copies of this Indenture (which may be by means of electronic mail, telefacsimile or pdf). Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

Section 12.15 Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 12.16 USA Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

Section 12.17 Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services.

[signature pages follow]

SIGNATURES

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

ISSUER

NATIONAL CINEMEDIA, LLC

By:	NATIONAL CINEMEDIA, INC., its Manager

By:	/s/ Kurt C. Hall
	Name:	Kurt C. Hall
	Title:	President, Chief Executive Officer and Chairman

By:	/s/ Ralph E. Hardy
	Name:	Ralph E. Hardy
	Title:	Executive Vice President, General Counsel and Secretary

1

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

TRUSTEE

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Maddy Hall
Name: Maddy Hall
Title: Vice President

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EXHIBIT A

PROVISIONS RELATING TO INITIAL

SECURITIES AND EXCHANGE SECURITIES

I. DEFINITIONS

For the purposes of this Exhibit A the following terms shall have the meanings indicated below:

“Additional Securities” means any 6.00% Senior Secured Notes due 2022, to be originally issued from time to time, excluding Exchange Securities and Private Exchange Securities, in one or more series as provided for in this Indenture.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Regulation S Global Security or beneficial interest therein, the rules and procedures of the Depository for such Global Security, Euroclear and Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

“Clearstream” means Clearstream Luxembourg, a société anonyme.

“Definitive Security” means a certificated Initial Security or an Exchange Security bearing, if required, the restricted securities legend set forth in Section 2.3(e)(i).

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Distribution Compliance Period,” with respect to any Securities, means the period of 40 consecutive days beginning on and including the later of (i) the day on which such Securities are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S, notice of which day shall be promptly given by the Company to the Trustee and (ii) the Issue Date, and with respect to any Additional Securities that are Transfer Restricted Securities, it means the comparable 40 consecutive days.

“Euroclear” means Euroclear Clearance System Plc.

“Exchange Securities” means the 6.00% Senior Secured Notes due 2022 to be issued pursuant to this Indenture in connection with a Registered Exchange Offer pursuant to the Registration Rights Agreement.

“Global Securities Legend” means the legend appearing under such title on Appendix I to this Exhibit A.

“Initial Purchasers” means Barclays Capital Inc., J.P. Morgan Securities LLC, Credit Suisse Securities (USA) LLC, Macquarie Capital (USA) Inc., and Morgan Stanley & Co. LLC.

“Initial Securities” means the 6.00% Senior Secured Notes due 2022 in the aggregate principal amount of $400,000,000 issued on April 27, 2012.

“Private Exchange” means the offer by the Company, pursuant to any Registration Rights Agreement, to issue and deliver to certain purchasers, in exchange for the Securities held by such purchasers as part of their initial distribution, a like aggregate principal amount of Private Exchange Securities.

“Private Exchange Securities” means any 6.00% Senior Secured Notes due 2022 to be issued pursuant to this Indenture in connection with a Private Exchange pursuant to a Registration Rights Agreement.

“Purchase Agreement” means the Purchase Agreement, dated April 18, 2012, between the Company and Barclays Capital Inc., as Representative of the several Initial Purchasers, relating to the Initial Securities, or any similar agreement relating to any future sale of Additional Securities by the Company.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Registered Exchange Offer” means the offer by the Company, pursuant to a Registration Rights Agreement, to certain Holders of Initial or Additional Securities, as the case may be, to issue and deliver to such Holders, in exchange for the Initial or Additional Securities, as the case may be, a like aggregate principal amount of Exchange Securities registered under the Securities Act.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of April 27, 2012, between the Company and Barclays Capital Inc., as representative of the Initial Purchasers, relating to the Initial Securities, entered into on the Issue Date regarding the Initial Securities and any similar registration rights agreements executed in connection with an offering of any Additional Securities.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Securities” means all Initial Securities and any Additional Securities offered and sold in offshore transactions in reliance on Regulation S.

“Restricted Securities Legend” means any of the restricted securities legends set forth in Section 2.3(e)(i) herein.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Securities” means all Initial Securities and any Additional Securities offered and sold to QIBs in reliance on Rule 144A.

“Securities” means the Initial Securities, the Additional Securities, the Exchange Securities and the Private Exchange Securities, treated as a single class.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depository) or any successor person thereto, who shall initially be the Trustee.

“Shelf Registration Statement” means a registration statement filed by the Company in connection with the offer and sale of Initial Securities, Additional Securities or Private Exchange Securities pursuant to a Registration Rights Agreement.

“Transfer Restricted Securities” means Definitive Securities and any other Securities that bear or are required to bear the legend set forth in Section 2.3(e)(i).

1.1 Other Definitions.

Term	Defined in Section
“Agent Members”	2.1(b)
“Global Security”	2.1(b)
“Regulation S Global Security”	2.1(b)
“Rule 144A Global Security”	2.1(b)

II. THE SECURITIES

1.1 Form and Dating. (a) General. The Initial Securities and any Additional Securities will be offered and sold by the Company, from time to time, pursuant to one or more Purchase Agreements. Unless registered or exempt from registration under the Securities Act, the Initial Securities and any Additional Securities will be resold, initially only to QIBs in reliance on Rule 144A and to non-U.S. persons in reliance on Regulation S. Initial Securities and Additional Securities so issued may thereafter be transferred to, among others, QIBs and purchasers in reliance on Regulation S, subject to the restrictions on transfers set forth herein.

(b) Global Securities. Rule 144A Securities shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form (collectively, the “Rule 144A Global Security”) and Regulation S Securities shall be issued initially in the form of one or more global Regulation S global Securities (collectively, the “Regulation S Global Security”), in each case without interest coupons and bearing the Global Securities Legend and Restricted Securities Legend, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Securities Custodian, and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as provided in this Indenture. The Rule 144A Global Security and the Regulation S Global Security are each referred to herein as a “Global Security” and are collectively referred to herein as “Global Securities”; provided that the term “Global Security” when used in this Section 2.1(b) and in Sections 2.1(c), 2.3(g)(i), 2.3(h)(i) and 2.4 shall also include any Security in global form issued in connection with a Registered Exchange Offer. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee and on the schedules thereto as hereinafter provided.

(c) Book-Entry Provisions. This Section 2.1(c) shall apply only to a Global Security deposited with or on behalf of the Depository.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(c) and pursuant to an order of the Company, authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee as Securities Custodian.

Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as Securities Custodian or under such Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

(d) Definitive Securities. Except as provided in Section 2.3, owners of beneficial interests in Global Securities shall not be entitled to receive physical delivery of certificated Securities.

2.2 Authentication. The Trustee shall authenticate and deliver: (a) Initial Securities for original issue in an aggregate principal amount of $400,000,000; (b) any Additional Securities, if and when issued pursuant to the Indenture; and (c) the Exchange Securities for issue only in a Registered Exchange Offer or any Private Exchange Securities for issue only in a Private Exchange, respectively, pursuant to a Registration Rights Agreement, for a like principal amount of Initial Securities or Additional Securities, in each case upon a written order of the Company signed by two Officers or by an Officer and either a Treasurer or an Assistant Treasurer or a Secretary or an Assistant Secretary of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Securities, Additional Securities, Exchange Securities or Private Exchange Securities.

2.3 Transfer and Exchange. (a) Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Registrar or a co-registrar with a request:

(x) to register the transfer of such Definitive Securities; or

(xi) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations, the Registrar or co-registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:

(1) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar or co-registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

(2) are being transferred, or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

(A) if such Definitive Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

(B) if such Definitive Securities are being transferred to the Company, a certification to that effect; or

(C) if such Definitive Securities are being transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or pursuant to or in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904, (i) a certification to that effect and (ii) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i).

(b) Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, together with;

(i) certification (in the form set forth on the reverse side of the Initial Security) that such Definitive Security is being transferred (1) to a QIB in accordance with Rule 144A or (2) outside the United States in an offshore transaction within the meaning of Regulation S and in compliance with Rule 904 under the Securities Act, which certification shall be accompanied by a signed letter substantially in the form of Exhibit B; and

(ii) written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depository account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount of Securities represented by the Global Security to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Definitive Security so canceled. If no Global Securities are then outstanding and the Global Security has not been previously exchanged for certificated securities pursuant to Section 2.4, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers’ Certificate, a new Global Security in the appropriate principal amount.

(c) Transfer and Exchange of Global Securities.

(i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Security shall deliver a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Security and such account shall be credited in accordance with such instructions with a beneficial interest in the Global Security and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Security being transferred. Transfers by an owner of a beneficial interest in the Rule 144A Global Security to a transferee who takes delivery of such interest through the Regulation S Global Security, whether before or after the expiration of the Distribution Compliance Period, shall be made only upon receipt by the Trustee of a certification in the form provided on the reverse of the Initial Securities from the transferor to the effect that such transfer is being made in accordance with Regulation S or (if available) Rule 144 under the Securities Act or pursuant to and in compliance with the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and that, if such transfer is being made prior to the expiration of the Distribution Compliance Period, the interest transferred shall be held immediately thereafter through Euroclear or Clearstream.

(ii) If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of Global Security from which such interest is being transferred.

(iii) Notwithstanding any other provisions of this Exhibit A (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(iv) In the event that a Global Security is exchanged for Securities in definitive registered form pursuant to Section 2.4 prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Securities or Additional Securities intended to ensure that such transfers comply with Rule 144A, Regulation S or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

(d) Restrictions on Transfer of Regulation S Global Security. (i) Prior to the expiration of the Distribution Compliance Period, interests in the Regulation S Global Security may only be held through Euroclear or Clearstream. During the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Security may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures and only (1) so long as such security is eligible for resale pursuant to Rule 144A, to a person whom the selling holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (2) in an offshore transaction in accordance with Regulation S, (3) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act, or (4) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States. Prior to the expiration of the Distribution Compliance Period, transfers by an owner of a beneficial interest in the Regulation S Global Security to a transferee who takes delivery of such interest through the Rule 144A Global Security shall be made only in accordance with Applicable Procedures and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse of the Initial Security to the effect that such transfer is being made to a QIB within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A. Such written certification shall no longer be required after the expiration of the Distribution Compliance Period.

(ii) Upon the expiration of the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Security shall be transferable in accordance with applicable law and the other terms of this Indenture.

(e) Legend.

(i) Except as permitted by the following paragraphs (ii), (iii), (iv) and (v), each certificate evidencing the Global Securities and the Definitive Securities and the Regulation S Global Security (prior to the expiration of the Distribution Compliance Period) (and all Securities issued in exchange therefor or in substitution thereof), shall bear a legend in substantially the following form:

THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF

THE SECURITIES ACT. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A SECURITIES: ONE YEAR] [IN THE CASE OF REGULATION S SECURITIES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (1) (a) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE UNDER RULE 144A, TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (c) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (d) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501 (a) (1), (2), (3) OR (7) OF THE SECURITIES ACT (AN “INSTITUTIONAL ACCREDITED INVESTOR”)) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SECURITIES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO NATIONAL CINEMEDIA, LLC THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF NATIONAL CINEMEDIA, LLC SO REQUESTS), (2) TO NATIONAL CINEMEDIA, LLC OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

If the Securities are issued with OID, they will bear the following additional legend:

THIS SECURITY HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1272 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED). UPON WRITTEN REQUEST, THE ISSUER WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS SECURITY THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND DATE OF THE SECURITY, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE SECURITY AND (3) THE YIELD TO MATURITY OF THE SECURITY. HOLDERS SHOULD CONTACT THE VICE PRESIDENT OF FINANCE OF THE ISSUER AT 9110 E. NICHOLS AVE., SUITE 200, CENTENNIAL, COLORADO 80112-3405.

Each Definitive Security will also bear the following additional legend:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

(ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act or pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904:

(A) in the case of any Transfer Restricted Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Security; and

(b) In the case of any Transfer Restricted Security that is represented by a Global Security, the Registrar shall permit the beneficial owner thereof to exchange such Transfer Restricted Security for a beneficial interest in a Global Security that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, in either case, if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 or in reliance on an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 (such certification to be in the form set forth on the reverse of the Initial Security).

(iii) After a transfer of any Initial Securities, Additional Securities or Private Exchange Securities, as the case may be, during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Securities, Additional Securities or Private Exchange Securities, all requirements pertaining to restricted legends on such Initial Security, Additional Security or such Private Exchange Securities will cease to apply, and a global Initial Security. Additional Security or Private Exchange Security without restricted legends will be available to the transferee of the beneficial interests in such Initial Securities, Additional Securities or Private Exchange Securities. Upon the occurrence of any of the circumstances described in this paragraph, the Company shall deliver an Officers’ Certificate to the Trustee instructing the Trustee to issue Securities without legends.

(iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Securities or Additional Securities pursuant to which certain Holders of such Initial Securities or Additional Securities are offered Exchange Securities in exchange for their Initial Securities or Additional Securities, Exchange Securities in global form without restrictive legends will be available to Holders or beneficial owners that exchange such Initial Securities or Additional Securities (or beneficial interests therein) in such Registered Exchange Offer. Upon the occurrence of any of the circumstances described in this paragraph, the Company shall deliver an Officers’ Certificate to the Trustee instructing the Trustee to issue Securities without restricted legends.

(v) Upon the consummation of a Private Exchange with respect to the Initial Securities or Additional Securities pursuant to which Holders of such Initial Securities or Additional Securities are offered Private Exchange Securities in exchange for their Initial Securities or Additional Securities, as the case may be, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will continue to apply, and Private Exchange Securities in global form with, to the extent required by applicable law, the Restricted Securities Legend will be available to Holders that exchange such Initial Securities or Additional Securities in such Private Exchange.

(vi) Upon a sale or transfer after the expiration of the Distribution Compliance Period of any Initial Security or Additional Security acquired pursuant to Regulation S, all requirements that such Initial Security or Additional Security bear any Restricted Securities Legend shall cease to apply and the requirements requiring any such Initial Security or Additional Security be issued in global form shall continue to apply.

(f) Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for certificated or Definitive Securities, redeemed, repurchased or canceled, such Global Security shall be returned by the Depository to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for certificated or Definitive Securities, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

(g) Obligations with Respect to Transfers and Exchanges of Securities.

(i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate certificated Securities, Definitive Securities and Global Securities at the Registrar’s or co-registrar’s request.

(ii) No service charge shall be made for any registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or registration of transfer pursuant to Sections 3.06, 4.10, 4.12 and 9.05 of this Indenture).

(iii) The Registrar or co-registrar shall not be required to register the transfer of or exchange of any Security for a period beginning 15 days before the mailing of a notice of redemption or an offer to repurchase Securities or 15 days before an interest payment date.

(iv) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

(v) All Securities issued upon any registration of transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such registration of transfer or exchange.

(h) No Obligation of the Trustee.

(i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or any other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.4 Certificated Securities.

(a) Any Global Security deposited with the Depository or with the Trustee as Securities Custodian pursuant to Section 2.1(b) shall be transferred to the beneficial owners thereof in the form of certificated Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if (i) the Depository notifies the Company that it is unwilling or unable to continue as a Depository for such Global Security or if at any time the Depository ceases to be a “clearing agency” registered under the Exchange Act, and a successor depositary is not appointed by the Company within 90 days of such notice, or (ii) a Default or an Event of Default has occurred and is continuing under the Indenture or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Securities under this Indenture.

(b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee at its office set forth in Section 2.04 of the Indenture, to be so transferred, in whole or from time to time in part, without charge (although the Company may require payment of a sum sufficient to cover any tax or governmental charge imposed in connection therewith), and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of certificated Securities of authorized denominations. Certificated Securities issued in exchange for any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $2,000 and any integral multiple of $1,000 in excess thereof and registered in such names as the Depository shall direct. Any certificated Initial Security or Additional Security delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.3(c), bear the Restricted Securities Legend.

(c) The registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Securities.

(d) In the event of the occurrence of any of the events specified in Section 2.4(a)(i), (ii) or (iii), the Company shall promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form without interest coupons.

APPENDIX I

To EXHIBIT A

[FORM OF FACE OF INITIAL SECURITY]

NATIONAL CINEMEDIA, LLC

6.00% Senior Secured Notes due 2022

[No.]	CUSIP No.
ISIN
$[ ]

NATIONAL CINEMEDIA, LLC, a Delaware limited liability company, promises to pay to Cede & Co., or registered assigns, the principal sum of [FILL IN DOLLAR AMOUNT IN WORDS] Dollars ($[FILL IN DOLLAR AMOUNT]) on April 15, 2022.

Interest Payment Dates: April 15 and October 15, commencing October 15, 2012.

Record Dates: April 1 and October 1.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed as of the      day of             , 2012.

NATIONAL CINEMEDIA, LLC

By:	NATIONAL CINEMEDIA, INC., its Manager

By:
		Name:	Gary W. Ferrera
		Title:	Executive Vice President, and Chief Financial Officer

NATIONAL CINEMEDIA, LLC

By:	NATIONAL CINEMEDIA, INC., its Manager

By:
		Name:	Ralph E. Hardy
		Title:	Executive Vice President, General Counsel and Secretary

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Dated:                    , 2012

Wells Fargo Bank, National Association, as Trustee, certifies that this is one of the Securities referred to in the Indenture.

By:
Authorized Signatory

Additional provisions of this Security are set forth on the other side of this Security.

[FORM OF REVERSE SIDE OF INITIAL SECURITY]

6.00% Senior Secured Notes due 2022

[Global Securities Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE.

[Restricted Securities Legend]

THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A SECURITIES: ONE YEAR] [IN THE CASE OF REGULATION S SECURITIES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (1) (a) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE UNDER RULE 144A, TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH

RULE 904 UNDER THE SECURITIES ACT, (c) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (d) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501 (a) (1), (2), (3) OR (7) OF THE SECURITIES ACT (AN “INSTITUTIONAL ACCREDITED INVESTOR”)) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SECURITIES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO NATIONAL CINEMEDIA, LLC THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF NATIONAL CINEMEDIA, LLC SO REQUESTS), (2) TO NATIONAL CINEMEDIA, LLC OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

[OID Legend]

THIS SECURITY HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1272 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED). UPON WRITTEN REQUEST, THE ISSUER WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS SECURITY THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND DATE OF THE SECURITY, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE SECURITY AND (3) THE YIELD TO MATURITY OF THE SECURITY. HOLDERS SHOULD CONTACT THE VICE PRESIDENT OF FINANCE OF THE ISSUER AT 9110 E. NICHOLS AVE., SUITE 200, CENTENNIAL, COLORADO 80112-3405.

[Definitive Securities Legend]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

1. Interest. [(a)] National CineMedia, LLC, a Delaware limited liability company (the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company shall pay interest semiannually, in arrears, on April 15 and October 15 of each year, commencing October 15, 2012, in immediately available funds. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the rate borne by the Securities to the extent lawful.

(b) [Special Interest. The holder of this Security is entitled to the benefits of a Registration Rights Agreement, dated as of April 27, 2012, between the Company and Barclays Capital Inc., as representative of the Initial Purchasers (as defined therein) relating to the Initial Securities (the “Registration Rights Agreement”). The Special Interest (as defined in the Indenture), if any, will be payable in cash semiannually in arrears each April 15 and October 15, in immediately available funds.]1

2.	Method of Payment

The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the April 1 or October 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company shall make all payments in respect of a certificated Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.	Paying Agent and Registrar

Initially, Wells Fargo Bank, National Association (the “Trustee”), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestic Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.	Indenture

The Company issued the Securities under an Indenture dated as of April 27, 2012 (the “Indenture”), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. 77aaa-77bbbb) as in effect on the date of the Indenture (the

[1]	Section 1(b) to be included only in Initial Securities or Additional Securities that have the benefit of a Registration Rights Agreement.

“TIA”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms.

The Securities are senior secured obligations of the Company and can be issued in an initial amount of up to $400,000,000 and additional amounts as part of the same series or new series under the Indenture which are unlimited (subject to Sections 2.01 and 2.10 of the Indenture). The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, incur additional indebtedness, pay dividends or make distributions in respect of their capital stock, purchase or redeem capital stock, enter into transactions with stockholders or certain affiliates, create liens or consolidate, merge or sell all or substantially all of the Company’s assets, other than in certain transactions between the Company and one or more of its Wholly Owned Subsidiaries. These limitations are subject to significant exceptions.

5.	Optional Redemption

(a) The Securities will not be redeemable at the option of the Company prior to April 15, 2017, except as set forth below.

(b) At any time prior to April 15, 2017, the Company may redeem all or any portion of the Securities, at once or over time, after giving the required notice described under Section 7 below, at a redemption price equal to 100% of the principal amount of Securities redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

(c) On or after April 15, 2017, the Company may redeem all or any portion of the Securities, at once or over time, after giving the required notice described under Section 7 below, at the redemption prices set forth below, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). The following prices are for Securities redeemed during the 12-month period commencing on April 15 of the years set forth below, and are expressed as percentages of principal amount:

Period	Redemption Price
2017	103.000%
2018	102.000%
2019	101.000%
2020 and thereafter	100.000%

(b) At any time prior to April 15, 2015, the Company may on any one or more occasions redeem up to 35% of the original aggregate principal amount of the Securities with the Net Cash Proceeds of one or more Equity Offerings at a redemption price of 106.00% of the principal amount thereof, plus accrued and unpaid interest and Special Interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that

(1) at least 65% of the original aggregate principal amount of the Securities remains outstanding after each such redemption; and

(2) the redemption occurs within 90 days after the closing of such Equity Offering.

6.	Mandatory Redemption

The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Securities.

7.	Notice of Redemption

Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at its registered address. Securities in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

8.	Repurchase of Securities at the Option of Holders

(a) Upon a Change of Control, the Company shall be required to make an offer, subject to certain conditions specified in the Indenture, to repurchase all the Securities of each Holder at a purchase price equal to 101% of the principal amount of Securities to be repurchased plus accrued and unpaid interest and Special Interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the interest payment date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.

(b) If the Company or a Subsidiary consummates any Asset Sales with respect to any Collateral, within 30 days following the date on which the aggregate amount of Collateral Excess Proceeds exceeds $25.0 million, the Company shall be required to make an offer, subject to certain conditions specified in the Indenture, to all holders of Securities, and, if required by the terms thereof, an offer to all holders of any other Pari Passu Secured Indebtedness containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets, to purchase, on a pro rata basis (with Excess Collateral Proceeds pro rated between the Holders of Securities and such holders of such Pari Passu Secured Indebtedness based upon the respective outstanding aggregate principal amounts (or accreted value, as applicable), the maximum principal amount of the Securities and the maximum principal amount (or accreted value, as applicable) of such Pari Passu Secured Indebtedness that may be purchased out of the respective pro rata amounts of Collateral Excess Proceeds). Holders that are the subject of an offer to purchase will receive a Collateral Note

Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Securities purchased by completing the form entitled “Option of Holder to Elect Purchase” on the reverse of the Securities.

(c) If the Company or a Subsidiary consummates any Asset Sales, within 30 days following the date on which the aggregate amount of Excess Proceeds exceeds $25.0 million, the Company shall be required to make an offer, subject to certain conditions specified in the Indenture, to all holders of Securities, and, if required by the terms thereof, an offer to all holders of any other Pari Passu Indebtedness containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets, to purchase, on a pro rata basis (with Excess Proceeds pro rated between the Holders of Securities and such holders of such Pari Passu Indebtedness based upon the respective outstanding aggregate principal amounts (or accreted value, as applicable), the maximum principal amount of the Securities and the maximum principal amount (or accreted value, as applicable) of such Pari Passu Indebtedness that may be purchased out of the respective pro rata amounts of Excess Proceeds. Holders that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Securities purchased by completing the form entitled “Option of Holder to Elect Purchase” on the reverse of the Securities.

9.	Denominations; Transfer; Exchange

The Securities are in registered form without coupons in denominations of $2,000 and whole multiples of $1,000 in excess thereof. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed or 15 days before an interest payment date.

10.	Persons Deemed Owners

The registered Holder of this Security may be treated as the owner of it for all purposes.

11.	Unclaimed Money

If money for the payment of principal, premium or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12.	Discharge and Defeasance

Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some of or all its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or Government Securities for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

13.	Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended without notice to any Holder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of Securities, the Company and the Trustee may amend the Indenture or the Securities: (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to comply with Article V of the Indenture; (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; (iv) to add additional Guarantees with respect to the Securities; (v) to secure the Securities by additional assets; (vi) to add additional covenants of the Company or to surrender rights and powers conferred on the Company; (vii) to make any change that does not adversely affect the rights of any Holder; or (viii) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA.

14.	Defaults and Remedies

If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding, subject to certain limitations, may declare all the Securities to be immediately due and payable. Certain events of bankruptcy or insolvency are Events of Default and shall result in the Securities being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power under the Indenture. The Holders of a majority in aggregate principal amount of the Securities then outstanding, by written notice to the Company and the Trustee, may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree, and if all existing Events of Default have been cured or waived except non-payment of principal or interest that has become due solely because of the acceleration.

15.	Collateral and Intercreditor Agreement

These Notes and any Guarantee by a Guarantor are secured by a security interest in the Collateral pursuant to certain Security Documents. The Liens securing the Notes and the Guarantees are subject to the terms of the Intercreditor Agreement.

16.	Trustee Dealings with the Company

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17.	No Recourse Against Others

A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

18.	Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19.	Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20.	Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

21.	ISINs and CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused ISINs and/or CUSIP numbers to be printed on the Securities and has directed the Trustee to use ISINs and/or CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

A Holder of Securities may upon written request and without charge to the Holder receive a copy of the Indenture which has in it the text of this Security. Requests may be made to:

National CineMedia, LLC

9110 East Nichols Avenue, Suite 200

Centennial, Colorado 80112-3405

Attention: R. Eugene Hardy

(303) 792-8649

ASSIGNMENT FORM

To assign this Security, fill in the form below: I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                      agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:

Sign exactly as your name appears on the other side of this Security.

In connection with any transfer of any of the Securities evidenced by this certificate occurring while the Securities are Transfer Restricted Securities after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

☐ (1) pursuant to an effective registration statement under the Securities Act of 1933; or

☐ (2) to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

☐ (3) outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act of 1933 in compliance with Rule 904 under the Securities Act of 1933; or

☐ (4) pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933; or

☐ (5) (i) pursuant to and in compliance with an exemption from the registration requirements of the Securities Act of 1933 other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State in the United States and (ii) the restrictions on transfer contained in the Indenture and the Restricted Securities Legend are not required in order to maintain compliance with the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if boxes (4) or (5) are checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Date:	Your
Signature:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The initial principal amount of this Global Security is $[INSERT DOLLAR AMOUNT].

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 4.10 (Asset Sale) or 4.12 (Change of Control) of the Indenture, check the appropriate box below:

☐ Section 4.10

☐ Section 4.12

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.10 or Section 4.12 of the Indenture, state the amount you elect to have purchased: $

Date:	Your
Signature:

(Sign exactly as your name appears on the other side of the Security)

Signature

Guarantee:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

EXHIBIT B

Form of Certificate To Be Delivered

in Connection with Transfers

Pursuant to Regulation S

Wells Fargo Bank DAPS Reorg.

MAC N9303 121

608 2nd Avenue South

Minneapolis, MN 55479

Telephone No.: (877) 969-1290

Fax No.: (866) 969-1290

Email: DAPSRcorg@wellsfargo.com

Attention: DAPS Department

Re:	National CineMedia, LLC (the “Company”)

6.00% Senior Secured Notes due 2022 (the “Securities”)

Ladies and Gentlemen:

In connection with our proposed sale of $             aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(1) the offer of the Securities was not made to a person in the United States;

(2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

(3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

(4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(5) we have advised the transferee of the transfer restrictions applicable to the Securities.

You, the Company and counsel for the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

B-1

Very truly yours,

[Name of Transferor]

By:
Authorized Signature

B-2

EXHIBIT C

FORM OF SUPPLEMENTAL INDENTURE TO ADD GUARANTORS

This Supplemental Indenture, dated as of [            ], 20 (this “Supplemental Indenture” or “Guarantee”), among [name of future Guarantor] (the “Subsidiary Guarantor”), National CineMedia, LLC (together with its successors and assigns, the “Company”), each other then existing Guarantor (if any) under the Indenture referred to below, and Wells Fargo Bank, National Association, as Trustee under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, the Company and the Trustee have heretofore executed and delivered an Indenture, dated as of April 27, 2012 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of 6.00% Senior Secured Notes due 2022 of the Company (the “Securities”);

WHEREAS, Section 4.111 of the Indenture provides that the Company is required to cause each Subsidiary that Guarantees obligations under the Credit Agreement or any other Indebtedness of the Company or any Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest on the Securities on a senior unsecured basis; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Company and any Guarantors are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture, without the consent of any Holder;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Subsidiary Guarantor, the Company, the other Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

ARTICLE I

Definitions

SECTION 1.1 Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “Holders” in this Guarantee shall refer to the term “Holders” as defined in the Indenture and the Trustee acting on behalf or for the benefit of such Holders. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II

Agreement to be Bound; Guarantee

SECTION 2.1 Agreement to be Bound. The Subsidiary Guarantor hereby becomes a party to the Indenture as a Subsidiary Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Subsidiary Guarantor under the Indenture. The Subsidiary Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Subsidiary Guarantor and to perform all of the obligations and agreements of a Subsidiary Guarantor under the Indenture. This Supplemental Indenture shall constitute a legal, valid and binding obligation of the Company and the Subsidiary Guarantor enforceable against both in accordance with its terms.

SECTION 2.2 Guarantee. The Subsidiary Guarantor agrees, on a joint and several basis with all the existing Guarantors, to fully, unconditionally and irrevocably Guarantee to each Holder of the Securities and the Trustee any Guarantor Obligations pursuant to Article X of the Indenture on a senior basis.

ARTICLE III

Miscellaneous

SECTION 3.1 Notices. All notices and other communications to the Subsidiary Guarantor shall be given as provided in the Indenture to the Subsidiary Guarantor, at its address set forth below, with a copy to the Company as provided in the Indenture for notices to the Company.

SECTION 3.2 Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental indenture or the Indenture or any provision herein or therein contained.

SECTION 3.3 Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflict of laws principles thereof.

SECTION 3.4 Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 3.5 Trustee not Responsible. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company and any Guarantors.

SECTION 3.6 Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

SECTION 3.7 Headings. The headings of the Articles and the Sections in this Guarantee are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

NATIONAL CINEMEDIA, LLC,

By:	NATIONAL CINEMEDIA, INC., its Manager

By:
Name:
Title:

[GUARANTOR], as a Guarantor

By:
Name:
Title:

Address:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

EXHIBIT D

Form of Security Agreement

SECURITY AGREEMENT

made by

NATIONAL CINEMEDIA, LLC

in favor of

BARCLAYS BANK PLC,

as Collateral Agent

Dated as of [                ]

ii

Schedules

Schedule 1	Intentionally Omitted
Schedule 2	Description of Pledged Securities
Schedule 3	Filings and Other Actions Required to Perfect Security Interest
Schedule 4	Jurisdiction of Organization, Identification Number and Location of Chief Executive Office
Schedule 5	Intellectual Property
Schedule 6	Specified Contracts

Annexes

Annex I	Assumption Agreement
Annex II	Acknowledgment and Consent

iii

SECURITY AGREEMENT, dated as of [                ], made by NATIONAL CINEMEDIA, LLC, a Delaware limited liability company (the “Company,” and together with any other entity that may become a party hereto as provided herein, the “Grantors”), in favor of BARCLAYS BANK PLC, as collateral agent (in such capacity and together with any permitted successors, the “Collateral Agent”) pursuant to an Indenture, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among the Company and Wells Fargo Bank, National Association, as trustee (in such capacity and together with any permitted successors, the “Trustee”), on behalf of the holders (the “Noteholders”) of the Notes.

W I T N E S S E T H:

WHEREAS, the Grantors are executing and delivering this Agreement pursuant to the terms of the Indenture to induce the Trustee to enter into the Indenture and to induce the Noteholders to purchase the Notes; and

WHEREAS, this Agreement is made by the Grantors in favor of the Collateral Agent for the ratable benefit of the Notes Secured Parties to secure the payment and performance in full when due of the Notes Obligations.

NOW, THEREFORE, each Grantor hereby agrees with the Collateral Agent, for the ratable benefit of the Notes Secured Parties, as follows:

SECTION 1. DEFINED TERMS

1.1 Definitions. (a) Unless otherwise defined herein, terms defined in the Indenture and used herein shall have the meanings given to them in the Indenture and the following terms are used herein as defined in the New York UCC: Accounts, Certificated Security, Chattel Paper, Documents, Equipment, Farm Products, General Intangibles, Goods, Instruments, Inventory, Letter-of-Credit Rights and Supporting Obligations.

(b) The following terms shall have the following meanings:

“Agreement”: this Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Collateral”: as defined in Section 3.

“Collateral Account”: any collateral account established by the Collateral Agent as provided in Section 6.1 or 6.4.

“Collateral Agent”: as defined in the preamble.

“Company”: as defined in the preamble.

“Copyrights”: (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in

Schedule 5), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

“Copyright Licenses”: any written agreement naming any Grantor as licensor or licensee (including, without limitation, those listed in Schedule 5), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

“Deposit Account”: as defined in the Uniform Commercial Code of any applicable jurisdiction and, in any event, including, without limitation, any demand, time, savings, passbook or like account maintained with a depositary institution.

“Excluded Assets”: the collective reference to (i) any contract, General Intangible, Copyright License, Patent License or Trademark License (“Intangible Assets”) or any Investment Property or Pledged Note, in each case to the extent the grant by the relevant Grantor of a security interest pursuant to this Agreement in such Grantor’s right, title and interest in such Intangible Asset, Investment Property or Pledged Note (A) is prohibited by any contract, agreement, instrument or indenture governing such Intangible Asset, Investment Property or Pledged Note, (B) would give any other party to such contract, agreement, instrument or indenture the right to terminate its obligations thereunder or (C) is permitted only with the consent of another party, if such consent has not been obtained; provided, that (x) any Receivable or any money or other amounts due or to become due under any such contract, agreement, instrument or indenture, (y) any and all Pledged Stock and (z) any and all Intercompany Notes shall not be Excluded Assets, and (ii) Capital Stock of Foreign Subsidiaries.

“Governmental Authority”: any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Grantors”: as defined in the preamble.

“Indemnitee”: as defined in Section 8.4.

“Indemnified Liabilities”: as defined in Section 8.4.

“Indenture”: as defined in the preamble.

“Intercompany Note”: any promissory note evidencing loans made by any Grantor to Holdings or any of its Subsidiaries.

“Investment Property”: the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the New York UCC (other than any Capital Stock of Foreign Subsidiaries) and (ii) whether or not constituting “investment property” as so defined, all Pledged Stock.

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“Issuers”: the collective reference to each issuer of any Investment Property.

“Material Adverse Effect”: a material adverse effect on (a) the business, assets, property, operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Notes Documents or the rights or remedies of the Collateral Agent or the Notes Secured Parties hereunder or thereunder.

“Mortgage”: an agreement, including, but not limited to, a mortgage, deed of trust or any other document, creating and evidencing a Lien on real estate, which shall be reasonably satisfactory in form and substance to the Collateral Agent.

“New York UCC”: the Uniform Commercial Code as from time to time in effect in the State of New York.

“Noteholders”: as defined in the preamble.

“Notes”: “Securities” as defined under the Indenture.

“Notes Documents”: as defined in the Intercreditor Agreement, whether or not in effect.

“Notes Obligations”: as defined in the Intercreditor Agreement, whether or not in effect.

“Notes Secured Parties”: as defined in the Intercreditor Agreement, whether or not in effect.

“Patents”: (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to in Schedule 5, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in Schedule 5, and (iii) all rights to obtain any reissues or extensions of the foregoing.

“Patent License”: all written agreements providing for the grant by or to any Grantor of any right to make, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 5.

“Pledged Notes”: all promissory notes listed on Schedule 2, all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business or any promissory note evidencing Investments permitted by Section 4.07 of the Indenture).

“Pledged Securities”: the collective reference to the Pledged Notes and the Pledged Stock.

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“Pledged Stock”: the shares of Capital Stock listed on Schedule 2 together with any other shares, stock certificates, options or rights of any nature whatsoever in respect of the Capital Stock of any Subsidiary that may be issued or granted to, or held by, any Grantor while this Agreement is in effect; provided that in no event shall the Capital Stock of any Foreign Subsidiary be required to be pledged hereunder.

“Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, including, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

“Receivable”: any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

“Requirement of Law”: as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer”: as defined in the Credit Agreement, whether or not in effect.

“Securities Act”: the Securities Act of 1933, as amended.

“Security”: as defined in Section 5.8(d).

“Specified Contracts”: the contracts and agreements listed in Schedule 6, as the same may be amended, supplemented or otherwise modified from time to time, including, without limitation, (i) all rights of any Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of any Grantor to damages arising thereunder and (iii) all rights of any Grantor to perform and to exercise all remedies thereunder.

“Trademarks”: (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule 5, and (ii) the right to obtain all renewals thereof.

“Trademark License”: any written agreement providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 5.

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“Trustee” as defined in the preamble.

1.2 Other Definitional Provisions (a) The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

(d) Each reference to a Schedule to this Agreement shall mean and refer to such Schedule it may be amended, supplemented or modified from time to time to reflect additional Grantors or as otherwise permitted or contemplated hereunder

SECTION 2. [INTENTIONALLY OMITTED]

SECTION 3. GRANT OF SECURITY INTEREST

Each Grantor hereby assigns and transfers to the Collateral Agent, and hereby grants to the Collateral Agent, for the benefit of the Notes Secured Parties, a security interest in, and lien on, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Notes Obligations:

(a)	all Accounts;

(b)	all Chattel Paper;

(c)	all Specified Contracts;

(d)	all Deposit Accounts;

(e)	all Documents;

(f)	all Equipment;

(g)	all General Intangibles;

(h)	all Instruments;

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(i)	all Intellectual Property;

(j)	all Inventory;

(k)	all Investment Property;

(l)	all Pledged Notes;

(m)	all Letter-of-Credit Rights;

(n)	all Goods and other personal property not otherwise described above;

(o)	all books and records pertaining to the Collateral; and

(p)	to the extent not otherwise included, all Proceeds and products of any and all of the foregoing, all Supporting Obligations in respect of any of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided, that the Collateral shall not include the Excluded Assets.

SECTION 4. REPRESENTATIONS AND WARRANTIES

Each Grantor hereby represents and warrants to the Collateral Agent and the Notes Secured Parties on the date hereof that:

4.1 Title; No Other Liens. Except for the security interest granted to the Collateral Agent for the benefit of the Notes Secured Parties pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Indenture, such Grantor owns each item of its Collateral free and clear of any and all Liens of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Collateral Agent, for the benefit of the Notes Secured Parties, pursuant to this Agreement or in connection with the Liens permitted by the Indenture.

4.2 Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings referred to on said Schedule, have been delivered to the Collateral Agent in completed and, if applicable, duly executed form) will constitute valid perfected security interests in all of the Collateral with respect to which a security interest can be perfected by the filing of a financing statement under the New York UCC in favor of the Collateral Agent, for the benefit of the Notes Secured Parties, as collateral security for such Grantor’s Notes Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for (i) Liens permitted by the Indenture which have priority over the Liens on the Collateral by operation of law and (ii) Liens securing any Credit Facilities Obligations.

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4.3 Jurisdiction of Organization; Chief Executive Office. On the date hereof, such Grantor’s jurisdiction of organization, identification number from the jurisdiction of organization (if any), and the location of such Grantor’s chief executive office or sole place of business are specified on Schedule 4. The Company has furnished to the Collateral Agent a certified charter, certificate of incorporation or other organization document and long-form good standing certificate as of a date which is recent to the date hereof. Each other Grantor (if any) has furnished to the Collateral Agent a certified charter, certificate of incorporation or other organization document and long-form good standing certificate as of a date which is recent to the date such Grantor became a party to this Agreement.

4.4 [Intentionally Omitted].

4.5 Farm Products. None of such Grantor’s Collateral constitutes, or is the Proceeds of, Farm Products.

4.6 Investment Property. (a) The shares, units or other ownership interests constituting the Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares, units or other ownership interests of all classes of the Capital Stock of each Issuer owned by such Grantor.

(b) All the shares, units or other ownership interests constituting the Pledged Stock listed on Schedule 2 have been duly and validly issued and are fully paid and, in the case of Pledged Stock that constitutes capital stock of a corporation, nonassessable.

(c) To such Grantor’s knowledge, each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(d) Such Grantor is the record and beneficial owner of, and has good title to, the Investment Property pledged by it hereunder, free of any and all Liens, except (i) the security interest created by this Agreement or the security interest securing any Credit Facilities Obligations, and (ii) in the case of Investment Property other than Pledged Stock, Liens permitted by Section 4.09 of the Indenture, and, in the case of Pledged Stock, Liens permitted by Section 4.09 of the Indenture to the extent such Liens are prior and superior to the security interest granted hereunder by operation of law).

4.7 Receivables. No amount payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the Collateral Agent to the extent required by Section 5.2 of this Agreement.

4.8 Intellectual Property. (a) Schedule 5 lists all Intellectual Property that is registered or for which registrations are pending owned by such Grantor in its own name on the date hereof.

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(b) On the date hereof, all Intellectual Property of such Grantor that is listed on Schedule 5 that is necessary for the conduct of its business as currently conducted is valid, subsisting, unexpired and enforceable (excepting for any pending applications), is not presently abandoned and does not, to the knowledge of such Grantor, infringe the Intellectual Property rights of any other Person, in each case in any respect that would reasonably be expected to have a Material Adverse Effect.

(c) Except as set forth in Schedule 5, except for licenses and agreements relating to “off the shelf” or standard product or service offerings, or except as would not reasonably be expected to have a Material Adverse Effect, on the date hereof, none of the Intellectual Property that is owned by such Grantor and necessary for the conduct of its business as currently conducted is the subject of any licensing or franchise agreement, other than licensing or franchise agreements entered into by Grantor as part of its ordinary course of business, pursuant to which such Grantor is the licensor or franchisor.

(d) No holding, decision or judgment has been rendered against such Grantor by any Governmental Authority which would limit, cancel or invalidate such Grantor’s rights in any Intellectual Property that is owned by such Grantor and necessary for the conduct of its business as currently conducted in any respect that would reasonably be expected to have a Material Adverse Effect.

(e) No action or proceeding by a Governmental Authority is pending against such Grantor, or, to the knowledge of such Grantor, threatened against such Grantor, on the date hereof (i) seeking to limit, cancel or invalidate any Intellectual Property that is owned by such Grantor and necessary for the conduct of its business as currently conducted or such Grantor’s ownership interest therein or (ii) which, is likely to result in an adverse determination which would have a Material Adverse Effect.

SECTION 5. COVENANTS

Each Grantor covenants and agrees with the Collateral Agent and the other Notes Secured Parties that, from and after the date of this Agreement until the Notes Obligations shall have been paid in full (other than indemnity obligations that survive the termination and for which no notice of a claim has been received by the Company as of such termination):

5.1 Intentionally Omitted.

5.2 Delivery of Instruments and Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper shall, if reasonably requested by the Collateral Agent, be promptly delivered to the Collateral Agent, duly indorsed in a manner satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Agreement; provided, that the Grantors shall not be obligated to so deliver any Instruments or Chattel Paper held by any Grantor at any time to the extent that the aggregate face amount of all such Instruments and Chattel Paper held by all Grantors at such time does not exceed $250,000.

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5.3 Maintenance of Insurance.

(a) Except to the extent waived by the Collateral Agent, all insurance on any Grantor’s material property shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Collateral Agent of written notice thereof and (ii) name the Collateral Agent as additional insured party or loss payee as its interest may appear.

(b) If reasonably requested by the Collateral Agent, the Company shall deliver to the Collateral Agent a report of a reputable insurance broker with respect to such insurance substantially concurrently with the delivery by the Company to the Collateral Agent of its audited financial statements for each fiscal year.

5.4 Payment of Notes Obligations. Such Grantor will pay and discharge or otherwise satisfy at or before maturity or, if later, before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon such Grantor’s Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to such Grantor’s Collateral, except that no such tax, assessment, charge, levy or claim need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor, or to the extent failure to pay, discharge or satisfy such taxes, assessments, charges, levies or claims would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

5.5 Maintenance of Perfected Security Interest; Further Documentation. (a) Such Grantor shall maintain the security interest in such Grantor’s Collateral created by this Agreement as a perfected security interest having at least the priority described in Section 4.2 and shall defend such security interest against the claims and demands of all Persons whomsoever other than Liens permitted under the Indenture.

(b) Such Grantor will furnish to the Collateral Agent from time to time, statements and schedules further identifying and describing such Grantor’s Collateral and such other reports in connection with such Grantor’s Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

(c) At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) the filing of any financing or continuation statements under the

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Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of Investment Property, Deposit Accounts, Letter-of-Credit Rights and any other relevant Collateral, taking any commercially reasonable actions to enable the Collateral Agent to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto. Notwithstanding the foregoing and any other provision of this Agreement or any Notes Document to the contrary, unless the Collateral Agent requests at such time as an Event of Default shall have occurred and be continuing, no Grantor shall be required to perfect the security interests created hereby in such Grantor’s motor vehicles and other assets covered by a certificate of title (except to the extent the security interests in such Collateral may be perfected by the filing of financing statements under the Uniform Commercial Code of an applicable jurisdiction).

5.6 Changes in Locations, Name, etc.. Such Grantor will not, except upon fifteen (15) days’ prior written notice to the Collateral Agent and delivery to the Collateral Agent of all additional financing statements and other documents reasonably requested by the Collateral Agent to maintain the validity, perfection and priority of the security interests provided for herein:

(i) change its jurisdiction of organization or the location of its chief executive office or sole place of business or principal residence from that referred to in Section 4.3; or

(ii) change its name.

5.7 Notices. Such Grantor will advise the Collateral Agent (to be distributed by the Collateral Agent to the Notes Secured Parties) promptly, in reasonable detail:

(a) within five Business Days after a Responsible Officer of such Grantor knows of any Lien (other than security interests created hereby or Liens permitted under the Indenture) on any of the Collateral which would materially adversely affect the ability of the Collateral Agent to exercise any of its remedies hereunder; and

(b) within five Business Days after a Responsible Officer of such Grantor knows of the occurrence of (i) any termination of any of the ESAs or (ii) any other event which would reasonably be expected to have a material adverse effect on the security interests created hereby.

5.8 Investment Property. (a) If such Grantor shall become entitled to receive or shall receive any certificate representing a certificated security (including, without limitation, any such certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Collateral

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Agent and the Notes Secured Parties, hold the same in trust for the Collateral Agent and the Notes Secured Parties and deliver the same forthwith to the Collateral Agent in the exact form received, duly indorsed by such Grantor to the Collateral Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Collateral Agent so requests, signature guaranteed, to be held by the Collateral Agent, subject to the terms hereof, as additional collateral security for the Notes Obligations.

(b) Without the prior written consent of the Collateral Agent, such Grantor will not create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property, the Pledged Notes or Proceeds thereof, or any interest therein, except for (A) the security interest created by this Agreement or by another Security Document or the security interest securing any Credit Facilities Obligations, and (B) in the case of Investment Property, the Pledged Notes and Proceeds other than Pledged Stock, Liens permitted by Section 4.09 of the Indenture, and, in the case of Pledged Stock, Liens permitted by Section 4.09 of the Indenture to the extent such Liens are prior and superior to the security interest granted hereunder by operation of law).

(c) In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it, and (ii) the terms of Sections 6.3(c) and 6.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 with respect to the Pledged Securities issued by it.

(d) Each Issuer of Pledged Stock that is a Grantor and a partnership or a limited liability company (i) confirms that none of the terms of any equity interest issued by it to a Grantor provides that such equity interest is a “security” within the meaning of Sections 8-102 and 8-103 of the New York UCC (a “Security”), (ii) agrees that it will take no action to cause or permit any such equity interest to become a Security, (iii) agrees that it will not issue any certificate representing any such equity interest and (iv) agrees that if, notwithstanding the foregoing, any such equity interest shall be or become a Security, such Issuer will (and the Grantor that holds such equity interest hereby instructs such Issuer to) comply with instructions originated by the Collateral Agent without further consent by such Grantor.

(e) Each Issuer of Pledged Stock that is not a Grantor has delivered to the Collateral Agent an Acknowledgment and Consent in substantially the form of Annex II attached hereto.

5.9 Receivables. Other than in the ordinary course of business or as permitted under the Indenture, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable, in each case for clauses (i) through (v), in any manner that would reasonably be expected to have a Material Adverse Effect.

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5.10 Intellectual Property. Except as would not reasonably be expected to have a Material Adverse Effect:

(a) Such Grantor (either itself or through licensees) will (i) continue to use each Trademark that is owned by such Grantor and necessary to Grantor’s business as-then conducted as deemed necessary by such Grantor in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) use such Trademark with the notices and legends required by applicable Requirements of Law, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Collateral Agent, for the benefit of the Notes Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any material way.

(b) Such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any Patent that is owned by such Grantor and necessary to Grantor’s business as then-conducted become forfeited, abandoned or dedicated to the public.

(c) Such Grantor (either itself or through licensees) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any Copyright that is owned by such Grantor and necessary to Grantor’s business as then-conducted may become invalidated or otherwise impaired. Such Grantor will not (either itself or through licensees) do any act whereby Copyright that is owned by such Grantor and necessary to Grantor’s business as then-conducted may fall into the public domain.

(d) Such Grantor (either itself or through licensees) will not do any act that knowingly uses any Intellectual Property that is owned by such Grantor and necessary to Grantor’s business as then-conducted to infringe the Intellectual Property rights of any other Person in such a way as to have a Material Adverse Effect.

(e) Such Grantor will notify the Collateral Agent within five (5) Business Days after an Officer of such Grantor knows of any adverse determination by a Governmental Authority (including, without limitation, the institution of, or any such determination or development in, any adversarial proceeding with a third party in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor’s ownership of, or the validity of, any Intellectual Property that is necessary to Grantor’s business as then-conducted or such Grantor’s right to own and maintain the same.

(f) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall, if requested by the Collateral Agent, report such filing to the Collateral Agent within ten (10) Business Days (or such longer period as the Collateral Agent may agree) after the last day of the

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fiscal quarter in which such filing occurs. Upon the request of the Collateral Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent’s and the Notes Secured Parties’ security interest in any Copyright, Patent or Trademark and the goodwill and General Intangibles of such Grantor relating thereto or represented thereby.

(g) Such Grantor will take all steps deemed reasonable and necessary by such Grantor, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application relating to any Intellectual Property owned by such Grantor and necessary for such Grantor’s business as then-conducted (and to obtain the relevant registration) and to maintain each registration of the Intellectual Property that is owned by such Grantor and necessary for such Grantor’s business as then-conducted, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

(h) In the event that any Intellectual Property that is owned by such Grantor and necessary for such Grantor’s business as then-conducted is infringed, misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, notify the Collateral Agent within five (5) Business Days after an Officer of such Grantor has knowledge thereof.

5.11 Real Property. Such Grantor, with respect to any fee interest in any real property (except any real property having a value (together with improvements thereof) of less than $2,000,000) either (i) subject to a mortgage securing the Credit Agreement on the date hereof or (ii) acquired after the date hereof, will promptly (i) execute and deliver a Mortgage in favor of the Collateral Agent, for the benefit of the Notes Secured Parties, covering such real property, in each case prior and superior in right to any other Person (except Liens permitted by Section 4.09 of the Indenture and as permitted by any other Security Document), (ii) if reasonably requested by the Collateral Agent, provide the Notes Secured Parties with (x) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Collateral Agent) as well as a current ALTA survey thereof, together with a surveyor’s certificate and (y) any consents or estoppels reasonably deemed necessary by the Collateral Agent in connection with such Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Collateral Agent and (iii) if reasonably requested by the Collateral Agent, deliver to the Collateral Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Collateral Agent.

SECTION 6. REMEDIAL PROVISIONS

6.1 Certain Matters Relating to Receivables. (a) The Collateral Agent shall have the right, at any time after the occurrence and during the continuance of an Event of Default, to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish

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all such assistance and information as the Collateral Agent may require in connection with such test verifications. At any time and from time to time after the occurrence and during the continuance of an Event of Default, upon the Collateral Agent’s reasonable request and at the expense of the relevant Grantor, such Grantor cause independent public accountants or others satisfactory to the Collateral Agent to furnish to the Collateral Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.

(b) The Collateral Agent hereby authorizes each Grantor to collect such Grantor’s Receivables, subject to the Collateral Agent’s direction and control after the occurrence and during the continuance of an Event of Default, and the Collateral Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within three (3) Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of the Notes Secured Parties only as provided in Section 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Collateral Agent and the Notes Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(c) At the Collateral Agent’s request at any time after the occurrence and during the continuance of a Default or an Event of Default, each Grantor shall deliver to the Collateral Agent all existing original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.

(d) At any time after the occurrence and during the continuance of an Event of Default, each Grantor will cooperate with the Collateral Agent to establish a system of lockbox accounts, under the sole dominion and control of the Collateral Agent, into which all Receivables shall be paid and from which all collected funds will be transferred to a Collateral Account.

6.2 Communications with Obligors; Grantors Remain Liable. (a) The Collateral Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables to verify with them to the Collateral Agent’s satisfaction the existence, amount and terms of any Receivables.

(b) Upon the request of the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables that the Receivables have been assigned to the Collateral Agent for the benefit of the Notes Secured Parties and that payments in respect thereof shall be made directly to the Collateral Agent.

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(c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables (or any agreement giving rise thereto) to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Collateral Agent nor any Notes Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any Notes Secured Party of any payment relating thereto, nor shall the Collateral Agent or any Notes Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

6.3 Pledged Stock. (a) Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given notice to the relevant Grantor of the Collateral Agent’s intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all cash dividends and distributions paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, to the extent permitted in the Indenture, and to exercise all voting and corporate rights with respect to the Pledged Securities; provided, however, that no vote shall be cast or corporate right exercised or other action taken which, in the Collateral Agent’s reasonable judgment, would materially impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Indenture, this Agreement or any other Notes Document.

(b) If an Event of Default shall occur and be continuing and the Collateral Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Collateral Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Securities and make application thereof to the Notes Obligations in the order set forth in Section 6.5, and (ii) any or all of the Pledged Securities shall be registered in the name of the Collateral Agent or its nominee, and the Collateral Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Securities at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by any Grantor or the Collateral Agent of any right, privilege or option pertaining to such Pledged

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Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c) Each Grantor hereby agrees that, upon the occurrence and during the continuance of an Event of Default and after the Collateral Agent’s request, it will authorize and instruct each Issuer of any Pledged Securities pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Collateral Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the Collateral Agent.

6.4 Proceeds to be Turned Over To Collateral Agent. In addition to the rights of the Collateral Agent and the Notes Secured Parties specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, checks and Instruments shall be held by such Grantor in trust for the Collateral Agent and the Notes Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required). All Proceeds received by the Collateral Agent hereunder after the occurrence and during the continuance of an Event of Default shall be held by the Collateral Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Collateral Agent in a Collateral Account (or by such Grantor in trust for the Collateral Agent and the Notes Secured Parties) shall continue to be held as collateral security for all the Notes Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

6.5 Application of Proceeds. If an Event of Default shall have occurred and be continuing the Collateral Agent shall apply the proceeds of any collection, sale, foreclosure or other realization upon any Collateral in accordance with Section 6.10 of the Indenture, subject to the requirements of the Intercreditor Agreement. Upon any sale of Collateral by the Collateral Agent during the existence of an Event of Default (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to any purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any party of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

6.6 Code and Other Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent, on behalf of the Notes Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other

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instrument or agreement securing, evidencing or relating to the Notes Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, to the extent permitted by applicable law, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may, after the occurrence and during the continuance of an Event of Default, forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Collateral Agent or any Notes Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent or any Notes Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, after the occurrence and during the continuance of an Event of Default, at the Collateral Agent’s request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Agent and the Notes Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Notes Obligations, in accordance with Section 6.5, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Collateral Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Collateral Agent or any Notes Secured Party arising out of the exercise by them of any rights hereunder (excluding claims, damages and demands to the extent such claims, damages and demands are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Collateral Agent or such Notes Secured Party, as the case may be). If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.

6.7 Private Sales. (a) Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such

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sale were a public sale and, notwithstanding such circumstances, agrees that any such sale shall not be deemed to have been made in a commercially reasonable manner solely because such sale was a private sale. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Stock permitted hereunder for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(b) Each Grantor agrees to use its commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 6.7 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Collateral Agent and the Notes Secured Parties, that the Collateral Agent and the Notes Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Indenture.

6.8 Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Notes Obligations and the fees and disbursements of any attorneys employed by the Collateral Agent or any Notes Secured Party to collect such deficiency.

SECTION 7. THE COLLATERAL AGENT

7.1 Collateral Agent’s Appointment as Attorney-in-Fact, etc. (a) Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be reasonably necessary to accomplish the purposes of this Agreement to the extent permitted by applicable law, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Receivable or Specified Contract or with respect to any other Collateral whenever payable;

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(ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent’s and the Notes Secured Parties’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv) execute, in connection with any sale provided for in Sections 6.6 or 6.7, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate; (7) subject to any existing licenses or reserved rights, assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s and the Notes Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 7.1(a) to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.

(b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

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(c) The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on amounts past due under the Notes, from the date of payment by the Collateral Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Collateral Agent within ten (10) days following written demand; provided that the relevant Grantor shall not have to reimburse the Collateral Agent for expenses relating to an action, claim or proceeding to the extent such action, claim or proceeding is determined in a final, nonappealable judgment by a court of competent jurisdiction binding on the Collateral Agent to have arisen as a result of the gross negligence or willful misconduct of the Collateral Agent.

(d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof in accordance with the terms hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

7.2 Duty of Collateral Agent. The Collateral Agent’s sole duties with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account and otherwise as required under the New York UCC. Neither the Collateral Agent, any Notes Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent and the Notes Secured Parties hereunder are solely to protect the Collateral Agent’s and the Notes Secured Parties’ interests in the Collateral and shall not impose any duty upon the Collateral Agent or any Notes Secured Party to exercise any such powers. The Collateral Agent and the Notes Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

7.3 Financing Statements. Pursuant to any applicable law, each Grantor authorizes the Collateral Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Collateral Agent determines appropriate to perfect the security interests of the Collateral Agent under this Agreement. Each Grantor authorizes the Collateral Agent to use the collateral description “all personal property” in any such financing statements.

7.4 Authority of Collateral Agent. Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting

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right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the Notes Secured Parties, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Notes Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

SECTION 8. MISCELLANEOUS

8.1 Amendments in Writing. Subject to the Intercreditor Agreement, none of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Article IX of the Indenture.

8.2 Notices. All notices, requests and demands to or upon the Collateral Agent or any Grantor hereunder shall be affected in the manner provided for in Section 12.02 of the Indenture.

8.3 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Collateral Agent nor any Notes Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any Notes Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any Notes Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent or such Notes Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

8.4 Expenses; Indemnification. The Grantors agree (a) to pay or reimburse the Collateral Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the acceptance and administration of the transactions contemplated hereby and the performance of its duties hereunder, including, without limitation, the reasonable fees and disbursements and other charges of counsel to the Collateral Agent, (b) to pay or reimburse the Collateral Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Note Documents to which it is a party and any other documents prepared in connection herewith or therewith, including, without limitation, the fees and disbursements of counsel (including the allocated fees and disbursements and other charges of in-house counsel) to the Collateral Agent, (c) to pay, indemnify, or reimburse the Collateral Agent for, and hold the Collateral Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any

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waiver or consent under or in respect of, this Agreement, the other Note Documents and any such other documents, and (d) to pay, indemnify or reimburse the Collateral Agent, its affiliates, and its officers, directors, trustees, employees, advisors, agents and controlling persons (each, an “Indemnitee”) for, and hold each Indemnitee harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by an Indemnitee or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Note Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby or (ii) any actual or prospective claim, litigation, investigation or proceeding relating to the foregoing, whether based on contract, tort or any other theory, and regardless of whether any Indemnitee is a party thereto (all the foregoing in this clause (d), collectively, the “Indemnified Liabilities”), provided, that the Grantors shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. No Indemnitee nor any Grantor shall be liable for any special, indirect, consequential or punitive damages in connection with the Notes Documents. The Grantors shall have the right to undertake, conduct and control through counsel of its own choosing (which counsel shall be acceptable to the applicable Indemnitee acting reasonably), the conduct and settlement of claims with respect to the related Indemnified Liabilities, and such Indemnitee shall cooperate with the Grantors in connection therewith; provided that the Grantors shall permit such Indemnitee to participate in such conduct and settlement through counsel chosen by such Indemnitee. Notwithstanding the foregoing, each Indemnitee shall have the right to employ its own counsel and the reasonable fees and expenses of such counsel shall be at the Grantors’ cost and expense if such Indemnitee reasonably determines that (i) the Grantors’ counsel is not defending any claim or proceeding in a manner reasonably acceptable to such Indemnitee or (ii) the interest of the Grantors and such Indemnitee have become adverse in any such claim or cause of action, provided, however, that in such event, the Grantors shall only be liable for the reasonable legal expenses of one counsel for all such Indemnitees. If clause (ii) of the immediately preceding sentence is applicable, at the option of the applicable Indemnitee, its attorneys shall control the resolution of any such claim with respect to the related Indemnified Liabilities. The Grantors shall not, without the prior written consent of each Indemnitee affected thereby, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification may be sought hereunder (whether or not such Indemnitee is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (a) includes an unconditional release of such Indemnitee from all liability arising out of such action or claim, (b) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such Indemnitee and (c) does not require such Indemnitee to pay any form of consideration to any party or parties (including, without limitation, the payment of money) in connection therewith. The agreements in this Section 8.4 shall survive repayment of the Notes Obligations and all other amounts payable under the Indenture and the other Notes Documents.

8.5 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Collateral Agent and the Notes Secured Parties and their successors and permitted assigns in accordance with the terms of the Indenture; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent.

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8.6 Set-Off. In addition to any rights and remedies of the Collateral Agent or the Notes Secured Parties provided by law, the Collateral Agent and the Notes Secured Parties shall have the right, without prior notice to any Grantor, any such notice being expressly waived by each Grantor to the extent permitted by applicable law, upon the occurrence and during the continuance of any Event of Default, to set off and appropriate and apply against any amount becoming due and payable by any Grantor hereunder or any other amounts becoming due and payable by the Company or any Guarantor under the Indenture or any other Notes Document (whether at stated maturity, by acceleration or otherwise) such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Collateral Agent or such Notes Secured Party or any branch or agency thereof to or for the credit or the account of the applicable Grantor. The Collateral Agent and the Notes Secured Parties agrees promptly to notify applicable Grantor and the Collateral Agent after any such setoff and application made by the Collateral Agent or such Notes Secured Party, provided that the failure to give such notice shall not affect the validity of such setoff and application.

8.7 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy or electronic transmission (e.g. “pdf”)), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

8.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.9 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.10 Integration. This Agreement and the other Notes Documents represent the agreement of the Grantors, the Collateral Agent and the Notes Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Collateral Agent or any Notes Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Notes Documents.

8.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

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8.12 Submission To Jurisdiction; Waivers. Each Grantor hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Notes Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.2 or at such other address of which the Collateral Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

8.13 Acknowledgements. Each Grantor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Notes Documents to which it is a party;

(b) neither the Collateral Agent nor any Notes Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Notes Documents, and the relationship between the Grantors, on the one hand, and the Collateral Agent and Notes Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Notes Documents or otherwise exists by virtue of the transactions contemplated hereby among the Notes Secured Parties or among the Grantors and the Notes Secured Parties.

8.14 Additional Grantors. Each Subsidiary of the Company that is required to become a party to this Agreement pursuant to the Indenture shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex I hereto.

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8.15 Releases. (a) At such time as the Notes Obligations (other than indemnity obligations that survive the termination of this Agreement and for which no notice of a claim has been received by the Company as of such termination) shall have been paid in full, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Collateral Agent shall deliver to such Grantor any Collateral held by the Collateral Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination and take such other actions as shall be required to release its security interest in all Collateral, and to release all guarantee obligations under this Agreement.

(b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Indenture, then the Collateral Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Company, a Subsidiary Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Subsidiary Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Indenture.

8.16 WAIVER OF JURY TRIAL. EACH GRANTOR AND, BY ACCEPTANCE OF THE BENEFITS HEREOF, THE COLLATERAL AGENT AND EACH NOTES SECURED PARTY, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER NOTES DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 9. SUBJECT TO INTERCREDITOR AGREEMENT

9.1 Intercreditor Agreement. Notwithstanding anything herein to the contrary, (i) the Liens and security interests granted to the Collateral Agent pursuant to this Agreement and all rights and obligations of the Collateral Agent and the Notes Secured Parties hereunder are expressly subject to the Intercreditor Agreement and (ii) the exercise of any right or remedy by the Collateral Agent or any Notes Secured Party hereunder is subject to the limitations and provisions of the Intercreditor Agreement. In the event of any conflict or inconsistency between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern, and no such right, power or remedy granted to the Collateral Agent or any Notes Secured Party hereunder shall be exercised by the Collateral Agent or any Notes Secured Party, and no direction shall be given by the Collateral Agent or any Notes Secured Party, in contravention of the Intercreditor Agreement.

9.2 Obligations. To the extent (i) any obligation of any Grantor hereunder, including without limitation any obligation to grant sole possession or control or deliver or assign property or funds to a collateral agent or any other Person conflicts or is inconsistent with

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(or any representation or warranty hereunder or under any Notes Document would, if required to be true, conflict or be inconsistent with) the obligations or requirements under the Intercreditor Agreement, such obligations or requirements under the Intercreditor Agreement shall control, and such Grantor shall not be required to fulfill such obligations (or make such representations and warranties) hereunder or under any Security Documents, and shall be deemed not to be in violation of this Agreement or any other Notes Document as a result of non-performance and (ii) any obligation of the Collateral Agent hereunder is inconsistent with the obligations or requirements under the Intercreditor Agreement, such obligations or requirements under the Intercreditor Agreement shall control, and the Collateral Agent shall not be required to fulfill such obligations hereunder. Without limiting the foregoing, any obligation of any Grantor hereunder, including without limitation any obligation to grant sole possession or control of, or deliver or assign, property or funds to the Collateral Agent or any other Person, shall be deemed satisfied by the performance of any substantially similar obligation under the Credit Agreement or the Guarantee and Collateral Agreement (as defined in the Intercreditor Agreement). For the avoidance of doubt, the absence of any specific reference to this paragraph in any other provision of this Agreement, the Credit Agreement, such Guarantee and Collateral Agreement, the Indenture or any Notes shall not be deemed to limit the generality of this paragraph.

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IN WITNESS WHEREOF, each of the undersigned has caused this Security Agreement to be duly executed and delivered as of the date first above written.

NATIONAL CINEMEDIA, LLC

By: National CineMedia, Inc., its Manager

By:
Name:
Title:

Annex I

to

Security Agreement

ASSUMPTION AGREEMENT, dated as of             , 20    , made by                     , a             corporation (the “Additional Grantor”), in favor of BARCLAYS BANK PLC, as collateral agent (in such capacity, the “Collateral Agent”) for the holders of the Notes (the “Notes Secured Parties”) parties to the Indenture referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Indenture.

W I T N E S S E T H :

WHEREAS, National CineMedia, LLC (the “Company”), the Notes Secured Parties and the Collateral Agent have entered into a Indenture, dated as of April 27, 2012 (as amended, supplemented or otherwise modified from time to time, the “Indenture”);

WHEREAS, in connection with the Indenture, the Company [and certain of its Affiliates (other than the Additional Grantor)] have entered into the Security Agreement, dated as of April 27, 2012 (as amended, supplemented or otherwise modified from time to time, the “Security Agreement”) in favor of the Collateral Agent for the benefit of the Notes Secured Parties;

WHEREAS, the Indenture requires the Additional Grantor to become a party to the Security Agreement;1 and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Security Agreement;

NOW, THEREFORE, IT IS AGREED:

1. Security Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 8.15 of the Security Agreement, hereby becomes a party to the Security Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedules             * to the Security Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Security Agreement with respect to the Additional Grantor is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[1]	Confirm Indenture says this.
*	Refer to each Schedule which needs to be supplemented.

Annex I-2

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

Annex II

to

Security Agreement

ACKNOWLEDGEMENT AND CONSENT

The undersigned hereby acknowledges receipt of a copy of the Security Agreement dated as of April 27, 2012 (the “Agreement”), made by the Grantors parties thereto for the benefit of Barclays Bank PLC, as Collateral Agent. The undersigned agrees for the benefit of the Collateral Agent and the Notes Secured Parties as follows:

1. The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

2. The terms of Sections 5.8, 6.3(a) and 6.7 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it, or prohibited, pursuant to Section 5.8, 6.3(a) or 6.7 of the Agreement.

[NAME OF ISSUER]

By:
Name:
Title:

Address for Notices:

Fax:

EXHIBIT E

Form of First Lien Intercreditor Agreement

INTERCREDITOR AGREEMENT

among

NATIONAL CINEMEDIA, LLC

the other Grantors party hereto,

BARCLAYS BANK PLC,

as Collateral Agent for the First-Lien Secured Parties

BARCLAYS BANK PLC,

as Authorized Representative and Administrative Agent for the Credit Agreement Secured Parties,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as the Notes Authorized Representative,

and

each additional Authorized Representative from time to time party hereto

dated as of [                    ]

INTERCREDITOR AGREEMENT, dated as of [                    ] (as amended, restated, supplemented and/or otherwise modified from time to time, this “Agreement”), among NATIONAL CINEMEDIA, LLC, a Delaware limited liability company (the “Company”), the other Grantors (as defined below) from time to time party hereto, BARCLAYS BANK PLC (“Barclays”), as collateral agent for the First-Lien Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “Collateral Agent”), BARCLAYS BANK PLC, as Authorized Representative and Administrative Agent for the Credit Agreement Secured Parties (as each such term is defined below), WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as trustee and Authorized Representative hereunder for the Notes Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “Notes Authorized Representative”) and each additional Authorized Representative from time to time party hereto for the other Additional First-Lien Secured Parties of the Series (as each such term is defined below) with respect to which it is acting in such capacity.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Collateral Agent, the Administrative Agent (as defined below) (for itself and on behalf of the Credit Agreement Secured Parties), the Notes Authorized Representative (for itself and on behalf of the Notes Secured Parties) and each additional Authorized Representative (for itself and on behalf of the Additional First-Lien Secured Parties of the applicable Series) agree as follows:

ARTICLE I

Definitions

SECTION 1.01 Certain Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Credit Agreement (as defined below) or, if defined in the New York UCC, the meanings specified therein. As used in this Agreement, the following terms have the meanings specified below:

“Additional First-Lien Documents” means, with respect to any Series of Additional First-Lien Obligations, the notes, indentures, credit agreements, security documents and other operative agreements evidencing or governing such Indebtedness and each other agreement entered into for the purpose of securing any Series of Additional First-Lien Obligations; provided that, in each case, the Indebtedness thereunder has been designated as Additional First-Lien Obligations pursuant to Section 5.13.

“Additional First-Lien Obligations” means all amounts owing to any Additional First-Lien Secured Party pursuant to the terms of any Additional First-Lien Document, including, without limitation, all amounts in respect of any principal, premium, interest (including any interest accruing subsequent to the commencement of a Bankruptcy Case at the rate provided for in the respective Additional First-Lien Document, whether or not such interest is an allowed claim under any such proceeding or under applicable state, federal or foreign law), penalties, fees, expenses, indemnifications, reimbursements, damages and other liabilities, and guarantees of the foregoing amounts.

“Additional First-Lien Secured Party” means the holders of any Additional First-Lien Obligations and any Authorized Representative with respect thereto.

“Administrative Agent” has the meaning assigned to such term in the definition of “Credit Agreement.”

“Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Applicable Authorized Representative” means, with respect to any Shared Collateral, (i) until the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Administrative Agent, and (ii) from and after the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Major Non-Controlling Authorized Representative.

“Authorized Representative” means, at any time, (i) in the case of any Credit Agreement Obligations or the Credit Agreement Secured Parties, the Administrative Agent (or any similar term) under and as defined in the Credit Agreement, (ii) in the case of the Notes Obligations or the Notes Secured Parties, the Notes Authorized Representative, and (iii) in the case of any other Series of Additional First-Lien Obligations or Additional First-Lien Secured Parties that become subject to this Agreement after the date hereof, the Authorized Representative named for such Series in the applicable Joinder Agreement.

“Bankruptcy Case” has the meaning assigned to such term in Section 2.05(b).

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any similar Federal, state or foreign law for the relief of debtors.

“Barclays” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Collateral” means all assets and properties subject to Liens created pursuant to any First-Lien Security Document to secure one or more Series of First-Lien Obligations.

“Collateral Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Company” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Controlling Secured Parties” means, with respect to any Shared Collateral, the Series of First-Lien Secured Parties whose Authorized Representative is the Applicable Authorized Representative for such Shared Collateral.

“Credit Agreement” means that certain Credit Agreement, dated as of February 13, 2007, among the Company, the lenders from time to time party thereto, Barclays, as administrative agent (in such capacity and together with its successors in such capacity, the “Administrative Agent”) and the other parties thereto, as amended, restated, supplemented, modified, replaced and/or Refinanced from time to time (including pursuant to the Amendment, Resignation, Waiver, Consent and Appointment Agreement, dated as of March 31, 2010, the Amendment No. 2 to the Credit Agreement, dated as of June 20, 2011 and the Amendment No. 3 to the Credit Agreement, dated as of April 27, 2012).

“Credit Agreement Obligations” means all “Obligations” as defined in the Guarantee and Collateral Agreement.

“Credit Agreement Secured Parties” means the “Secured Parties” as defined in the Guarantee and Collateral Agreement.

“DIP Financing” has the meaning assigned to such term in Section 2.05(b).

“DIP Financing Liens” has the meaning assigned to such term in Section 2.05(b).

“DIP Lenders” has the meaning assigned to such term in Section 2.05(b).

“Discharge” means, with respect to any Shared Collateral and any Series of First-Lien Obligations, the date on which such Series of First-Lien Obligations is no longer secured by such Shared Collateral. The term “Discharged” shall have a corresponding meaning.

“Discharge of Credit Agreement Obligations” means, with respect to any Shared Collateral, the Discharge of the Credit Agreement Obligations with respect to such Shared Collateral; provided that the Discharge of Credit Agreement Obligations shall not be deemed to have occurred in connection with a Refinancing of such Credit Agreement Obligations with additional First-Lien Obligations secured by such Shared Collateral under a First-Lien Security Document which has been designated in writing by the Administrative Agent (under the Credit Agreement so Refinanced) to the Collateral Agent and each other Authorized Representative as the “Credit Agreement” for purposes of this Agreement.

“Event of Default” means an “Event of Default” (or similarly defined term) as defined in any Secured Credit Document.

“First-Lien Obligations” means, collectively, (i) the Credit Agreement Obligations, (ii) the Notes Obligations and (iii) each Series of Additional First-Lien Obligations.

“First-Lien Secured Parties” means (i) the Credit Agreement Secured Parties, (ii) the Notes Secured Parties and (iii) the Additional First-Lien Secured Parties with respect to each Series of Additional First-Lien Obligations.

“First-Lien Security Documents” means the Guarantee and Collateral Agreement, the other Security Documents and the security agreements, mortgages and other documents relating to the Collateral and the instruments filed and recorded in appropriate jurisdictions to preserve and protect the Liens on the Collateral securing any Series of First-Lien Obligations.

“Grantors” means the Company and each other Subsidiary of the Company or direct or indirect parent company of the Company which has granted a security interest pursuant to any First-Lien Security Document to secure any Series of First-Lien Obligations (including any such Person which becomes a party to this Agreement as contemplated by Section 5.15). The Grantors existing on the date hereof are set forth in Annex I hereto.

“Guarantee and Collateral Agreement” means the “Guarantee and Collateral Agreement” as defined in the Credit Agreement.

“Impairment” has the meaning assigned to such term in Section 1.03.

“Insolvency or Liquidation Proceeding” means:

(1) any case commenced by or against the Company or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Company or any other Grantor or any similar case or proceeding relative to the Company or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency (and, in each case, other than in a transaction expressly permitted by the terms of each Additional First-Lien Document, each Notes Documents and the Loan Documents); or

(3) any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intervening Creditor” has the meaning assigned to such term in Section 2.01(a).

“Joinder Agreement” means a supplement to this Agreement in the form of Annex II hereof required to be delivered by an Authorized Representative to the Collateral Agent pursuant to Section 5.13 hereof in order to establish an additional Series of Additional First-Lien Obligations and become Additional First-Lien Secured Parties hereunder.

“Major Non-Controlling Authorized Representative” means, with respect to any Shared Collateral, the Authorized Representative of the Series of Additional First-Lien Obligations or Notes Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of First-Lien Obligations or Notes Obligations with respect to such Shared Collateral.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Non-Controlling Authorized Representative” means, at any time with respect to any Shared Collateral, any Authorized Representative that is not the Applicable Authorized Representative at such time with respect to such Shared Collateral.

“Non-Controlling Authorized Representative Enforcement Date” means, with respect to any Non-Controlling Authorized Representative, the date which is 90 days (throughout which 90 day period such Non-Controlling Authorized Representative was the Major Non-Controlling Authorized Representative) after the occurrence of both (i) an Event of Default (under and as defined in the Additional First-Lien Document or Notes Document under which such Non-Controlling Authorized Representative is the Authorized Representative) and (ii) the Collateral Agent’s and each other Authorized Representative’s receipt of written notice from such Non-Controlling Authorized Representative certifying that (x) such Non-Controlling Authorized Representative is the Major Non-Controlling Authorized Representative and that an Event of Default (under and as defined in the Additional First-Lien Document or Notes Document under which such Non-Controlling Authorized Representative is the Authorized Representative) has occurred and is continuing and (y) the First-Lien Obligations of the Series with respect to which such Non-Controlling Authorized Representative is the Authorized Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Additional First-Lien Document or Notes Document; provided that the Non-Controlling Authorized Representative Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Shared Collateral (1) at any time the Administrative Agent or the Collateral Agent has commenced and is diligently pursuing any enforcement action with respect to such Shared Collateral or (2) at any time the Grantor which has granted a security interest in such Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

“Non-Controlling Secured Parties” means, with respect to any Shared Collateral, the First-Lien Secured Parties which are not Controlling Secured Parties with respect to such Shared Collateral.

“Notes Authorized Representative” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Notes Documents” means the Notes Indenture, the notes issued thereunder, and any security documents and other operative agreements evidencing or governing the Indebtedness thereunder or the liens securing such Indebtedness, including any agreement entered into for the purpose of securing the Notes Obligations.

“Notes Indenture” mean that certain Indenture, dated as of April 27, 2012, among the Company, the Guarantors identified therein, and Wells Fargo Bank, National Association, as trustee, as amended, restated, supplemented, modified, replaced and/or Refinanced from time to time.

“Notes Obligations” means the Obligations pursuant to the Notes Documents.

“Notes Secured Parties” means the holders of any Notes Obligations and the Notes Authorized Representative.

“Possessory Collateral” means any Shared Collateral in the possession of the Collateral Agent (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction. Possessory Collateral includes, without limitation, any Certificated Securities, Promissory Notes, Instruments, and Chattel Paper, in each case, delivered to or in the possession of the Collateral Agent under the terms of the First-Lien Security Documents.

“Proceeds” has the meaning assigned to such term in Section 2.01.

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Secured Credit Document’ means (i) the Credit Agreement and each Loan Document, (ii) each Notes Document, and (iii) each Additional First-Lien Document.

“Senior Class Debt” has the meaning assigned to such term in Section 5.13.

“Senior Class Debt Parties” has the meaning assigned to such term in Section 5.13.

“Senior Class Debt Representative” has the meaning assigned to such term in Section 5.13.

“Series” means (a) with respect to the First-Lien Secured Parties, each of (i) the Credit Agreement Secured Parties (in their capacities as such), (ii) the Notes Secured Parties (in their capacities as such), and (iii) the Additional First-Lien Secured Parties that become subject to this Agreement after the date hereof that are represented by a common Authorized Representative (in its capacity as such for such Additional First-Lien Secured Parties) and (b) with respect to any First-Lien Obligations, each of (i) the Credit Agreement Obligations, (ii) the Notes Obligations, and (iii) the Additional First-Lien Obligations incurred pursuant to any Additional First-Lien Document, which pursuant to any Joinder Agreement, are to be represented hereunder by a common Authorized Representative (in its capacity as such for such Additional First-Lien Obligations).

“Shared Collateral” means, at any time, Collateral in which the holders of two or more Series of First-Lien Obligations (or their respective Authorized Representatives or the Collateral Agent on behalf of such holders) hold a valid and perfected security interest at such time. If more than two Series of First-Lien Obligations are outstanding at any time and the holders of less than all Series of First-Lien Obligations hold a valid and perfected security interest in any Collateral at such time, then such Collateral shall constitute Shared Collateral for those Series of First-Lien Obligations that hold a valid security interest in such Collateral at such time and shall not constitute Shared Collateral for any Series which does not have a valid and perfected security interest in such Collateral at such time.

SECTION 1.02 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall’. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein,” “hereof’ and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

SECTION 1.03 Impairments. It is the intention of the First-Lien Secured Parties of each Series that the holders of First-Lien Obligations of such Series (and not the First-Lien Secured Parties of any other Series) bear the risk of (i) any determination by a court of competent jurisdiction that (x) any of the First-Lien Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of First-Lien Obligations), (y) any of the First-Lien Obligations of such Series do not have an enforceable security interest in any of the Collateral securing any other Series of First-Lien Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another Series of First-Lien Obligations) on a basis ranking prior to the security interest of such Series of First-Lien Obligations but junior to the security interest of any other Series of First-Lien Obligations or (ii) the existence of any Collateral for any other Series of First-Lien Obligations that is not Shared Collateral (any such condition referred to in the foregoing clauses (i) or (ii) with respect to any Series of First-Lien Obligations, an “Impairment” of such Series); provided, that the existence of a maximum claim with respect to any Mortgages on real property which applies to all First-Lien Obligations shall not be deemed to be an Impairment of any Series of First-Lien Obligations. In the event of any Impairment with respect to any Series of First-Lien Obligations, the results of such Impairment shall be borne solely by the holders of such Series of First-Lien Obligations, and the rights of the holders of such Series of First-Lien Obligations (including, without limitation, the right to receive distributions in respect of such Series of First-Lien Obligations pursuant to Section 2.01) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are held solely by the holders of the Series of such First-Lien Obligations subject to such Impairment. Additionally, in the event the First-Lien Obligations of any Series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code), any reference to such First-Lien Obligations or the First-Lien Security Documents governing such First-Lien Obligations shall refer to such obligations or such documents as so modified.

ARTICLE II

Priorities and Agreements with Respect to Shared Collateral

SECTION 2.01 Priority of Claims.

(a) Anything contained herein or in any of the Secured Credit Documents to the contrary notwithstanding (but subject to Section 1.03), if an Event of Default has occurred and is continuing, and the Collateral Agent or any First-Lien Secured Party is taking action to enforce rights in respect of any Shared Collateral, or any distribution is made in respect of any Shared Collateral in any Bankruptcy Case of the Company or any other Grantor or any First-Lien Secured Party receives any payment pursuant to any intercreditor agreement (other than this Agreement (to the extent such payment represents an application of Proceeds made pursuant to this Section 2.01)) with respect to any Shared Collateral, the proceeds of any sale, collection or other liquidation of any such Collateral by any First-Lien Secured Party or received by the Collateral Agent or any First-Lien Secured Party pursuant to any such intercreditor agreement with respect to such Shared Collateral and proceeds of any such distribution (subject, in the case of any such distribution, to the sentence immediately following) to which the First-Lien Obligations are entitled under any intercreditor agreement (other than this Agreement (to the extent such distribution represents an application of Proceeds made pursuant to this Section 2.01)) (all proceeds of any sale, collection or other liquidation of any Collateral and all proceeds of any such distribution being collectively referred to as “Proceeds”), shall be applied (i) FIRST, to the payment of all amounts owing to the Collateral Agent (in its capacity as such) pursuant to the terms of any Secured Credit Document, (ii) SECOND, subject to Section 1.03, to the payment in full of the First-Lien Obligations of each Series on a ratable basis, with such Proceeds to be applied to the First-Lien Obligations of a given Series in accordance with the terms of the applicable Secured Credit Documents and (iii) THIRD, after payment of all First-Lien Obligations, to the Company and the other Grantors or their successors or assigns, as their interests may appear, or to whosoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct. Notwithstanding the foregoing, with respect to any Shared Collateral for which a third party (other than a First-Lien Secured Party) has a lien or security interest that is junior in priority to the security interest of any Series of First-Lien Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of First-Lien Obligations (such third party, an “Intervening Creditor”), the value of any Shared Collateral or Proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Shared Collateral or Proceeds to be distributed in respect of the Series of First-Lien Obligations with respect to which such Impairment exists.

(b) It is acknowledged that the First-Lien Obligations of any Series may, subject to the limitations set forth in the then extant Secured Credit Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, Refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in Section 2.01(a) or the provisions of this Agreement defining the relative rights of the First-Lien Secured Parties of any Series.

(c) Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of First-Lien Obligations granted on the Shared Collateral and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, or any other applicable law or the Secured Credit Documents or any defect or deficiencies in the Liens securing the First-Lien Obligations of any Series or any other circumstance whatsoever (but, in each case, subject to Section 1.03), each First-Lien Secured Party hereby agrees that the Liens securing each Series of First-Lien Obligations on any Shared Collateral shall be of equal priority.

(d) Notwithstanding anything in this Agreement or any other First-Lien Security Document to the contrary, Collateral consisting of cash and Cash Equivalents pledged to secure Credit Agreement Obligations consisting of reimbursement obligations in respect of Letters of Credit or otherwise held by the Administrative Agent or the Collateral Agent pursuant to the Credit Agreement, including any Defaulting Lender Reallocation Provisions (as hereinafter defined) therein (or any similar provision), shall be applied as specified in such Section of the Credit Agreement (or the arrangements specified therein) and will not constitute Shared Collateral.

SECTION 2.02 Actions with Respect to Shared Collateral; Prohibition on Contesting Liens.

(a) With respect to any Shared Collateral, (i) only the Collateral Agent shall act or refrain from acting with respect to the Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), and then only on the instructions of the Applicable Authorized Representative, (ii) the Collateral Agent shall not follow any instructions with respect to such Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral) from any Non-Controlling Authorized Representative (or any other First-Lien Secured Party other than the Applicable Authorized Representative) and (iii) no Non-Controlling Authorized Representative or other First-Lien Secured Party (other than the Applicable Authorized Representative) shall or shall instruct the Collateral Agent to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), whether under any First-Lien Security Document, applicable law or otherwise, it being agreed that only the Collateral Agent, acting on the instructions of the Applicable Authorized Representative and in accordance with the applicable First-Lien Security Documents, shall be entitled to take any such actions or exercise any such remedies with respect to Shared Collateral. Notwithstanding the equal priority of the Liens securing each Series of First-Lien Obligations, the Collateral Agent (acting on the instructions of the Applicable Authorized Representative) may deal with the Shared Collateral as if such Applicable Authorized Representative had a senior Lien on such Collateral. No Non-Controlling Authorized Representative or Non-Controlling Secured Party will contest, protest or object to any foreclosure proceeding or action brought by the Collateral Agent, the Applicable Authorized Representative or the Controlling Secured Party or any other exercise by the Collateral Agent, the Applicable Authorized Representative or the Controlling Secured Party of any rights and remedies relating to the Shared Collateral, or to cause the Collateral Agent to do so. The foregoing shall not be construed to limit the rights and priorities of any First-Lien Secured Party, the Collateral Agent or any Authorized Representative with respect to any Collateral not constituting Shared Collateral.

(b) Each of the Authorized Representatives agrees that it will not accept any Lien on any collateral for the benefit of any Series of First-Lien Obligations (other than funds deposited for the discharge or defeasance of any Additional First-Lien Document or Notes Document, to the extent permitted by the applicable Secured Credit Documents) other than pursuant to the First-Lien Security Documents to which it is a party and pursuant to any Defaulting Lender Reallocation Provisions (or other similar provisions) of the Credit Agreement, and by executing this Agreement (or a Joinder Agreement), each Authorized Representative and the Series of First-Lien Secured Parties for which it is acting hereunder agree to be bound by the provisions of this Agreement and the other First-Lien Security Documents applicable to it.

(c) Each of the First-Lien Secured Parties agrees that it will not (and hereby waives any right to) question or contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity, attachment or enforceability of a Lien held by or on behalf of any of the First-Lien Secured Parties in all or any part of the Collateral, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the Collateral Agent or any Authorized Representative to enforce this Agreement.

(d) Each Series of First-Lien Secured Parties agrees that the Credit Agreement may be amended to include customary “Defaulting Lender” reallocation provisions, and such provisions shall be deemed to be “Defaulting Lender Reallocation Provisions” hereunder.

SECTION 2.03 No Interference; Payment Over.

(a) Each First-Lien Secured Party agrees that (i) it will not challenge or question in any proceeding the validity or enforceability of any First-Lien Obligations of any Series or any First-Lien Security Document or the validity, attachment, perfection or priority of any Lien under any First-Lien Security Document or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement; (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Shared Collateral by the Collateral Agent, (iii) except as provided in Section 2.02, it shall have no right to (A) direct the Collateral Agent or any other First-Lien Secured Party to exercise any right, remedy or power with respect to any Shared Collateral (including pursuant to any intercreditor agreement) or (B) consent to the exercise by the Collateral Agent or any other First-Lien Secured Party of any right, remedy or power with respect to any Shared Collateral, (iv) it will not institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the Collateral Agent or any other First-Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral, and none of the Collateral Agent, any Applicable Authorized Representative or any other First-Lien Secured Party shall be liable for any action taken or omitted to be taken by the Collateral Agent, such Applicable Authorized Representative or other First-Lien Secured Party with respect to any Shared Collateral in accordance with the provisions of this Agreement, (v) it will not seek, and hereby waives any right, to have any Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral and (vi) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the Collateral Agent or any other First-Lien Secured Party to enforce this Agreement.

(b) Each First-Lien Secured Party hereby agrees that if it shall obtain possession of any Shared Collateral or shall realize any proceeds or payment in respect of any such Shared Collateral, pursuant to any First-Lien Security Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement), at any time prior to the Discharge of each of the First-Lien Obligations, then it shall hold such Shared Collateral, proceeds or payment in trust for the other First-Lien Secured Parties (and, to the extent applicable under any First-Lien Security Document) and promptly transfer such Shared Collateral, proceeds or payment, as the case may be, to the Collateral Agent, to be distributed in accordance with the provisions of Section 2.01.

SECTION 2.04 Automatic Release of Liens; Amendments to First-Lien Security Documents.

(a) If, at any time the Collateral Agent forecloses upon or otherwise exercises remedies against any Shared Collateral in accordance with the terms of the applicable Senior Credit Documents resulting in a sale or disposition thereof, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of the Collateral Agent for the benefit of each Series of First-Lien Secured Parties upon such Shared Collateral will automatically be released and discharged; provided that any proceeds of any Shared Collateral realized therefrom shall be applied pursuant to Section 2.01.

(b) Each First-Lien Secured Party agrees that the Collateral Agent may enter into any amendment to any First-Lien Security Document (including, without limitation, to release any Liens securing any Series of First-Lien Obligations), so long as such amendment is permitted by the terms of each then extant Secured Credit Document. Additionally, each First-Lien Secured Party agrees that the Collateral Agent may enter into any amendment to any First-Lien Security Document solely as such First-Lien Security Document relates to a particular Series of First-Lien Obligations (including, without limitation, to release any Liens securing such Series of First-Lien Obligations), so long as (x) such amendment is in accordance with the Secured Credit Document pursuant to which such Series of First-Lien Obligations was incurred and (y) such amendment does not adversely affect the First-Lien Secured Parties of any other Series.

(c) Each Authorized Representative agrees to execute and deliver (at the sole cost and expense of the Grantors) all such amendments to applicable First-Lien Security Documents, authorizations and other instruments as shall reasonably be requested by the Collateral Agent or the Company to evidence and confirm any release of Shared Collateral or amendment to any First-Lien Security Document provided for in this Section.

(d) In determining whether an amendment to any First-Lien Security Document is permitted by this Section 2.04, the Collateral Agent may conclusively rely on a certificate of an officer of the Company stating that such amendment is permitted by Section 2.04(b) above.

SECTION 2.05 Certain Agreements with Respect to Bankruptcy or Insolvency Proceedings.

(a) This Agreement shall continue in full force and effect notwithstanding the commencement of any Insolvency or Liquidation Proceeding.

(b) If the Company and/or any other Grantor shall become subject to a case (a “Bankruptcy Case”) under the Bankruptcy Code and shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law or the use of cash collateral under Section 363 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law, each First-Lien Secured Party (other than any Controlling Secured Party or Authorized Representative of any Controlling Secured Party) agrees that it will raise no objection to any such financing or to the Liens on the Shared Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral that constitutes Shared Collateral, unless the Applicable Authorized Representative shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any First-Lien Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the First-Lien Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Shared Collateral as set forth herein), in each case so long as (A) the First-Lien Secured Parties of each Series retain the benefit of their Liens on all such Shared Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-a-vis all the other First-Lien Secured Parties (other than any Liens of the First-Lien Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy Case, (B) the First-Lien Secured Parties of each Series are granted Liens on any additional collateral pledged to any First-Lien Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority vis-a-vis the First-Lien Secured Parties as set forth in this Agreement, (C) if any amount of such DIP Financing or cash collateral is applied to repay any of the First-Lien Obligations, such amount is applied pursuant to Section 2.01, and (D) if any First-Lien Secured Parties are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection are applied pursuant to Section 2.01; provided that the First-Lien Secured Parties of each Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the First-Lien Secured Parties of such Series or its Authorized Representative that shall not constitute Shared Collateral; and provided, further, that the First-Lien Secured Parties receiving adequate protection shall not object to any other First-Lien Secured Party receiving adequate protection comparable to any adequate protection granted to such First-Lien Secured Parties in connection with a DIP Financing or use of cash collateral.

SECTION 2.06 Reinstatement. In the event that any of the First-Lien Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference under the Bankruptcy Code, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article II shall be fully applicable thereto until all such First-Lien Obligations shall again have been paid in full in cash.

SECTION 2.07 Insurance. As between the First-Lien Secured Parties, the Collateral Agent, acting at the direction of the Applicable Authorized Representative, shall have the right to adjust or settle any insurance policy or claim covering or constituting Shared Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral.

SECTION 2.08 Refinancings. The First-Lien Obligations of any Series may be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the Refinancing transaction under any Secured Credit Document) of any First-Lien Secured Party of any other Series, all without affecting the priorities provided for herein or the other provisions hereof; provided that the Authorized Representative of the holders of any such Refinancing indebtedness shall have executed a Joinder Agreement on behalf of the holders of such Refinancing indebtedness.

SECTION 2.09 Possessory Collateral Agent as Gratuitous Bailee for Perfection.

(a) The Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral that is part of the Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit of each other First-Lien Secured Party and any assignee solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable First-Lien Security Documents, in each case, subject to the terms and conditions of this Section 2.09. Pending delivery to the Collateral Agent, each other Authorized Representative agrees to hold any Shared Collateral constituting Possessory Collateral, from time to time in its possession, as gratuitous bailee for the benefit of each other First-Lien Secured Party and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable First-Lien Security Documents, in each case, subject to the terms and conditions of this Section 2.09.

(b) The duties or responsibilities of the Collateral Agent and each other Authorized Representative under this Section 2.09 shall be limited solely to holding any Shared Collateral constituting Possessory Collateral as gratuitous bailee for the benefit of each other First-Lien Secured Party for purposes of perfecting the Lien held by such First-Lien Secured Parties therein.

ARTICLE III

Existence and Amounts of Liens and Obligations

SECTION 3.01 Determinations with Respect to Amounts of Liens and Obligations. Whenever the Collateral Agent or any Authorized Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any First-Lien Obligations of any Series, or the Shared Collateral subject to any Lien securing the First-Lien Obligations of any Series, it may request that such information be furnished to it in writing by each other Authorized Representative and shall be entitled to make such determination or not make any determination on the basis of the information so furnished; provided, however, that if an Authorized Representative shall fail or refuse reasonably promptly to provide the requested information, the requesting Collateral Agent or Authorized Representative shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Company. The Collateral Agent and each Authorized Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any First-Lien Secured Party or any other person as a result of such determination.

ARTICLE IV

The Collateral Agent

SECTION 4.01 Appointment and Authority.

(a) Each of the First-Lien Secured Parties (including the holders of the notes issued under the Notes Indenture, by their acceptance of the benefits of this Agreement and the First-Lien Security Documents and their direction to the Notes Authorized Representative to enter into this Agreement) hereby irrevocably appoints Barclays to act on its behalf as the Collateral Agent (or any similar term) hereunder and under each of the other First-Lien Security Documents and authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent (or any similar term) by the terms hereof or thereof, including for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any Grantor to secure any of the First-Lien Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent and any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent pursuant to Section 4.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under any of the First-Lien Security Documents, or for exercising any rights and remedies thereunder at the direction of the Applicable Authorized Representative, shall be entitled to the benefits, without duplication, of all provisions of this Article IV and Section 9 of the Credit Agreement and the equivalent provision of any Additional First-Lien Document or Notes Document (as though such co-agents, sub-agents and attorneys-in-fact were the “Collateral Agent” named therein) as if set forth in full herein with respect thereto.

(b) Each Non-Controlling Secured Party acknowledges and agrees that the Collateral Agent shall be entitled, for the benefit of the First-Lien Secured Parties, to sell, transfer or otherwise dispose of or deal with any Shared Collateral as provided herein and in the First-Lien Security Documents, without regard to any rights to which the holders of the Non-Controlling Secured Obligations would otherwise be entitled as a result of such Non-Controlling Secured Obligations. Without limiting the foregoing, each Non-Controlling Secured Party agrees that none of the Collateral Agent, the Applicable Authorized Representative or any other First-Lien Secured Party shall have any duty or obligation first to marshal or realize upon any type of Shared Collateral (or any other Collateral securing any of the First-Lien Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Shared Collateral (or any other Collateral securing any First-Lien Obligations), in any manner that would maximize the return to the Non-Controlling Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Non-Controlling Secured Parties from such realization, sale, disposition or liquidation. Each of the First-Lien Secured Parties waives any claim it may now or hereafter have against the Collateral Agent, the Applicable Authorized Representative or any other First-Lien Secured Party of any Series of First-Lien Obligations for which the Applicable Authorized Representative acts arising out of (i) any actions which the Collateral Agent, the Applicable Authorized Representative or any such First-Lien Secured Party takes or omits to take (including, actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the First-Lien Obligations from any account debtor, guarantor or any other party) in accordance with the applicable First-Lien Security Documents or any other agreement related thereto or to the collection of the First-Lien Obligations or the valuation, use, protection or release of any security for the First-Lien Obligations, (ii) any election by any Applicable Authorized Representative or any holders of First-Lien Obligations, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code or (iii) subject to Section 2.05, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law by, the Company or any of its Subsidiaries, as debtor-in-possession. Notwithstanding any other provision of this Agreement, the Collateral Agent shall not accept any Shared Collateral in full or partial satisfaction of any First-Lien Obligations pursuant to Section 9-620 of the Uniform Commercial Code of any jurisdiction, without the consent of each Authorized Representative representing holders of First-Lien Obligations for whom such Collateral constitutes Shared Collateral.

(c) Each Authorized Representative acknowledges and agrees that upon execution and delivery of .a Joinder Agreement substantially in the form of Annex II by an additional Senior Class Debt Representative, the Collateral Agent and each Grantor in accordance with Section 5.13, the Collateral Agent will continue to act in its capacity as Collateral Agent in respect of the then existing Authorized Representatives and such additional Authorized Representative.

SECTION 4.02 Rights as a First-Lien Secured Party. (a) The Person serving as the Collateral Agent hereunder shall have the same rights and powers in its capacity as a First-Lien Secured Party under any Series of First-Lien Obligations that it holds as any other First-Lien Secured Party of such Series and may exercise the same as though it were not the Collateral Agent and the term “First-Lien Secured Party” or “First-Lien Secured Parties” or (as applicable) “Credit Agreement Secured Party,” “Credit Agreement Secured Parties,” “Additional First-Lien Secured Party,” “Additional First-Lien Secured Parties,” “Notes Secured Party” or “Notes Secured Parties” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Collateral Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if such Person were not the Collateral Agent hereunder and without any duty to account therefor to any other First-Lien Secured Party.

SECTION 4.03 Exculpatory Provisions.

(a) The Collateral Agent shall not have any duties or obligations except those expressly set forth herein and in the other First-Lien Security Documents. Without limiting the generality of the foregoing, the Collateral Agent:

(i) shall not be subject to any fiduciary or other implied duties of any kind or nature to any Person, regardless of whether an Event of Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other First-Lien Security Documents that the Collateral Agent is required to exercise as directed in writing by the Applicable Authorized Representative; provided that the Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Collateral Agent to liability or that is contrary to any First-Lien Security Document or applicable law;

(iii) shall not, except as expressly set forth herein and in the other First-Lien Security Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Affiliates that is communicated to or obtained by the Person serving as the Collateral Agent or any of its Affiliates in any capacity;

(iv) shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Applicable Authorized Representative or (ii) in the absence of its own gross negligence or willful misconduct or (iii) in reliance on a certificate of an authorized officer of the Company stating that such action is permitted by the terms of this Agreement (it being understood and agreed that the Collateral Agent shall be deemed not to have knowledge of any Event of Default under any Series of First-Lien Obligations unless and until notice describing such Event Default is given to the Collateral Agent by the Authorized Representative of such First-Lien Obligations or the Company); and

(v) shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other First-Lien Security Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other First-Lien Security Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the First-Lien Security Documents, (v) the value or the sufficiency of any Collateral for any Series of First-Lien Obligations, or (vi) the satisfaction of any condition set forth in any Secured Credit Document, other than to confirm receipt of items expressly required to be delivered to the Collateral Agent;

(vi) shall not have any fiduciary duties of any kind or nature under any Additional First-Lien Document or Notes Document (but shall be entitled to all protections provided to the Collateral Agent (or any similar term) therein);

(vii) with respect to the any Secured Credit Document, may conclusively assume that the Grantors have complied with all of their obligations thereunder unless advised in writing by the Authorized Representative thereunder to the contrary specifically setting forth the alleged violation; and

(viii) may conclusively rely on any certificate of an officer of the Company provided pursuant to Section 2.04(d).

(b) Each First-Lien Secured Party acknowledges that, in addition to acting as the initial Collateral Agent, Barclays also serves as Administrative Agent (under, and as defined in, the Credit Agreement), and each First-Lien Secured Party hereby waives any right to make any objection or claim against Barclays (or any successor Collateral Agent or any of their respective counsel) based on any alleged conflict of interest or breach of duties arising from the Collateral Agent also serving as the Administrative Agent.

SECTION 4.04 Reliance by Collateral Agent. The Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. The Collateral Agent may consult with legal counsel (who may include, but shall not be limited to, counsel for the Company or counsel for the Administrative Agent), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 4.05 Delegation of Duties. The Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other First-Lien Security Document by or through any one or more sub-agents, co-agents, and attorneys-in-fact appointed by the Collateral Agent. The Collateral Agent and any such sub-agent, co-agents, and attorneys-in-fact may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory provisions of this Article shall apply to any such sub-agent, co-agent, and attorneys-in-fact and to the Affiliates of the Collateral Agent and any such sub-agent, co-agent, and attorneys-in-fact.

SECTION 4.06 Resignation of Collateral Agent. The Collateral Agent may at any time give notice of its resignation as Collateral Agent under this Agreement and the other First-Lien Security Documents to each Authorized Representative and the Company. Upon receipt of any such notice of resignation, the Applicable Authorized Representative shall have the right to appoint a successor, which successor shall (unless an Event of Default under Section 8(a) or Section 8(f) of the Credit Agreement (or the equivalent provisions of any Additional First-Lien Document or Notes Document) with respect to the Company shall have occurred and be continuing) be subject to approval by the Company and shall be a bank or trust company with an office in the United States, or an Affiliate of any such bank or trust company with an office in the United States. If no such successor shall have been so appointed by the Applicable

Authorized Representative and shall have accepted such appointment within 30 days after the retiring Collateral Agent gives notice of its resignation, then if the Collateral Agent shall notify the Company and each Authorized Representative that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Collateral Agent shall be discharged from its duties and obligations hereunder and under the First-Lien Security Documents (except that in the case of any collateral security held by the Collateral Agent on behalf of the First-Lien Secured Parties under any of the First-Lien Security Documents, the retiring Collateral Agent shall continue to hold such collateral security solely for purposes of maintaining the perfection of the security interests of the First-Lien Secured Parties therein until such time as a successor Collateral Agent is appointed but with no obligation to take any further action at the request of the Applicable Authorized Representative, any other First-Lien Secured Parties or any Grantor) and (b) all payments, communications and determinations provided to be made by, to or through the Collateral Agent shall instead be made by or to each Authorized Representative directly, until such time as the Applicable Authorized Representative appoints a successor Collateral Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Collateral Agent hereunder and under the First-Lien Security Documents, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Collateral Agent, and the retiring Collateral Agent shall be discharged from all of its duties and obligations hereunder or under the other First-Lien Security Documents (if not already discharged therefrom as provided above in this Section). After the retiring Collateral Agent’s resignation hereunder and under any First-Lien Security Documents, the provisions of this Article IV and Section 9 of the Credit Agreement and the equivalent provision of any Additional First-Lien Document or Notes Document shall continue in effect for the benefit of such retiring Collateral Agent, its sub-agents, co-agents, and attorneys-in-fact and their respective Affiliates in respect of any actions taken or omitted to be taken by any of them while the retiring Collateral Agent was acting as Collateral Agent. Upon any notice of resignation of the Collateral Agent hereunder and under any First-Lien Security Documents, the Company agrees to use commercially reasonable efforts to transfer (and maintain the validity and priority of) the Liens in favor of the retiring Collateral Agent under the First-Lien Security Documents to the successor Collateral Agent.

SECTION 4.07 Non-Reliance on Collateral Agent and Other First-Lien Secured Parties. Each First-Lien Secured Party (other than the Notes Authorized Representative) acknowledges that it has, independently and without reliance upon the Collateral Agent, any Authorized Representative or any other First-Lien Secured Party or any of their Affiliates and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Secured Credit Documents. Each First-Lien Secured Party also acknowledges that it will, independently and without reliance upon the Collateral Agent, any Authorized Representative or any other First-Lien Secured Party or any of their Affiliates and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Secured Credit Document or any related agreement or any document furnished hereunder or thereunder.

SECTION 4.08 Collateral and Guaranty Matters. Each of the First-Lien Secured Parties irrevocably authorizes the Collateral Agent, at its option and in its discretion:

(i) to release any Lien on any property granted to or held by the Collateral Agent under any First-Lien Security Document in accordance with Section 2.04 or upon receipt of a certificate of an officer of the Company stating that the releases of such Lien is permitted by the terms of each then extant Secured Credit Document; and

(ii) to release any Grantor from its obligations under the First-Lien Security Documents upon receipt of a certificate of an officer of the Company stating that such release is permitted by the terms of each then extant Secured Credit Document.

ARTICLE V

Miscellaneous

SECTION 5.01 Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a) if to the Collateral Agent or the Administrative Agent, to it at: Barclays Bank PLC, 1301 Sixth Avenue, New York, NY 10019 (Attention: Sookie Siew, Portfolio Administrator, Barclays Capital; Telecopy: 917-522-0569; Telephone: 212-320-7205; Email: xrausloanops5@barclayscapital.com);

(b) if to the Notes Authorized Representative, to it at: Wells Fargo Bank, National Association, 707 Wilshire Blvd., 17th Floor, Los Angeles, CA 90017 MAC E2818-176 (Attention: Corporate, Municipal & Escrow Services, Administrator, National CineMedia, LLC; Telecopy: 213-614-3355; Telephone: 213-614-2588);

(c) if to any other Additional Authorized Representative, to it at the address set forth in the applicable Joinder Agreement; and

(d) if to the Company or any Grantor, to it at the address of the Company specified in the Credit Agreement.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 5.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 5.01. As agreed to in writing among the Collateral Agent and each Authorized Representative from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

SECTION 5.02 Waivers; Amendment: Joinder Agreements.

(a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 5.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified (other than pursuant to any Joinder Agreement) except pursuant to an agreement or agreements in writing entered into by each Authorized Representative and the Collateral Agent (and with respect to any such termination, waiver, amendment or modification which by the terms of this Agreement requires the Company’s consent or which increases the obligations or reduces the rights of the Company or any other Grantor, with the consent of the Company).

(c) Notwithstanding the foregoing, without the consent of any First-Lien Secured Party, any Authorized Representative may become party hereto by execution and delivery of a Joinder Agreement in accordance with Section 5.13 and upon such execution and delivery, such Authorized Representative and the Additional First-Lien Secured Parties and Additional First-Lien Obligations of the Series for which such Authorized Representative is acting shall be subject to the terms hereof and the terms of the other First-Lien Security Documents applicable thereto.

(d) Notwithstanding the foregoing, without the consent of any other Authorized Representative or First-Lien Secured Party, the Collateral Agent may effect amendments and modifications to this Agreement to the extent necessary to reflect any incurrence of any Additional First-Lien Obligations in compliance with the Credit Agreement.

(e) Notwithstanding the foregoing, any Grantor may become a party hereto by execution and delivery to the Collateral Agent of an assumption or joinder agreement in accordance with Section 5.15.

SECTION 5.03 Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other First-Lien Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.

SECTION 5.04 Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

SECTION 5.05 Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 5.06 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 5.07 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

SECTION 5.08 Submission to Jurisdiction Waivers; Consent to Service of Process. The Collateral Agent, the Grantors, and each Authorized Representative, on behalf of itself and the First-Lien Secured Parties of the Series for whom it is acting, irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the First-Lien Security Documents, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York in the County of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Authorized Representative) at the address referred to in Section 5.01 (or in the case of the Grantors, at the address referred to in the applicable Credit Agreement section);

(d) agrees that nothing herein shall affect the right of any other party hereto (or any First-Lien Secured Party) to effect service of process in any other manner permitted by law or shall limit the right of any party hereto (or any First-Lien Secured Party) to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 5.08 any special, exemplary, punitive or consequential damages.

SECTION 5.09 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.09.

SECTION 5.10 Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 5.11 Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the First-Lien Security Documents or any of the other Secured Credit Documents, the provisions of this Agreement shall control.

SECTION 5.12 Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First-Lien

Secured Parties in relation to one another. None of the Company, any other Grantor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement); provided that nothing in this Agreement (other than Sections 2.04, 2.05, 2.08, 2.09 or Article V) is intended to or will amend, waive or otherwise modify the provisions of the Secured Credit Documents, and none of the Company or any other Grantor may rely on the terms hereof (other than Sections 2.04, 2.05, 2.08, 2.09 and Article V). Nothing in this Agreement is intended to or shall impair the obligations of any Grantor to pay the First-Lien Obligations as and when the same shall become due and payable in accordance with their terms.

SECTION 5.13 Additional Senior Debt. To the extent, but only to the extent permitted by the provisions of the Secured Credit Documents, the Company may incur Additional First-Lien Obligations. Any such additional class or series of Additional First-Lien Obligations (the “Senior Class Debt”) may be secured by a Lien and may be Guaranteed by the Grantors on a senior basis, in each case under and pursuant to the Additional First-Lien Documents, if and subject to the condition that the Authorized Representative of any such Senior Class Debt (each, a “Senior Class Debt Representative”), acting on behalf of the holders of such Senior Class Debt (such Authorized Representative and holders in respect of any Senior Class Debt being referred to as the “Senior Class Debt Parties”), becomes a party to this Agreement by satisfying the conditions set forth in clauses (i) through (iv) of the immediately succeeding paragraph.

In order for a Senior Class Debt Representative to become a party to this Agreement,

(i) such Senior Class Debt Representative, the Collateral Agent and each Grantor shall have executed and delivered an instrument substantially in the form of Annex II (with such changes as may be reasonably approved by the Collateral Agent and such Senior Class Debt Representative) pursuant to which such Senior Class Debt Representative becomes an Authorized Representative hereunder, and the Senior Class Debt in respect of which such Senior Class Debt Representative is the Authorized Representative and the related Senior Class Debt Parties become subject hereto and bound hereby;

(ii) the Company shall have (x) delivered to the Collateral Agent true and complete copies of each of the Additional First-Lien Documents relating to such Senior Class Debt, certified as being true and correct by a Responsible Officer of the Company and (y) identified the obligations to be designated as Additional First-Lien Obligations and the initial aggregate principal amount or face amount thereof;

(iii) (x) all filings, recordations and/or amendments or supplements to the First-Lien Security Documents necessary or desirable in the reasonable judgment of the Collateral Agent to confirm and perfect the Liens securing the relevant obligations relating to such Senior Class Debt shall have been made, executed and/or delivered (or, with respect to any such filings or recordation, acceptable provisions to perform such filings or recordings have been taken in the reasonable judgment of the Collateral Agent), and (y) all fees and taxes in connection therewith shall have been paid (or acceptable provisions to make such payments have been taken in the reasonable judgment of the Collateral Agent), subject, in the case of any action referred to in preceding sub-clause (x) or (y), to any extension of the time permitted for the taking of such action in accordance with the relevant Additional First-Lien Documents; and

(iv) the Additional First-Lien Documents, as applicable, relating to such Senior Class Debt shall provide, in a manner reasonably satisfactory to the Collateral Agent, that each Senior Class Debt Party with respect to such Senior Class Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Senior Class Debt.

SECTION 5.14 Integration. This Agreement together with the other Secured Credit Documents and the First-Lien Security Documents represents the agreement of each of the Grantors and the First-Lien Secured Parties with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by any Grantor, the Collateral Agent, any or any other First-Lien Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Secured Credit Documents or the First-Lien Security Documents.

SECTION 5.15 Grantors; Additional Grantors. The Grantors existing on the date hereof hereby covenant and agree to cause each Subsidiary of the Company or direct or indirect parent of the Company in each case that becomes a Grantor after the date hereof to contemporaneously become a party hereto by executing and delivering an assumption or joinder agreement in form and substance reasonably satisfactory to the Collateral Agent. The parties hereto further agree that, notwithstanding any failure to take the actions required by the immediately preceding sentence, each Person which becomes a Grantor at any time (and any security granted by any such Person) shall be subject to the provisions hereof as fully as if same constituted a Grantor party hereto and had complied with the requirements of the immediately preceding sentence.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BARCLAYS BANK PLC,
as Collateral Agent

By:
Name:
Title:

BARCLAYS BANK PLC, as Authorized Representative for the Credit Agreement Secured Parties

By:
Name:
Title:

By:
Name:
Title:

[Signature page to Intercreditor Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as trustee and as Notes Authorized Representative hereunder

By:
Name:
Title:

[Signature page to Intercreditor Agreement]

NATIONAL CINEMEDIA, LLC,
as Company

By: National CineMedia, Inc., its Manager

By:
Name:
Title:

[Signature page to Intercreditor Agreement]

ANNEX I

Grantors

National CineMedia, LLC

Annex I-1

ANNEX II

[FORM OF] REPRESENTATIVE SUPPLEMENT NO. [    ] dated as of [            ], 20    to the INTERCREDITOR AGREEMENT dated as of April 27, 2012 (the “Intercreditor Agreement”), among National CineMedia, LLC, a Delaware limited liability company (the “Company”), certain subsidiaries and affiliates of the Company (each a “Grantor”), [—], as Collateral Agent for the First-Lien Secured Parties under the First-Lien Security Documents (in such capacity, the “Collateral Agent”), Barclays Bank PLC, as Authorized Representative for the Credit Agreement Secured Parties, [—], as the New Representative (as defined below), and the additional Authorized Representatives from time to time a party thereto.

A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

B. As a condition to the ability of the Company to incur Additional First-Lien Obligations and to secure such Senior Class Debt with Liens on the applicable Collateral and to have such Senior Class Debt guaranteed by the Grantors on a senior basis, in each case under and pursuant to the First-Lien Security Documents, the Senior Class Debt Representative in respect of such Senior Class Debt is required to become an Authorized Representative under, and such Senior Class Debt and the Senior Class Debt Parties in respect thereof are required to become subject to and bound by, the Intercreditor Agreement. Section 5.13 of the Intercreditor Agreement provides that such Senior Class Debt Representative may become an Authorized Representative under, and such Senior Class Debt and such Senior Class Debt Parties may become subject to and bound by, the Intercreditor Agreement, pursuant to the execution and delivery by the Senior Class Representative of an instrument in the form of this Supplement and the satisfaction of the other conditions set forth in Section 5.13 of the Intercreditor Agreement. The undersigned Senior Class Debt Representative (the “New Representative”) is executing this Representative Supplement in accordance with the requirements of the Intercreditor Agreement and the Security Documents.

Accordingly, the Collateral Agent and the New Representative agree as follows:

SECTION 1. In accordance with Section 5.13 of the Intercreditor Agreement, the New Representative by its signature below becomes an Authorized Representative under, and the related Senior Class Debt and Senior Class Debt Parties become subject to and bound by, the Intercreditor Agreement with the same force and effect as if the New Representative had originally been named therein as an Authorized Representative, and the New Representative, on behalf of itself and such Senior Class Debt Parties, hereby agrees to all the terms and provisions of the Intercreditor Agreement applicable to it as an Authorized Representative and to the Senior Class Debt Parties that it represents as Additional First-Lien Secured Parties. Each reference to “Authorized Representative” in the Intercreditor Agreement shall be deemed to include the New Representative. The Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Representative represents and warrants to the Collateral Agent and the other First-Lien Secured Parties that (i) it has full power and authority to enter into this Representative Supplement, in its capacity as [agent] [trustee], (ii) this Representative Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Additional First-Lien Documents relating to such Senior Class Debt provide that, upon the New Representative’s entry into this Agreement, the Senior Class Debt Parties in respect of such Senior Class Debt will be subject to and bound by the provisions of the Intercreditor Agreement as Additional First-Lien Secured Parties.

Annex II-1

SECTION 3. This Representative Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Representative Supplement shall become effective when the Collateral Agent shall have received a counterpart of this Representative Supplement that bears the signature of the New Representative. Delivery of an executed signature page to this Representative Supplement by facsimile transmission or electronic transmission shall be effective as delivery of a manually signed counterpart of this Representative Supplement.

SECTION 4. Except as expressly supplemented hereby, the Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS REPRESENTATIVE SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Representative Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.

SECTION 8. The Company agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Representative Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

Annex II-2

IN WITNESS WHEREOF, the New Representative and the Collateral Agent have duly executed this Representative Supplement to the Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE], as
[ ] for the holders of [ ],

By:
Name:
Title:

Address for notices:

attention of:

Telecopy:

Annex II-3

Acknowledged by:

[—], as Collateral Agent,

By:
Name:
Title:

NATIONAL CINEMEDIA, LLC, as Company

By:
Name:
Title:

THE OTHER GRANTORS
LISTED ON SCHEDULE I HERETO,

By:
Name:
Title:

Annex II-4

Schedule I to the

Supplement to the

Intercreditor Agreement

Grantors

[                    ]

EXHIBIT F

Form of Senior Lien Intercreditor Agreement

[FORM OF] ABL INTERCREDITOR AGREEMENT1

among

NATIONAL CINEMEDIA, LLC

the other Grantors party hereto,

[                                         ],

as Collateral Agent for the ABL Facility Secured Parties

BARCLAYS BANK PLC,

as Collateral Agent for the First-Lien Secured Parties

BARCLAYS BANK PLC,

as Authorized Representative and Administrative Agent for the Credit Agreement Secured Parties

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as the Notes Authorized Representative

and

each additional Authorized Representative from time to time party hereto

dated as of [                    ]

[1]	This document is a form of the ABL Intercreditor Agreement referenced in the Indenture to which it is annexed. Technical, ministerial, conforming or administrative changes to this form may be made in order to reflect the actual parties thereto and the arrangements governing the relationships among the parties thereto, as described in the “Description of Notes” section of the Offering Memorandum dated April 18, 2012 related to the First-Lien Notes.

ABL INTERCREDITOR AGREEMENT, dated as of [                    ] (as amended, restated, supplemented and/or otherwise modified from time to time, this “Agreement’), among NATIONAL CINEMEDIA, LLC, a Delaware limited liability company (the “Company”), the other Grantors (as defined below) from time to time party hereto, [                    ] (“[            ]”), as collateral agent for the ABL Facility Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “ABL Facility Collateral Agent”), BARCLAYS BANK PLC, as collateral agent for the First-Lien Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “First-Lien Collateral Agent”), BARCLAYS BANK PLC, as Authorized Representative and Administrative Agent for the Credit Agreement Secured Parties (as each such term is defined below), WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as Trustee and as Authorized Representative hereunder for the Notes Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “Notes Authorized Representative”) and each additional Authorized Representative from time to time party hereto for the other Additional First-Lien Secured Parties of the Series (as each such term is defined below) with respect to which it is acting in such capacity.

The Company, the other Grantors, the ABL Lenders and the ABL Facility Collateral Agent have entered into the ABL Credit Agreement (as defined below);

The Company, the other Grantors, the Credit Agreement Lenders and the Administrative Agent have entered into the Credit Agreement (as defined below);

The Company has issued 6.00% senior secured notes due 2022 in a principal amount of $400,000,000 (the “First-Lien Notes”) under the Notes Indenture (as defined below);

The Company may from time to time following the date hereof issue Additional First-Lien Obligations to the extent permitted by the ABL Credit Agreement, the Credit Agreement and the Notes Indenture; and

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the ABL Facility Collateral Agent, the First-Lien Collateral Agent, the Administrative Agent (as defined below) (for itself and on behalf of the Credit Agreement Secured Parties), the Notes Authorized Representative (for itself and on behalf of the Notes Secured Parties), and each additional Authorized Representative (for itself and on behalf of the Additional First-Lien Secured Parties of the applicable Series) agree as follows:

ARTICLE I

Definitions

SECTION 1.01 Certain Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Credit Agreement (as defined below) or, if defined in the New York UCC, the meanings specified therein. As used in this Agreement, the following terms have the meanings specified below:

“ABL Credit Agreement” means that certain Credit Agreement, dated as of [                    ], among the Company, the lenders from time to time party thereto, [                    ], as administrative agent, and the other parties thereto, as amended, restated, supplemented, modified, replaced and/or Refinanced from time to time.

“ABL Facility” means collectively (i) the ABL Credit Agreement and (ii) whether or not the facility referred to in clause (i) remains outstanding, if designated by the Company to be included in the definition of “ABL Facility” and subject to the satisfaction of the requirements set forth in the next sentence, one or more (A) debt facilities and/or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from (or sell such receivables to) such lenders), letters of credit, bankers’ acceptances or other borrowings, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (C) instruments or agreements evidencing any other indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time. The Company may designate additional obligations to be included in the definition of “ABL Facility” only if (x) the incurrence of such obligations is permitted under each Secured Credit Document, and (y) the Company shall have delivered an officer’s certificate to each Collateral Agent certifying the same. If so permitted, the Company shall (i) notify each Representative in writing of such designation and (ii) cause the new collateral agent for the new ABL Obligations, as applicable, to execute and deliver to each other Representative, a joinder agreement substantially in the form of Annex III hereto.

“ABL Facility Collateral Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement

“ABL Facility Documents” means the ABL Facility and the other [“Loan Documents”] as defined in the ABL Facility.

“ABL Facility Secured Parties” means, at any time, the holders of the ABL Obligations at that time, including, without limitation, the ABL Lenders and the ABL Facility Collateral Agent under the ABL Credit Agreement and the Bank Product Providers.

“ABL Facility Security Documents” means the security agreements, mortgages and other documents relating to the Collateral and the instruments filed and recorded in appropriate jurisdictions to preserve and protect the Liens on the Collateral securing any ABL Obligations.

“ABL Lenders” means the [“Lenders”] under and as defined in the ABL Facility or any other Person which extends credit under the ABL Facility.

“ABL Obligations” means all amounts owing and all other obligations under the ABL Facility and the other ABL Facility Documents, including, without limitation, any Bank Products and any reimbursement or other obligations in respect of letters of credit, bank guarantees and bankers’ acceptances, to pay principal, premium, if any, and interest (including any interest accruing subsequent to the commencement of a Bankruptcy Case at the rate provided for in the ABL Facility Documents, whether or not such interest is an allowed claim under any such proceeding or under applicable state, federal or foreign law) when due and payable, and all other amounts due or to become due under or in connection with the ABL Facility Documents and the performance of all other obligations of the obligors thereunder to the lenders and agents under the ABL Facility Documents, according to the respective terms thereof.

“ABL Priority Collateral” means any and all of the following Collateral now owned or at any time hereafter acquired by the Company or any other Grantor to the extent a security interest in such Collateral has been or may hereafter be granted to the ABL Facility Collateral Agent under the ABL Facility Security Documents: (a) all Accounts (except for identifiable accounts arising out of the sale of Notes Priority Collateral); (b) to the extent evidencing, governing, securing or otherwise related to ABL Priority Collateral, all (i) General Intangibles, (ii) Chattel Paper, (iii) Instruments and (iv) Documents; (c) all Payment Intangibles (including corporate tax refunds), other than any Payment Intangibles that represent tax refunds in respect of or otherwise relate to Real Estate Assets, Fixtures or Equipment; (d) all collection accounts, deposit accounts, lockboxes, securities accounts and commodity accounts and any cash or other assets in any such accounts (other than separately identified cash proceeds in respect of Real Estate Assets, Fixtures or Equipment or any other Notes Priority Collateral); (e) to the extent relating to ABL Priority Collateral, all Supporting Obligations and letter-of-credit rights; (f) books and records related to ABL Priority Collateral; and (g) all products and proceeds of any and all ABL Priority Collateral in whatever form received. All capitalized terms used in this definition and not defined elsewhere in this Agreement have the meanings assigned to them in the New York UCC.

“ABL Priority Possessory Collateral” shall mean ABL Priority Collateral that is Possessory Collateral.

“Additional First-Lien Documents” means, with respect to any Series of Additional First-Lien Obligations, the notes, indentures, credit agreements, security documents and other operative agreements evidencing or governing such Indebtedness and each other agreement entered into for the purpose of securing any Series of Additional First-Lien Obligations; provided that, in each case, the Indebtedness thereunder has been designated as Additional First-Lien Obligations pursuant to Section 5.13.

“Additional First-Lien Obligations” means all amounts owing to any Additional First-Lien Secured Party pursuant to the terms of any Additional First-Lien Document, including, without limitation, all amounts in respect of any principal, premium, interest (including any interest accruing subsequent to the commencement of a Bankruptcy Case at the rate provided for in the respective Additional First-Lien Document, whether or not such interest is an allowed claim under any such proceeding or under applicable state, federal or foreign law), penalties, fees, expenses, indemnifications, reimbursements, damages and other liabilities, and guarantees of the foregoing amounts.

“Additional First-Lien Secured Party” means the holders of any Additional First-Lien Obligations and any Authorized Representative with respect thereto.

“Administrative Agent” has the meaning assigned to such term in the definition of “Credit Agreement”.

“Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Applicable Authorized Representative” means, with respect to any Shared Collateral, (i) until the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Administrative Agent, and (ii) from and after the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Major Non-Controlling Authorized Representative.

“Applicable Collateral Agent” means (a) with respect to the Notes Priority Collateral, the First-Lien Collateral Agent and (b) with respect to the ABL Priority Collateral, the ABL Facility Collateral Agent.

“Applicable Junior Collateral Agent” means (a) with respect to the Notes Priority Collateral, the ABL Facility Collateral Agent, and (b) with respect to the ABL Priority Collateral, the First-Lien Collateral Agent.

“Applicable Possessory Collateral Agent” means (a) with respect to ABL Priority Possessory Collateral, the ABL Facility Collateral Agent and (b) with respect to Notes Priority Possessory Collateral, the First-Lien Collateral Agent.

“Applicable Senior Collateral Agent” means (a) with respect to the ABL Priority Collateral, the ABL Facility Collateral Agent, and (b) with respect to the Notes Priority Collateral, the First-Lien Collateral Agent.

“Authorized Representative” means, at any time, (i) in the case of any Credit Agreement Obligations or the Credit Agreement Secured Parties, the Administrative Agent (or any similar term) under and as defined in the Credit Agreement, (ii) in the case of the Notes Obligations or the Notes Secured Parties, the Notes Authorized Representative, and (iii) in the case of any other Series of Additional First-Lien Obligations or Additional First-Lien Secured Parties that become subject to this Agreement after the date hereof, the Authorized Representative named for such Series in the applicable Joinder Agreement.

“Bank Product Debt” means Indebtedness and other obligations relating to Bank Products.

“Bank Product Agreements” means any agreement evidencing or governing any Bank Product or pursuant to which any Bank Product is issued.

“Bank Product Provider” shall mean any Person that provides any Bank Products to the Company or any other Grantor; provided that such Person is an ABL Lender or Affiliate of an ABL Lender at the time the relevant Bank Product Agreement is entered into.

“Bank Products” means [“Bank Products”] and [“Cash Management Services”] as each such term is defined in the ABL Credit Agreement.

“Bankruptcy Case” has the meaning assigned to such term in Section 2.05(b).

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any similar Federal, state or foreign law for the relief of debtors.

“Class” has the meaning set forth in the definition of Senior Secured Obligations.

“Collateral” means all assets and properties subject to Liens created pursuant to any ABL Facility Security Document or any First-Lien Security Document.

“Collateral Agent” means the ABL Facility Collateral Agent or the First-Lien Collateral Agent, as the context may require.

“Company” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Controlling Secured Parties” means, with respect to any Shared Collateral and as between the First-Lien Secured Parties, the Series of First-Lien Secured Parties whose Authorized Representative is the Applicable Authorized Representative for such Shared Collateral.

“Credit Agreement” means that certain Credit Agreement, dated as of February 13, 2007, among the Company, the lenders from time to time party thereto, Barclays, as administrative agent (in such capacity and together with its successors in such capacity, the “Administrative Agent”) and the other parties thereto, as amended, restated, supplemented, modified, replaced and/or Refinanced from time to time (including pursuant to the Amendment, Resignation, Waiver, Consent and Appointment Agreement, dated as of March 31, 2010, the Amendment No. 2 to the Credit Agreement, dated as of June 20, 2011 and the Amendment No. 3 to the Credit Agreement, dated as of April 27, 2012).

“Credit Agreement Obligations” means all “Obligations” as defined in the Guarantee and Collateral Agreement.

“Credit Agreement Secured Parties” means the “Secured Parties” as defined in the Guarantee and Collateral Agreement.

“DIP Financing” has the meaning assigned to such term in Section 2.06(b).

“DIP Financing Liens” has the meaning assigned to such term in Section 2.06(b).

“DIP Lenders” has the meaning assigned to such term in Section 2.06(b).

“Discharge” means, with respect to any Secured Obligations, except to the extent otherwise provided herein with respect to the reinstatement or continuation of any such Secured Obligations, the payment in full in cash (except for contingent indemnities and cost and reimbursement obligations to the extent no claim has been made) of all such Secured Obligations then outstanding, if any, and, with respect to letters of credit or letter of credit guaranties outstanding under the agreements or instruments (the “Relevant Instruments”) governing such Secured Obligations, delivery of cash collateral or backstop letters of credit in respect thereof in a manner reasonably satisfactory to the Applicable Collateral Agent and issuing lenders under such Relevant Instruments, in each case after or concurrently with the termination of all commitments to extend credit thereunder, and the termination of all commitments of “secured parties” under the Relevant Instruments; provided that (i) the Discharge of ABL Obligations shall not be deemed to have occurred in connection with a Refinancing of such ABL Obligations with additional ABL Obligations secured by Collateral under an ABL Facility Security Document which has been designated in writing by the ABL Facility Collateral Agent (under the ABL Facility so Refinanced) to each Collateral Agent and each other Authorized Representative as the “ABL Facility” for purposes of this Agreement and (ii) the Discharge of Credit Agreement Obligations shall not be deemed to have occurred in connection with a Refinancing of such Credit Agreement Obligations with additional First-Lien Obligations secured by Collateral under a First-Lien Security Document which has been designated in writing by the Administrative Agent (under the Credit Agreement so Refinanced) to each Collateral Agent and each other Authorized Representative as the “Credit Agreement” for purposes of this Agreement. The term “Discharged” shall have a corresponding meaning.

“Enforcement Notice” has the meaning assigned to such term in Section 2.02(g).

“Event of Default” means an “Event of Default” (or similarly defined term) as defined in any Secured Credit Document.

“First-Lien Class Debt” has the meaning assigned to such term in Section 5.13.

“First-Lien Class Debt Parties” has the meaning assigned to such term in Section 5.13.

“First-Lien Class Debt Representative” has the meaning assigned to such term in Section 5.13.

“First-Lien Collateral Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“First-Lien Notes” has the meaning assigned to such term in the introductory paragraphs of this Agreement.

“First-Lien Obligations” means, collectively, (i) the Credit Agreement Obligations, (ii) the Notes Obligations and (iii) each Series of Additional First-Lien Obligations.

“First-Lien Secured Parties” means (i) the Credit Agreement Secured Parties, (ii) the Notes Secured Parties and (iii) the Additional First-Lien Secured Parties with respect to each Series of Additional First-Lien Obligations.

“First-Lien Security Documents” means the Guarantee and Collateral Agreement, the other Security Documents and the security agreements, mortgages and other documents relating to the Collateral and the instruments filed and recorded in appropriate jurisdictions to preserve and protect the Liens on the Collateral securing any Series of First-Lien Obligations.

“Grantors” means the Company and each other Subsidiary of the Company or direct or indirect parent company of the Company which has granted a security interest pursuant to any First-Lien Security Document to secure any Series of First-Lien Obligations (including any such Person which becomes a party to this Agreement as contemplated by Section 5.15) or pursuant to any ABL Facility Document to secure ABL Obligations. The Grantors existing on the date hereof are set forth in Annex I hereto.

“Guarantee and Collateral Agreement” means the “Guarantee and Collateral Agreement” as defined in the Credit Agreement.

“Impairment” has the meaning assigned to such term in Section 1.03.

“Indebtedness” means and includes all obligations that constitute “Debt,” “Indebtedness,” “Obligations,” “Liabilities” or any similar term within the meaning of the ABL Facility Documents, the Credit Agreement, the Note Documents or any Additional First-Lien Document, as applicable.

“Insolvency or Liquidation Proceeding” means:

(1) any case commenced by or against the Company or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Company or any other Grantor or any similar case or proceeding relative to the Company or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency (and, in each case, other than in a transaction expressly permitted by the terms of each Secured Credit Document); or

(3) any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intervening Creditor” has the meaning assigned to such term in Section 2.01(d).

“Joinder Agreement” means a supplement to this Agreement in the form of Annex II hereof required to be delivered by an Authorized Representative to the ABL Facility Collateral Agent and the First-Lien Collateral Agent pursuant to Section 5.13 hereof in order to establish an additional Series of Additional First-Lien Obligations and become Additional First-Lien Secured Parties hereunder.

“Junior Claims” means (a) with respect to the ABL Priority Collateral, the First-Lien Obligations secured by such Collateral, and (b) with respect to the Notes Priority Collateral, the ABL Obligations secured by such Collateral.

“Junior Collateral Agent” means (a) with respect to the Notes Priority Collateral, the ABL Facility Collateral Agent, and (b) with respect to the ABL Priority Collateral, the First-Lien Collateral Agent.

“Junior Representative” means (a) with respect to the Notes Priority Collateral, the ABL Facility Collateral Agent, and (b) with respect to the ABL Priority Collateral, the Applicable Authorized Representative.

“Junior Secured Obligations” means (a) with respect to the First-Lien Obligations (to the extent any of such Secured Obligations are secured by the Notes Priority Collateral), the ABL Obligations, and (b) with respect to ABL Obligations (to the extent such Secured Obligations are secured by the ABL Priority Collateral), the First-Lien Obligations.

“Junior Secured Obligations Collateral” means, with respect to any Secured Obligations, the Collateral in respect of which such Secured Obligations constitute Junior Claims.

“Junior Secured Obligations Secured Parties” means (a) with respect to the Notes Priority Collateral, the ABL Facility Secured Parties, and (b) with respect to the ABL Priority Collateral, the First-Lien Secured Parties.

“Lien” means any mortgage, pledge, hypothec, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any other security agreement.

“Major Non-Controlling Authorized Representative” means, with respect to any Shared Collateral, the Authorized Representative of the Series of Additional First-Lien Obligations or Notes Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of First-Lien Obligations or Notes Obligations with respect to such Shared Collateral.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Non-Controlling Authorized Representative” means, at any time with respect to any Shared Collateral and as between First-Lien Secured Parties, any Authorized Representative that is not the Applicable Authorized Representative at such time with respect to such Shared Collateral.

“Non-Controlling Authorized Representative Enforcement Date” means, with respect to any Non-Controlling Authorized Representative, the date which is 90 days (throughout which 90 day period such Non-Controlling Authorized Representative was the Major Non-Controlling Authorized Representative) after the occurrence of both (i) an Event of Default (under and as defined in the Additional First-Lien Document or Notes Document under which such Non-Controlling Authorized Representative is the Authorized Representative) and (ii) the Collateral Agent’s and each other Authorized Representative’s receipt of written notice from such Non-Controlling Authorized Representative certifying that (x) such Non-Controlling Authorized Representative is the Major Non-Controlling Authorized Representative and that an Event of Default (under and as defined in the Additional First-Lien Document or Notes Document under which such Non-Controlling Authorized Representative is the Authorized Representative) has occurred and is continuing and (y) the First-Lien Obligations of the Series with respect to which such Non-Controlling Authorized Representative is the Authorized Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Additional First-Lien Document or Notes Document; provided that the Non-Controlling Authorized Representative Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Shared Collateral (1) at any time the Administrative Agent or the Collateral Agent has commenced and is diligently pursuing any enforcement action with respect to such Shared Collateral or (2) at any time the Grantor which has granted a security interest in such Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

“Non-Controlling Secured Parties” means, with respect to any Shared Collateral, the First-Lien Secured Parties which are not Controlling Secured Parties with respect to such Shared Collateral.

“Notes Authorized Representative” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Notes Priority Collateral” means any and all Collateral that is not ABL Priority Collateral.

“Notes Priority Possessory Collateral” shall mean Notes Priority Collateral that is Possessory Collateral.

“Notes Documents” means the Notes Indenture, the notes issued thereunder, and any security documents and other operative agreements evidencing or governing the Indebtedness thereunder or the liens securing such Indebtedness, including any agreement entered into for the purpose of securing the Notes Obligations.

“Notes Indenture” mean that certain Indenture, dated as of April 27, 2012, among the Company, the Guarantors identified therein, and Wells Fargo Bank, National Association, as trustee, as amended, restated, supplemented, modified, replaced and/or Refinanced from time to time.

“Notes Obligations” means the Obligations pursuant to the Notes Documents.

“Notes Secured Parties” means the holders of any Notes Obligations and the Notes Authorized Representative.

“Permitted Remedies” means, with respect to any Junior Secured Obligations:

(i) filing a claim or statement of interest with respect to such Secured Obligations; provided that an Insolvency or Liquidation Proceeding has been commenced by or against any Grantor;

(ii) taking any action (not adverse to the Liens securing Senior Secured Obligations, the priority status thereof, or the rights of the Applicable Collateral Agent or any of the Senior Secured Obligations Secured Parties to exercise rights, powers, and/or remedies in respect thereof) in order to create, perfect, preserve or protect (but not enforce) its Lien on any of the Collateral;

(iii) filing any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Junior Secured Obligations Secured Parties, including any claims secured by the Junior Secured Obligations Collateral, in each case in accordance with the terms of this Agreement;

(iv) filing any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either any Insolvency or Liquidation Proceeding or applicable non-bankruptcy law, in each case not inconsistent with the terms of this Agreement or applicable law (including the Bankruptcy Laws of any applicable jurisdiction); and

(v) voting on any Plan of Reorganization, filing any proof of claim, making other filings and making any arguments, obligations, and motions (including in support of or opposition to, as applicable, the confirmation or approval of any Plan of Reorganization) that are, in each case, in accordance with the terms of this Agreement.

“Possessory Collateral” means any Collateral in the possession of any Collateral Agent (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction. Possessory Collateral includes, without limitation, any Certificated Securities, Promissory Notes, Instruments, and Chattel Paper, in each case, delivered to or in the possession of any Collateral Agent under the terms of the ABL Facility Security Documents or the First-Lien Security Documents.

“Possessory Collateral Agent” means, with respect to any Possessory Collateral, the Collateral Agent having possession or control (including through its agents or bailees) of the same.

“Proceeds” has the meaning assigned to such term in Section 2.01.

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Representative” means (a) in the case of any ABL Obligations, the ABL Facility Collateral Agent, (b) in the case of any First-Lien Obligations, any Authorized Representative.

“Secured Credit Document’ means (i) the Credit Agreement and each Loan Document, (ii) the ABL Facility and each ABL Facility Document, (iii) each Notes Document, and (iv) each Additional First-Lien Document.

“Secured Obligations” means the ABL Obligations, the Credit Agreement Obligations and the Notes Obligations.

“Senior Claims” means (a) with respect to the ABL Priority Collateral, the ABL Obligations secured by such Collateral, and (b) with respect to the Notes Priority Collateral, the First-Lien Obligations secured by such Collateral.

“Senior Collateral Agent” means (a) with respect to the Notes Priority Collateral, the First-Lien Collateral Agent and (b) with respect to the ABL Priority Collateral, the ABL Facility Collateral Agent.

“Senior Representative” means (a) with respect to the Notes Priority Collateral, the Applicable Authorized Representative and (b) with respect to the ABL Priority Collateral, the ABL Facility Collateral Agent.

“Senior Secured Obligations” means (a) with respect to the ABL Obligations (to the extent such ABL Obligations are secured by the Notes Priority Collateral), the First-Lien Obligations, and (b) with respect to the First-Lien Obligations (to the extent such First-Lien Obligations are secured by the ABL Priority Collateral), the ABL Obligations. The First-Lien Obligations shall, collectively, constitute one “Class” of Senior Secured Obligations and the ABL Obligations shall constitute a separate “Class” of Senior Secured Obligations.

“Senior Secured Obligations Collateral” means, with respect to any Secured Obligations, the Collateral in respect of which such Secured Obligations constitute Senior Claims.

“Senior Secured Obligations Secured Parties” means (a) with respect to the Notes Priority Collateral, the First-Lien Secured Parties, and (b) with respect to the ABL Priority Collateral, the ABL Facility Secured Parties.

“Series” means (a) with respect to the First-Lien Secured Parties, each of (i) the Credit Agreement Secured Parties (in their capacities as such), (ii) the Notes Secured Parties (in their capacities as such), and (iii) the Additional First-Lien Secured Parties that become subject to this Agreement after the date hereof that are represented by a common Authorized Representative (in its capacity as such for such Additional First-Lien Secured Parties) and (b) with respect to any First-Lien Obligations, each of (i) the Credit Agreement Obligations, (ii) the Notes Obligations, and (iii) the Additional First-Lien Obligations incurred pursuant to any Additional First-Lien Document, which pursuant to any Joinder Agreement, are to be represented hereunder by a common Authorized Representative (in its capacity as such for such Additional First-Lien Obligations).

“Shared Collateral” means, at any time, Collateral in which the holders of two or more Series of First-Lien Obligations (or their respective Authorized Representatives or the Collateral Agent on behalf of such holders) hold a valid and perfected security interest at such time. If more than two Series of First-Lien Obligations are outstanding at any time and the holders of less than all Series of First-Lien Obligations hold a valid and perfected security interest in any Collateral at such time, then such Collateral shall constitute Shared Collateral for those Series of First-Lien Obligations that hold a valid security interest in such Collateral at such time and shall not constitute Shared Collateral for any Series which does not have a valid and perfected security interest in such Collateral at such time.

SECTION 1.02 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall’. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein,” “hereof’ and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

SECTION 1.03 Impairments. It is the intention of the First-Lien Secured Parties of each Series that the holders of First-Lien Obligations of such Series (and not the First-Lien Secured Parties of any other Series) bear the risk of (i) any determination by a court of competent jurisdiction that (x) any of the First-Lien Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of First-Lien Obligations), (y) any of the First-Lien Obligations of such Series do not have an enforceable security interest in any of the Collateral securing any other Series of First-Lien Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another Series of First-Lien Obligations) on a basis ranking prior to the security interest of such Series of First-Lien Obligations but junior to the security interest of any other Series of First-Lien Obligations or (ii) the existence of any Collateral for any other Series of First-Lien Obligations that is not Shared Collateral (any such condition referred to in the foregoing clauses (i) or (ii) with respect to any Series of First-Lien Obligations, an “Impairment” of such Series); provided, that the existence of a maximum claim with respect to any Mortgages on real property which applies to all First-Lien Obligations shall not be deemed to be an Impairment of any Series of First-Lien Obligations. In the event of any Impairment with respect to any Series of First-Lien Obligations, the results of such Impairment shall be borne solely by the holders of such Series of First-Lien Obligations, and the rights of the holders of such Series of First-Lien Obligations (including, without limitation, the right to receive distributions in respect of such Series of First-Lien Obligations pursuant to Section 2.01) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are held solely by the holders of the Series of such First-Lien Obligations subject to such Impairment. Additionally, in the event the First-Lien Obligations of any Series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code), any reference to such First-Lien Obligations or the First-Lien Security Documents governing such First-Lien Obligations shall refer to such obligations or such documents as so modified.

ARTICLE II

Priorities and Agreements with Respect to Shared Collateral

SECTION 2.01 Priority of Claims.

(a) Anything contained herein or in any Secured Credit Document to the contrary notwithstanding (but subject to Section 1.03), if an Event of Default has occurred and is continuing, and any Collateral Agent or any ABL Facility Secured Party or First-Lien Secured Party is taking action to enforce rights in respect of any Collateral, or any distribution is made in respect of any Collateral in any

Bankruptcy Case of the Company or any other Grantor, or any ABL Facility Secured Party or First-Lien Secured Party receives any payment pursuant to any intercreditor agreement (other than this Agreement (to the extent such payment represents an application of Proceeds made pursuant to this Section 2.01)) with respect to any Collateral, the proceeds of any sale, collection or other liquidation of any such Collateral by any Collateral Agent, ABL Facility Secured Party or First-Lien Secured Party or received by any Collateral Agent, ABL Facility Secured Party or First-Lien Secured Party pursuant to any such intercreditor agreement with respect to such Collateral and proceeds of any such distribution (subject, in the case of any such distribution, to Section 2.01(d) below) to which the ABL Facility Obligations or the First-Lien Obligations are entitled under any intercreditor agreement (other than this Agreement (to the extent such distribution represents an application of Proceeds made pursuant to this Section 2.01)) (all proceeds of any sale, collection or other liquidation of any Collateral and all proceeds of any such distribution being collectively referred to as “Proceeds”) shall be applied as follows:

(i)	In the case of Notes Priority Collateral,

FIRST, to the Applicable Authorized Representative for distribution in accordance with Section 2.01(a)(iii) below until payment in full of any First-Lien Obligations secured by such Notes Priority Collateral, and

SECOND, to the payment in full of the ABL Obligations secured by such Notes Priority Collateral in accordance with the ABL Facility Documents.

If any ABL Obligations remain outstanding after the Discharge of the First- Lien Obligations, all proceeds of the Notes Priority Collateral will be applied to the repayment of any outstanding ABL Obligations secured by such Notes Priority Collateral.

(ii)	In the case of ABL Priority Collateral,

FIRST, to the payment in full of the ABL Obligations secured by such ABL Priority Collateral in accordance with the ABL Facility Documents, and

SECOND, to the Applicable Authorized Representative for distribution in accordance with Section 2.01(a)(iii) below. If any First-Lien Obligations remain outstanding after the Discharge of the ABL Obligations, all proceeds of the ABL Priority Collateral will be applied to the repayment of any outstanding First- Lien Obligations secured by such ABL Priority Collateral.

(iii)	As between the First-Lien Secured Parties, with respect to payments received by any Applicable Authorized Representative or First-Lien Secured Party in accordance with the terms of this Section 2.01,

FIRST, to the payment of all amounts owing to the First-Lien Collateral Agent (in its capacity as such) pursuant to the terms of any Secured Credit Document,

SECOND, subject to Section 1.03, to the payment in full of the First-Lien Obligations of each Series on a ratable basis, with such Proceeds to be applied to the First-Lien Obligations of a given Series in accordance with the terms of the applicable Secured Credit Documents, and

THIRD, after payment of all First-Lien Obligations, to the Company and the other Grantors or their successors or assigns, as their interests may appear, or to whosoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

(b) It is acknowledged that (i) the ABL Obligations or the First-Lien Obligations of any Series may, subject to the limitations set forth in the then extant Secured Credit Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, Refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in Section 2.01(a) or the provisions of this Agreement defining the relative rights of the ABL Facility Secured Parties and the First-Lien Secured Parties or the relative rights of the First-Lien Secured Parties of any Series, and (ii) a portion of the Secured Obligations consists or may consist of Indebtedness that is revolving in nature, and the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed. The priorities provided for herein shall not be altered or otherwise affected by any Refinancing of Secured Obligations (or any part thereof), by the release of any Collateral or of any guarantees for any Secured Obligations or by any action that any Collateral Agent, Representative, ABL Facility Secured Party or any First-Lien Secured Party may take or fail to take in respect of any Collateral.

(c) Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of First-Lien Obligations granted on the Collateral or of any Liens securing the ABL Obligations granted on the Collateral and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, or any other applicable law or the Secured Credit Documents or any defect or deficiencies in the Liens securing the First-Lien Obligations of any Series or the ABL Obligations or any other circumstance whatsoever (but, in each case, subject to Section 1.03):

(i) (1) the Liens on the Notes Priority Collateral securing First-Lien Obligations will rank senior to any Liens on such Notes Priority Collateral securing ABL Obligations, and (2) the Liens on the ABL Priority Collateral securing ABL Obligations will rank senior to any Liens on such ABL Priority Collateral securing First- Lien Obligations; and

(ii) the First-Lien Collateral Agent, on behalf of itself and the First-Lien Secured Parties, and each First-Lien Secured Party hereby agrees that the Liens securing each Series of First-Lien Obligations on any Shared Collateral shall be of equal priority.

(d) Notwithstanding the foregoing, with respect to any Shared Collateral for which a third party (other than a First-Lien Secured Party) has a lien or security interest that is junior in priority to the security interest of any Series of First-Lien Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of First-Lien Obligations (such third party, an “Intervening Creditor”), the value of any Shared Collateral or Proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Shared Collateral or Proceeds to be distributed in respect of the Series of First-Lien Obligations with respect to which such Impairment exists.

(e) Notwithstanding anything in this Agreement or any other First-Lien Security Document or ABL Facility Security Document to the contrary, (i) Collateral consisting of cash and Cash Equivalents pledged to secure Credit Agreement Obligations consisting of reimbursement obligations in respect of Letters of Credit or otherwise held by the Administrative Agent or the First-Lien Collateral Agent pursuant to the Credit Agreement, including any Defaulting Lender Reallocation Provisions (as hereinafter defined) therein (or any similar provision) shall be applied as specified in such Section of the

Credit Agreement (or the arrangements specified therein) and will not constitute Shared Collateral or Collateral securing any ABL Obligations and (ii) Collateral consisting of cash and Cash Equivalents pledged to secure ABL Obligations consisting of reimbursement obligations in respect of letters of credit issued under the ABL Facility or otherwise held by the ABL Facility Collateral Agent pursuant to any “defaulting lender” provisions of the ABL Facility (or any equivalent successor provision) shall be applied as specified in the ABL Facility (or the arrangements specified therein) and will not constitute Shared Collateral or Collateral securing any First-Lien Obligations.

SECTION 2.02 Actions with Respect to Collateral; Prohibition on Contesting Liens.

(a) Until the Discharge of all of the Senior Secured Obligations of a particular Class, (i) only the Applicable Collateral Agent shall act or refrain from acting with respect to the Senior Secured Obligations Collateral of such Class (including with respect to any other interceditor agreement with respect to any Collateral), and then only on the instructions of the applicable Senior Representative, (ii) no Collateral Agent shall follow any instructions with respect to such Senior Secured Obligations Collateral (including with respect to any other intercreditor agreement with respect to any Collateral) from any Junior Representative or from any Junior Secured Obligations Secured Parties, and (iii) each Junior Representative and the Junior Secured Obligations Secured Parties shall not, and shall not instruct any Collateral Agent to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its interest in or realize upon, or take any other action available to it in respect of, any Junior Secured Obligations Collateral (including with respect to any other intercreditor agreement with respect to any Collateral), whether under any Secured Credit Document, applicable law or otherwise, it being agreed that (A) only the Applicable Collateral Agent, acting in accordance with the ABL Facility Security Documents or the First-Lien Security Documents, as applicable, shall be entitled to take any such actions or exercise any such remedies, or to cause any Collateral Agent to do so and (B) notwithstanding the foregoing, each Junior Representative may take Permitted Remedies. No Junior Collateral Agent, Junior Representative or Junior Secured Obligations Secured Party will contest, protest or object to any foreclosure proceeding or action brought by the Senior Collateral Agent, Senior Representative or Senior Secured Obligations Secured Party or any other exercise by the Senior Collateral Agent, Senior Representative or Senior Secured Obligations Secured Party of any rights and remedies relating to the Senior Secured Obligations Collateral.

(b) Each Authorized Representative and each First-Lien Secured Party agrees that it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any of the ABL Facility Secured Parties in all or any part of the Collateral, or the provisions of this Agreement, and the ABL Facility Collateral Agent and each of the ABL Facility Secured Parties each agrees that it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any of the First- Lien Secured Parties in all or any part of the Collateral, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the First-Lien Collateral Agent, any First-Lien Secured Party, the ABL Facility Collateral Agent, or any ABL Facility Secured Party to enforce this Agreement.

(c) With respect to any Shared Collateral and solely as between the First-Lien Secured Parties, (i) only the First-Lien Collateral Agent shall act or refrain from acting with respect to the Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), and then only on the instructions of the Applicable Authorized Representative, (ii) the First-Lien Collateral Agent shall not follow any instructions with respect to such Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral) from any Non-Controlling Authorized Representative (or any other First-Lien Secured Party other than the Applicable Authorized Representative) and (iii) no Non-Controlling Authorized Representative or other First-Lien Secured Party (other than the Applicable Authorized Representative) shall or shall instruct the First-Lien Collateral Agent to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), whether under any First-Lien Security Document, applicable law or otherwise, it being agreed that only the First-Lien Collateral Agent, acting on the instructions of the Applicable Authorized Representative and in accordance with the applicable First-Lien Security Documents, shall be entitled to take any such actions or exercise any such remedies with respect to Shared Collateral. Notwithstanding the equal priority of the Liens securing each Series of First-Lien Obligations, the First-Lien Collateral Agent (acting on the instructions of the Applicable Authorized Representative) may deal with the Shared Collateral as if such Applicable Authorized Representative had a senior Lien on such Collateral. No Non-Controlling Authorized Representative or Non-Controlling Secured Party will contest, protest or object to any foreclosure proceeding or action brought by the First-Lien Collateral Agent, the Applicable Authorized Representative or the Controlling Secured Party or any other exercise by the Collateral Agent, the Applicable Authorized Representative or the Controlling Secured Party of any rights and remedies relating to the Shared Collateral, or to cause the First-Lien Collateral Agent to do so. The foregoing shall not be construed to limit the rights and priorities of any First-Lien Secured Party, the First-Lien Collateral Agent or any Authorized Representative with respect to any Collateral not constituting Shared Collateral.

(d) Each of the Authorized Representatives agrees that it will not accept any Lien on any collateral for the benefit of any Series of First-Lien Obligations (other than funds deposited for the discharge or defeasance of any Additional First-Lien Document or Notes Document, to the extent permitted by the applicable Secured Credit Documents) other than pursuant to the First-Lien Security Documents to which it is a party and pursuant to any Defaulting Lender Reallocation Provisions (or other similar provisions) of the Credit Agreement, and by executing this Agreement (or a Joinder Agreement), each Authorized Representative and the Series of First-Lien Secured Parties for which it is acting hereunder agree to be bound by the provisions of this Agreement and the other First-Lien Security Documents applicable to it.

(e) Each of the First-Lien Secured Parties agrees that it will not (and hereby waives any right to) question or contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity, attachment or enforceability of a Lien held by or on behalf of any of the First-Lien Secured Parties in all or any part of the Collateral, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the First-Lien Collateral Agent or any Authorized Representative to enforce this Agreement.

(f) Each ABL Facility Secured Party and each Series of First-Lien Secured Parties agrees that the Credit Agreement may be amended to include customary “Defaulting Lender” reallocation provisions and such provisions shall be deemed to be “Defaulting Lender Reallocation Provisions” hereunder.

(g) The ABL Facility Collateral Agent may enforce the provisions of the ABL Facility Documents, the First-Lien Collateral Agent may enforce the provisions of the applicable Notes Documents and Loan Documents and each may act or refrain from acting with respect to the Collateral, all in such order and in such manner as each may determine in the exercise of its sole discretion, consistent with the terms of this Agreement and mandatory provisions of applicable law; provided, however, that each of the ABL Facility Collateral Agent and the First-Lien Collateral Agent agrees to provide to the other (x) a written notice (an “Enforcement Notice”) prior to the commencement of any action with respect to the Collateral and (y) copies of any notices that it is required under applicable law to deliver to any Grantor promptly after delivery thereof; provided further, however, that the ABL Facility Collateral Agent’s failure to provide any such copies to the First-Lien Collateral Agent (but not the Enforcement Notice) shall not impair any of the ABL Facility Collateral Agent’s rights hereunder or under any of the ABL Facility Documents and the First-Lien Collateral Agent’s failure to provide any such copies to the ABL Facility Collateral Agent (but not the Enforcement Notice) shall not impair any of the First-Lien Collateral Agent’s rights hereunder or under any of the Notes Documents or Loan Documents.

SECTION 2.03 No Duties of Senior Representative; Provision of Notice

(a) Each Junior Secured Obligations Secured Party acknowledges and agrees that none of the Collateral Agents, the Senior Representatives nor any other Senior Secured Obligations Secured Party shall have any duties or other obligations to such Junior Secured Obligations Secured Party with respect to any Senior Secured Obligations Collateral, other than to transfer to the Applicable Junior Collateral Agent any proceeds of any such Collateral that constitutes Junior Secured Obligations Collateral remaining in its possession following any sale, transfer or other disposition of such Collateral (in each case, unless the Junior Secured Obligations have been Discharged prior to or concurrently with such sale, transfer, disposition, payment or satisfaction) and the Discharge of the Senior Secured Obligations secured thereby, or if a Collateral Agent shall be in possession of all or any part of such Collateral after such payment and satisfaction in full and termination, such Collateral or any part thereof remaining, in each case without representation or warranty on the part of any Collateral Agent, Senior Representative or any Senior Secured Obligations Secured Party. In furtherance of the foregoing, each Junior Secured Obligations Secured Party acknowledges and agrees that until the Senior Secured Obligations secured by any Collateral shall have been Discharged, the Applicable Collateral Agent shall be entitled, for the benefit of the holders of such Senior Secured Obligations, to sell, transfer or otherwise dispose of or deal with such Collateral as provided herein and in the Secured Credit Documents, as applicable, without regard to any Junior Claims or any rights to which the holders of the Junior Secured Obligations would otherwise be entitled as a result of such Junior Claims. Without limiting the foregoing, each Junior Secured Obligations Secured Party agrees that none of the Collateral Agents, the Senior Representatives nor any other Senior Secured Obligations Secured Party shall have any duty or obligation first to marshal or realize upon any type of Senior Secured Obligations Collateral (or any other collateral securing the Senior Secured Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Collateral (or any other collateral securing the Senior Secured Obligations), in any manner that would maximize the return to the Junior Secured Obligations Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Junior Secured Obligations Secured Parties from such realization, sale, disposition or liquidation. Each of the Junior Secured Obligations Secured Parties waives any claim such Junior Secured Obligations Secured Party may now or hereafter have against any Collateral Agent, any Senior Representative or any other Senior Secured Obligations Secured Party (or their representatives) arising out of (i) any actions which any Collateral Agent, any Senior Representative or the Senior Secured Obligations Secured Parties take or omit to take (including, actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the Senior Secured Obligations from any account debtor, guarantor or any other party) in accordance with the ABL Facility Documents and any First- Lien Security Documents or any other agreement related thereto or to the collection of the Senior Secured Obligations or the valuation, use, protection or release of any security for the Senior Secured Obligations, (ii) any election by any Senior Representative or any Senior Secured Obligations Secured Party, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code or (iii) subject to Section 2.06, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code by, Holdings or any of its subsidiaries, as debtor-in-possession.

(b) The First-Lien Collateral Agent shall, after obtaining actual knowledge that it no longer qualifies as the Applicable Authorized Representative notify the Company and the other Authorized Representatives and the ABL Facility Collateral Agent of the same.

SECTION 2.04 No Interference; Payment Over.

(a) Each Junior Secured Obligations Secured Party, Junior Representative and Junior Collateral Agent agrees that (i) it will not take or cause to be taken any action the purpose or effect of which is, or could be, to make any Junior Claim pari passu with, or to give such Junior Secured Obligations Secured Party any preference or priority relative to, any Senior Claim with respect to the Collateral securing the Senior Claims or any part thereof, (ii) it will not challenge or question in any proceeding the validity or enforceability of any ABL Facility Security Document or First-Lien Security Document or the validity, attachment, perfection or priority of any Lien under the ABL Facility Security Documents or the First-Lien Security Documents, or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement, (iii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Senior Secured Obligations Collateral by the Applicable Collateral Agent or any Senior Secured Obligations Secured Parties or any Senior Representative acting on their behalf, (iv) it shall have no right to (A) direct the Applicable Collateral Agent, any Senior Representative or any holder of Senior Secured Obligations to exercise any right, remedy or power with respect to any Senior Secured Obligations Collateral (including pursuant to any other intercreditor agreement) or (B) consent to the exercise by the Applicable Collateral Agent, any Senior Representative or any other Senior Secured Obligations Secured Party of any right, remedy or power with respect to any Senior Secured Obligations Collateral, (v) it will not institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the Applicable Collateral Agent, any Senior Representative or other Senior Secured Obligations Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to, and none of the Applicable Collateral Agent, any Senior Representative or any other Senior Secured Obligations Secured Party shall be liable for, any action taken or omitted to be taken by such Collateral Agent, such Senior Representative or other Senior Secured Obligations Secured Party with respect to any Senior Secured Obligations Collateral in accordance with this Agreement, (vi) it will not seek, and hereby waives any right, to have any Senior Secured Obligations Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral and (vii) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the First-Lien Collateral Agent, any Authorized Representative, the ABL Facility Collateral Agent, any ABL Facility Secured Party or any First- Lien Secured Parties to enforce this Agreement.

(b) Each Junior Representative, Junior Collateral Agent and each other Junior Secured Obligations Secured Party hereby agrees that if it shall obtain possession of any Senior Secured Obligations Collateral or shall realize any proceeds or payment in respect of any such Collateral, pursuant to any ABL Facility Security Document or First-Lien Security Document or by the exercise of any rights available to it under applicable law or in any bankruptcy, insolvency or similar proceeding or through any other exercise of remedies, at any time prior to the Discharge of the Senior Secured Obligations, then it shall hold such Collateral, proceeds or payment in trust for the Senior Secured Obligations Secured Parties and transfer such Collateral, proceeds or payment, as the case may be, to the Applicable Collateral Agent reasonably promptly after obtaining actual knowledge, or notice from the Applicable Collateral Agent, that it is in possession of such Collateral, proceeds or payment. Each Junior Secured Obligations Secured Party agrees that if, at any time, it receives notice or obtains actual knowledge that all or part of any payment with respect to any Senior Secured Obligations previously made shall be rescinded for any reason whatsoever, such Junior Secured Obligations Secured Party shall promptly pay over to the Applicable Collateral Agent any payment received by it and then in its possession or under its control in respect of any Senior Secured Obligations Collateral and shall promptly turn over any Senior Secured Obligations Collateral then held by it over to the Applicable Collateral Agent, and the provisions set forth in this Agreement shall be reinstated as if such payment had not been made, until the payment and satisfaction in full of the Senior Secured Obligations.

(c) Each First-Lien Secured Party agrees that (i) it will not challenge or question in any proceeding the validity or enforceability of any First-Lien Obligations of any Series or any First-Lien Security Document or the validity, attachment, perfection or priority of any Lien under any First-Lien Security Document or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement; (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Shared Collateral by the First-Lien Collateral Agent, (iii) except as provided in Section 2.02, it shall have no right to (A) direct the First-Lien Collateral Agent or any other First-Lien Secured Party to exercise any right, remedy or power with respect to any Shared Collateral (including pursuant to any intercreditor agreement) or (B) consent to the exercise by the First-Lien Collateral Agent or any other First-Lien Secured Party of any right, remedy or power with respect to any Shared Collateral, (iv) it will not institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the First-Lien Collateral Agent or any other First-Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral, and none of the First-Lien Collateral Agent, any Applicable Authorized Representative or any other First-Lien Secured Party shall be liable for any action taken or omitted to be taken by the First-Lien Collateral Agent, such Applicable Authorized Representative or other First-Lien Secured Party with respect to any Shared Collateral in accordance with the provisions of this Agreement, (v) it will not seek, and hereby waives any right, to have any Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral and (vi) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the First-Lien Collateral Agent or any other First-Lien Secured Party to enforce this Agreement.

(d) Subject to Section 2.04(b), each First-Lien Secured Party hereby agrees that if it shall obtain possession of any Shared Collateral or shall realize any proceeds or payment in respect of any such Shared Collateral, pursuant to any First-Lien Security Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement), at any time prior to the Discharge of each of the First-Lien Obligations, then it shall hold such Shared Collateral, proceeds or payment in trust for the other First-Lien Secured Parties (and, to the extent applicable under any First-Lien Security Document) and promptly transfer such Shared Collateral, proceeds or payment, as the case may be, to the First-Lien Collateral Agent, to be distributed in accordance with the provisions of Section 2.01(a)(iii).

SECTION 2.05 Automatic Release of Liens; Amendments to Security Documents.

(a) Each Authorized Representative, the First-Lien Collateral Agent and each other First-Lien Secured Party agrees that in the event of a sale, transfer or other disposition of any ABL Priority Collateral in connection with the foreclosure upon or other exercise of rights and remedies with respect to such ABL Priority Collateral that results in the release by the ABL Facility Collateral Agent of the Lien held by the ABL Facility Collateral Agent on such ABL Priority Collateral (regardless of whether or not an Event of Default has occurred and is continuing under the Credit Agreement or any other Loan Document, the Notes Documents or the Additional First-Lien Documents at the time of such sale, transfer or other disposition), the Lien held by the First-Lien Collateral Agent on such ABL Priority Collateral shall be automatically released; provided that, notwithstanding the foregoing, all holders of the First-Lien Obligations secured by such ABL Priority Collateral shall be entitled to any proceeds of a sale, transfer or other disposition under this clause (a) that remain after Discharge of the ABL Obligations, and the Liens on such remaining proceeds securing the First-Lien Obligations shall not be automatically released pursuant to this Section 2.05(a).

(b) The ABL Facility Collateral Agent and each other ABL Facility Secured Party agrees that in the event of a sale, transfer or other disposition of any Notes Priority Collateral in connection with the foreclosure upon or other exercise of rights and remedies with respect to such Notes Priority Collateral that results in the release by the First-Lien Collateral Agent of the Lien held by the First-Lien Collateral Agent on such Notes Priority Collateral (regardless of whether or not an Event of Default has occurred and is continuing under the ABL Facility Documents at the time of such sale, transfer or other disposition), the Lien held by the ABL Facility Collateral Agent on such Notes Priority Collateral shall be automatically released; provided that, notwithstanding the foregoing, all holders of the ABL Obligations secured by such Notes Priority Collateral shall be entitled to any proceeds of a sale, transfer or other disposition under this clause (a) that remain after Discharge of the entire Class of First-Lien Obligations, and the Liens on such remaining proceeds securing the ABL Obligations shall not be automatically released pursuant to this Section 2.05(b).

(c) Each Junior Collateral Agent agrees to execute and deliver (at the sole cost and expense of the Grantors) all such authorizations and other instruments as shall reasonably be requested by the Applicable Collateral Agent to evidence and confirm any release of Junior Collateral provided for in this Section.

(d) If, at any time the First-Lien Collateral Agent forecloses upon or otherwise exercises remedies against any Shared Collateral (in accordance with the terms of the applicable Senior Credit Documents) resulting in a sale or disposition thereof in accordance with this Agreement or at any time the Lien held by the First-Lien Collateral Agent on any Shared Collateral is required to be released pursuant to Section 2.05(a), then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of the First-Lien Collateral Agent for the benefit of each Series of First-Lien Secured Parties upon such Shared Collateral will automatically be released and discharged; provided that any proceeds of any Shared Collateral realized therefrom shall be applied pursuant to Section 2.01. Each Authorized Representative agrees to execute and deliver (at the sole cost and expense of the Grantors) all such amendments to applicable First-Lien Security Documents, authorizations and other instruments as shall reasonably be requested by the First-Lien Collateral Agent or the Company to evidence and confirm any release of Shared Collateral or amendment to any First-Lien Security Document provided for in this Section.

(e) Without the prior written consent of the ABL Facility Collateral Agent, each Authorized Representative, the First-Lien Collateral Agent and each other First-Lien Secured Party agrees that no First-Lien Security Document to which such Authorized Representative, First-Lien Collateral Agent or First-Lien Secured Party is party may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new First-Lien Security Document would be prohibited by, or would require any Grantor to act or refrain from acting in a manner that would violate, any of the terms of this Agreement or would otherwise be materially disadvantageous to the ABL Facility Secured Parties in their capacities as Senior Secured Obligations Secured Parties in respect of the ABL Priority Collateral.

(f) Without the prior written consent the Applicable Authorized Representative, the ABL Facility Collateral Agent and each other ABL Facility Secured Party agrees that no ABL Facility Security Document to which the ABL Facility Collateral Agent or ABL Facility Secured Parties are a party may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new ABL Facility Security Document would be prohibited by, or would require any Grantor to act or refrain from acting in a manner that would violate, any of the terms of this Agreement or would otherwise be materially disadvantageous to the First-Lien Secured Parties in their capacities as Senior Secured Obligations Secured Parties in respect of the Notes Priority Collateral.

(g) Subject to Section 2.05(e), each First-Lien Secured Party agrees that the First-Lien Collateral agent may enter into any amendment to any First-Lien Security Document (including, without limitation, to release any Liens securing any Series of First-Lien Obligations), so long as such amendment is permitted by the terms of each then extant Secured Credit Document. Additionally, each First-Lien Secured Party agrees that the First-Lien Collateral Agent may enter into any amendment to any First-Lien Security Document solely as such First-Lien Security Document relates to a particular Series of First-Lien Obligations (including, without limitation, to release any Liens securing such Series of First-Lien Obligations), so long as (x) such amendment is in accordance with the Secured Credit Document pursuant to which such Series of First-Lien Obligations was incurred and (y) such amendment does not adversely affect the First-Lien Secured Parties of any other Series. In determining whether an amendment to any First-Lien Security Document is permitted by this Section 2.05, the First-Lien Collateral Agent may conclusively rely on a certificate of an officer of the Company stating that such amendment is permitted by this Section 2.05.

SECTION 2.06 Certain Agreements with Respect to Bankruptcy or Insolvency Proceedings.

(a) This Agreement shall continue in full force and effect notwithstanding the commencement of any Insolvency or Liquidation Proceeding.

(b) If the Company and/or any other Grantor shall become subject to a case (a “Bankruptcy Case”) under the Bankruptcy Code and shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law or the use of cash collateral under Section 363 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law:

(i) if the ABL Facility Collateral Agent desires to permit the use of cash collateral or to permit the Company and/or any of its subsidiaries to obtain DIP Financing secured by a Lien on the ABL Priority Collateral, then the Applicable Authorized Representative and the First-Lien

Secured Parties hereby agree: (A) not to object to such use of cash collateral or DIP Financing or to request adequate protection (except as otherwise expressly permitted by the terms of this Agreement) or any other relief in connection therewith so long as the First-Lien Secured Parties retain the benefit of their Liens on the Notes Priority Collateral, including proceeds thereof arising after the commencement of such Bankruptcy Case (to the extent provided for under applicable law), with the same priority vis-à-vis the ABL Facility Secured Parties (other than with respect to any DIP Financing Liens) as existed prior to the commencement of such Bankruptcy Case and (B) to the extent the Liens on ABL Priority Collateral securing the ABL Obligations are subordinated or pari passu with such DIP Financing, to subordinate its Liens in the ABL Priority Collateral to such DIP Financing (and all obligations relating thereto including any “carve-out” granting administrative priority status or Lien priority to secure the payment of fees and expenses of professionals retained by any debtor or creditors’ committee agreed to by the ABL Facility Collateral Agent) on the same basis as the Liens on such ABL Priority Collateral securing the ABL Obligations are subordinated to such DIP Financing or to confirm the priorities with respect to such ABL Priority Collateral as set forth herein, as applicable;

(ii) if the Applicable Authorized Representative desires to permit the Company and/or any of its subsidiaries to obtain any DIP Financing secured by a Lien on Notes Priority Collateral, then the ABL Facility Collateral Agent and the ABL Facility Secured Parties hereby agree: (A) not to object to such DIP Financing or to request adequate protection (except as otherwise expressly permitted by the terms of this Agreement) or any other relief in connection therewith so long as the ABL Facility Secured Parties retain the benefit of their Liens on the ABL Priority Collateral, including proceeds thereof arising after the commencement of such Bankruptcy Case (to the extent provided for under applicable law), with the same priority vis-à-vis the First-Lien Secured Parties (other than with respect to any DIP Financing Liens) as existed prior to the commencement of such Bankruptcy Case and (B) to the extent the Liens on Notes Priority Collateral securing the First-Lien Obligations are subordinated or pari passu with such DIP Financing, to subordinate its Liens in the Notes Priority Collateral to such DIP Financing (and all obligations relating thereto including any “carve-out” granting administrative priority status or Lien priority to secure the payment of fees and expenses of professionals retained by any debtor or creditors’ committee agreed to by the Applicable Authorized Representative or the ABL Facility Secured Parties) on the same basis as the Liens on such Notes Priority Collateral securing the First-Lien Obligations are subordinated to such DIP Financing or to confirm the priorities with respect to such Notes Priority Collateral as set forth herein, as applicable; and

(iii) subject to Section 2.06(b)(i) above, each First-Lien Secured Party (other than any Controlling Secured Party or Authorized Representative of any Controlling Secured Party) agrees that it will raise no objection to any DIP Financing or to the Liens on any Shared Collateral securing the same or to any use of cash collateral that constitutes Shared Collateral, unless the Applicable Authorized Representative shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any First-Lien Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the First-Lien Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Shared Collateral as set forth herein), in each case so long as (A) the First-Lien Secured Parties of each Series retain the benefit of their Liens on all such Shared Collateral pledged to the DIP

Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-a-vis all the other First-Lien Secured Parties (other than any Liens of the First-Lien Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy Case, (B) the First-Lien Secured Parties of each Series are granted Liens on any additional collateral pledged to any First-Lien Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority vis-a-vis the First-Lien Secured Parties as set forth in this Agreement, (C) if any amount of such DIP Financing or cash collateral is applied to repay any of the First-Lien Obligations, such amount is applied pursuant to Section 2.01, and (D) if any First-Lien Secured Parties are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection are applied pursuant to Section 2.01; provided that the First-Lien Secured Parties of each Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the First-Lien Secured Parties of such Series or its Authorized Representative that shall not constitute Shared Collateral; and provided, further, that the First-Lien Secured Parties receiving adequate protection shall not object to any other First-Lien Secured Party receiving adequate protection comparable to any adequate protection granted to such First-Lien Secured Parties in connection with a DIP Financing or use of cash collateral.

(c) The Applicable Junior Collateral Agent and each Junior Secured Obligations Secured Party agrees that it will not object to and will not otherwise contest: (i) any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of the Senior Secured Obligations made by the Applicable Senior Collateral Agent or any Senior Secured Obligations Secured Party; (ii) any lawful exercise by any holder of Senior Claims of the right to credit bid Senior Claims in any sale in foreclosure of Collateral that is Senior Secured Obligations Collateral with respect to such Senior Claims; (iii) any other request for judicial relief made in any court by any Senior Secured Obligations Secured Party relating to the lawful enforcement of any Lien on the Senior Secured Obligations Collateral; or (iv) any sale or other disposition of any Senior Secured Obligations Collateral (or any portion thereof) under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code if the Senior Secured Obligations Secured Parties of any Series shall have consented to such sale or disposition of such Senior Secured Obligations Collateral; or (v) any order relating to a sale of assets of the Company or any of its subsidiaries for which the Applicable Senior Collateral Agent has consented which provides that, to the extent the sale is to be free and clear of Liens, the Liens securing the Senior Secured Obligations and Junior Secured Obligations will attach to the proceeds of the sale on the same basis of priority as the Liens securing such Secured Obligations on the assets being sold, in accordance with this Agreement.

(d) The Applicable Junior Collateral Agent and each Junior Secured Obligations Secured Party agrees that it will not seek relief from the automatic stay or any other stay in any insolvency or liquidation proceeding with respect to Senior Secured Obligations Collateral without the prior consent of the Applicable Senior Collateral Agent.

(e) The Applicable Junior Collateral Agent and each Junior Secured Obligations Secured Party hereby agrees that it will not object to and will not otherwise contest (or support any other Person contesting): (i) any request by the Applicable Senior Collateral Agent or any Senior Secured Obligations Secured Party for adequate protection or (ii) any objection by the Applicable Senior Collateral Agent or any Senior Secured Obligations Secured Party to any motion, relief, action or proceeding based on the Applicable Senior Collateral Agent or any Senior Secured Obligations Secured Party claiming a lack of adequate protection. Notwithstanding the foregoing, in any insolvency or liquidation proceeding, (x) if the Senior Secured Obligations Secured Parties (or any subset thereof) are granted adequate Protection in the form of additional collateral in connection with any DIP Financing or use of cash collateral under Section 363 or Section 364 of the Bankruptcy Code or any similar law, then the Applicable Junior Collateral Agent may seek or request adequate protection in the form of a replacement Lien on such additional collateral, so long as, with respect to the Senior Secured Obligations Collateral, such Lien is subordinated to the Liens securing the Senior Secured Obligations and such DIP Financing (and all obligations relating thereto), on the same basis as the other Liens securing Junior Secured Obligations on the Senior Secured Obligations Collateral are subordinated to the Liens on Senior Secured Obligations Collateral securing the Senior Secured Obligations under this Agreement and (y) in the event the Applicable Junior Collateral Agent seeks or requests adequate protection and such adequate protection is granted in the form of additional collateral, then the Applicable Junior Collateral Agent and the Junior Secured Obligations Secured Parties hereby agree that the Senior Secured Obligations Secured Parties shall also be granted a Lien on such additional collateral as security for the Senior Secured Obligations and any such DIP Financing and that any Lien on such additional collateral that constitutes Senior Secured Obligations Collateral securing the Junior Secured Obligations shall be subordinated to the Liens on such collateral securing the Senior Secured Obligations and any such DIP Financing (and all obligations relating thereto) and any other Liens on Senior Secured Obligations Collateral granted to the holders of Senior Secured Obligations as adequate protection on the same basis as the Liens securing Junior Secured Obligations are so subordinated to the Liens securing the Senior Secured Obligations under this Agreement.

(f) The Applicable Junior Collateral Agent and each Junior Secured Obligations Secured Party hereby agrees that (i) it will not oppose or seek to challenge any claim by the Applicable Senior Collateral Agent or any Senior Secured Obligations Secured Party for allowance of Senior Secured Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Applicable Senior Collateral Agent’s Lien on the Senior Secured Obligations Collateral, without regard to the existence of the Lien of the Junior Secured Obligations Secured Parties on the Senior Secured Obligations Collateral; and (ii) until the Discharge of Senior Secured Obligations has occurred, the Applicable Junior Collateral Agent, on behalf of itself and the Junior Secured Obligations Secured Parties, will not assert or enforce any claim under Section 506(c) of the Bankruptcy Code senior to or on a parity with the Liens on Senior Secured Obligations Collateral securing the Senior Secured Obligations for costs or expenses of preserving or disposing of any Collateral.

(g) The First-Lien Collateral Agent, on behalf of the First-Lien Secured Parties, and the ABL Facility Collateral Agent, on behalf of the ABL Facility Secured Parties, acknowledge and intend that: the grants of Liens pursuant to the First-Lien Security Documents, on the one hand, and the ABL Facility Security Documents, on the other hand, constitute separate and distinct grants of Liens, and because of, among other things, their differing rights in the Collateral, the First- Lien Obligations are fundamentally different from the ABL Obligations and must be separately classified in any Plan of Reorganization proposed or confirmed (or approved) in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the ABL Facility Secured Parties and the First- Lien Secured Parties in respect of any Collateral constitute claims in the same class (rather than separate classes of senior and junior secured claims), then the ABL Facility Secured Parties and the First-Lien Secured Parties hereby acknowledge and agree that all distributions shall be made as if there were separate classes of ABL Obligations and First- Lien Obligations against the Grantors (with the effect being that, to the extent that the aggregate value of the ABL Priority Collateral or Notes Priority Collateral is sufficient (for this purpose ignoring all claims held by the other Secured Parties for whom such Collateral is Junior Secured Obligations Collateral), the ABL Facility Secured Parties or the First- Lien Secured Parties, respectively, shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, fees or expenses that are available from the Senior Secured Obligations Collateral for each of the ABL Facility Secured Parties and the First- Lien Secured

Parties, respectively, before any distribution is made in respect of the Junior Claims with respect to such Collateral, with the holder of such Junior Claims hereby acknowledging and agreeing to turn over to the respective other Secured Parties amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries).

SECTION 2.07 Reinstatement. In the event that any of the Senior Secured Obligations or First-Lien Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference under the Bankruptcy Code, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article II shall be fully applicable thereto until all such Senior Secured Obligations or First-Lien Obligations, as the case may be, shall again have been paid in full in cash.

SECTION 2.08 Insurance. Unless and until the ABL Obligations have been Discharged, as between the ABL Facility Collateral Agent, on the one hand, and the First-Lien Collateral Agent and any Authorized Representative, on the other hand, only the ABL Facility Collateral Agent will have the right (subject to the rights of the Grantors under the Secured Credit Documents) to adjust or settle any insurance policy or claim covering or constituting ABL Priority Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the ABL Priority Collateral. Unless and until the First-Lien Obligations have been Discharged, as between the ABL Facility Collateral Agent, on the one hand, and the First-Lien Collateral Agent and any Authorized Representative, on the other hand, only the Applicable Authorized Representative will have the right (subject to the rights of the Grantors under the Secured Credit Documents) to adjust or settle any insurance policy covering or constituting Notes Priority Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding solely affecting the Notes Priority Collateral. To the extent that an insured loss covers or constitutes ABL Priority Collateral and Notes Priority Collateral, then the ABL Facility Collateral Agent and the Applicable Authorized Representative will work jointly and in good faith to collect, adjust or settle (subject to the rights of the Grantors under the Secured Credit Documents) under the relevant insurance policy. As between solely First-Lien Secured Parties, the First-Lien Collateral Agent, acting at the direction of the Applicable Authorized Representative, shall have the right to adjust or settle any insurance policy or claim covering or constituting Shared Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral.

SECTION 2.09 Refinancings. The ABL Obligations and the First-Lien Obligations of any Series and the agreements or indentures governing them may be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the refinancing transaction under any Secured Credit Document) of any First-Lien Secured Party of any Series or any ABL Facility Secured Party, all without affecting the priorities provided for herein or the other provisions hereof; provided, however, that the holders of any such Refinancing indebtedness (or an authorized agent or trustee on their behalf) bind themselves in writing (to the extent they are not already so bound) to the terms of this Agreement pursuant to such Refinancing documents or agreements (including amendments or supplements to this Agreement) as each Applicable Collateral Agent, shall reasonably request and in form and substance reasonably acceptable to such Applicable Collateral Agent. In connection with any Refinancing contemplated by this Section 2.09, this Agreement may be amended at the request and sole expense of the Company, and without the consent of any Collateral Agent, (a) to add parties (or any authorized agent or trustee therefor) providing any such Refinancing, (b) to confirm that such Refinancing indebtedness in respect of any First-Lien Obligations shall have the same rights and priorities in respect of any Notes Priority Collateral as the indebtedness being Refinanced and (c) to establish that such Refinancing indebtedness in respect of any ABL Obligations shall have the same rights and priorities in respect of any ABL Priority Collateral as the indebtedness being Refinanced, all on the terms provided for herein immediately prior to such Refinancing.

SECTION 2.10 Possessory Collateral Agent as Gratuitous Bailee for Perfection.

(a) Each Possessory Collateral Agent agrees to hold the Possessory Collateral that is part of the Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit of each First-Lien Secured Party and ABL Facility Secured Party and any assignee solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable ABL Facility Security Documents or the First-Lien Security Documents, in each case, subject to the terms and conditions of this Section 2.10. To the extent any Possessory Collateral is possessed by or is under the control of a Collateral Agent or Authorized Representative (either directly or through its agents or baileees) other than the Applicable Possessory Collateral Agent, such Collateral Agent or Authorized Representative shall deliver such Possessory Collateral to (or shall cause such Possessory Collateral to be delivered to) the Applicable Possessory Collateral Agent and shall take all actions reasonably requested in writing by the Applicable Possessory Collateral Agent to cause the Applicable Possessory Collateral Agent to have possession or control of the same. Pending such delivery to the Applicable Possessory Collateral Agent, each other Collateral Agent and Authorized Representative agrees to hold any Possessory Collateral, from time to time in its possession, as gratuitous bailee for the benefit of each First-Lien Secured Party and ABL Facility Secured Party and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable ABL Facility Security Documents or First-Lien Security Documents, in each case, subject to the terms and conditions of this Section 2.10.

(b) The duties or responsibilities of the Possessory Collateral Agent and each other Collateral Agent or Authorized Representative under this Section 2.10 shall be limited solely to holding any Possessory Collateral as gratuitous bailee for the benefit of each ABL Facility Secured Party and each First-Lien Secured Party for purposes of perfecting the Lien held by such ABL Facility Secured Parties and First-Lien Secured Parties therein.

(c) Upon the Discharge of all First-Lien Obligations, each Authorized Representative shall deliver to the ABL Facility Collateral Agent, to the extent that it is legally permitted to do so, the remaining Possessory Collateral (if any) held by it, together with any necessary endorsements (or otherwise allow the ABL Facility Collateral Agent to obtain control of such Possessory Collateral) or as a court of competent jurisdiction may otherwise direct. The Company shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify the Possessory Collateral Agent for loss or damage suffered by the Possessory Collateral Agent as a result of such transfer except for loss or damage suffered by the Possessory Collateral Agent as a result of its own willful misconduct, gross negligence or bad faith. No Authorized Representative shall be obligated to follow instructions from the ABL Facility Collateral Agent in contravention of this Agreement.

SECTION 2.11 Entry Upon Premises by the ABL Facility Collateral Agent.

(a) If the ABL Facility Collateral Agent takes any enforcement action with respect to the ABL Priority Collateral, the First-Lien Secured Parties (i) shall cooperate with the ABL Facility Collateral Agent (at the sole cost and expense of the ABL Facility Collateral Agent and subject to the condition that the First-Lien Secured Parties shall have no obligation or duty to take any action or refrain from taking any action that could reasonably be expected to result in the incurrence of any liability or damage to the First-Lien Secured Parties) in its efforts to enforce its security interest in the ABL Priority

Collateral and to finish any work-in-process and assemble the ABL Priority Collateral, (ii) shall not take or direct any Collateral Agent to take any action designed or intended to hinder or restrict in any respect the ABL Facility Collateral Agent from enforcing its security interest in the ABL Priority Collateral or from finishing any work-in-process or assembling the ABL Priority Collateral, and (iii) shall permit and direct the First-Lien Collateral Agent and the Applicable Authorized Representative to permit the ABL Facility Collateral Agent, and their respective employees, agents, advisers and representatives, at the sole cost and expense of the ABL Facility Secured Parties and upon reasonable advance notice, to enter upon and use the Notes Priority Collateral (including (x) equipment, processors, computers and other machinery related to the storage or processing of records, documents or files and (y) intellectual property), for a period not to exceed 180 days after the taking of such enforcement action (but in no event later than 270 days following the date the First-Lien Collateral Agent provides an Enforcement Notice to the ABL Facility Collateral Agent), for purposes of (A) assembling and storing the ABL Priority Collateral and completing the processing of and turning into finished goods of any ABL Priority Collateral consisting of work-in-process, (B) selling any or all of the ABL Priority Collateral located on such Notes Priority Collateral, whether in bulk, in lots or to customers in the ordinary course of business or otherwise, (C) removing any or all of the ABL Priority Collateral located on such Notes Priority Collateral, or (D) taking reasonable actions to protect, secure, and otherwise enforce the rights of the ABL Facility Secured Parties and the ABL Facility Collateral Agent in and to the ABL Priority Collateral; provided, however, that nothing contained in this Agreement shall restrict the rights of the First-Lien Collateral Agent (acting on the instructions of the Applicable Authorized Representative) from selling, assigning or otherwise transferring any Notes Priority Collateral prior to the expiration of such 180-day or 270-day period if the purchaser, assignee or transferee thereof agrees to be bound by the provisions of this Section. If any stay or other order prohibiting the exercise of remedies with respect to the ABL Priority Collateral has been entered by a court of competent jurisdiction, such 180-day and 270-day period shall be tolled during the pendency of any such stay or other order. If the ABL Facility Collateral Agent conducts a public auction or private sale of the ABL Priority Collateral at any of the real property included within the Notes Priority Collateral, the ABL Facility Collateral Agent shall use reasonable efforts to hold such auction or sale in a manner which would not unduly disrupt the First-Lien Collateral Agent’s use of such real property for the benefit of the First-Lien Secured Parties.

(b) During the period of actual occupation, use or control by the ABL Facility Secured Parties or their agents or representatives (including the ABL Facility Collateral Agent to the extent acting on behalf of such parties) of any Notes Priority Collateral, the ABL Facility Secured Parties shall be obligated to repair at their expense any physical damage to such Notes Priority Collateral or other assets or property resulting from such occupancy, use or control, and to leave such Notes Priority Collateral or other assets or property in substantially the same condition as it was at the commencement of such occupancy, use or control, ordinary wear and tear excepted. Notwithstanding the foregoing, in no event shall the ABL Facility Secured Parties have any liability to the First-Lien Secured Parties pursuant to this Section as a result of any condition (including any environmental condition, claim or liability) on or with respect to the Notes Priority Collateral existing prior to the date of the exercise by the ABL Facility Secured Parties of their rights under this Section and the ABL Facility Secured Parties shall have no duty or liability to maintain the Notes Priority Collateral in a condition or manner better than that in which it was maintained prior to the use thereof by the ABL Facility Secured Parties, or for any diminution in the value of the Notes Priority Collateral that results solely from ordinary wear and tear resulting from the use of the Notes Priority Collateral by the ABL Facility Secured Parties in the manner and for the time periods specified under this Section 2.08. Without limiting the rights granted in this paragraph, the ABL Facility Secured Parties shall cooperate with the First-Lien Collateral Agent (at the sole cost and expense of the First-Lien Collateral Agent and subject to the condition that the ABL Facility Secured Parties shall have no obligation or duty to take any action or refrain from taking any action that could reasonably be expected to result in the incurrence of any liability or damage to the ABL Facility Secured Parties) in connection with any efforts made by it to cause the Notes Priority Collateral to be sold.

ARTICLE III

Existence and Amounts of Liens and Secured Obligations

SECTION 3.01 Determinations with Respect to Amounts of Liens and Secured Obligations. Whenever a Collateral Agent or Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any Senior Secured Obligations (or the existence of any commitment to extend credit that would constitute Senior Secured Obligations), Junior Secured Obligations or the First-Lien Obligations of any Series, or the Collateral subject to any such Lien, it may request that such information be furnished to it in writing by each other Representative and shall be entitled to make such determination or not make any determination on the basis of the information so furnished; provided, however, that if any Representative shall fail or refuse reasonably promptly to provide the requested information, the requesting Collateral Agent or Representative shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Company. Each Collateral Agent and each Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any First-Lien Secured Party, any ABL Facility Secured Party or any other person as a result of such determination.

ARTICLE IV

The Collateral Agent

SECTION 4.01 Appointment and Authority.

(a) Each of the First-Lien Secured Parties (including the holders of the notes issued under the Notes Indenture, by their acceptance of the benefits of this Agreement and the First-Lien Security Documents and their direction to the Notes Authorized Representative to enter into this Agreement) hereby irrevocably appoints Barclays Bank PLC to act on its behalf as the First-Lien Collateral Agent (or any similar term) hereunder and under each of the other First-Lien Security Documents and authorizes the First-Lien Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the First-Lien Collateral Agent (or any similar term) by the terms hereof or thereof, including for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any Grantor to secure any of the First-Lien Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the First-Lien Collateral Agent and any co-agents, sub-agents and attorneys-in-fact appointed by the First-Lien Collateral Agent pursuant to Section 4.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under any of the First-Lien Security Documents, or for exercising any rights and remedies thereunder at the direction of the Applicable Authorized Representative, shall be entitled to the benefits, without duplication, of all provisions of this Article IV and Section 9 of the Credit Agreement and the equivalent provision of any Additional First-Lien Document or Notes Document (as though such co-agents, sub-agents and attorneys-in-fact were the “Collateral Agent” named therein) as if set forth in full herein with respect thereto.

(b) Each Non-Controlling Secured Party acknowledges and agrees that the First-Lien Collateral Agent shall be entitled, for the benefit of the First-Lien Secured Parties, to sell, transfer or otherwise dispose of or deal with any Shared Collateral as provided herein and in the First-Lien Security

Documents, without regard to any rights to which the holders of the Non-Controlling Secured Obligations would otherwise be entitled as a result of such Non-Controlling Secured Obligations. Without limiting the foregoing, each Non-Controlling Secured Party agrees that none of the First-Lien Collateral Agent, the Applicable Authorized Representative or any other First-Lien Secured Party shall have any duty or obligation first to marshal or realize upon any type of Shared Collateral (or any other Collateral securing any of the First-Lien Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Shared Collateral (or any other Collateral securing any First-Lien Obligations), in any manner that would maximize the return to the Non-Controlling Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Non-Controlling Secured Parties from such realization, sale, disposition or liquidation. Each of the First-Lien Secured Parties waives any claim it may now or hereafter have against the First-Lien Collateral Agent, the Applicable Authorized Representative or any other First-Lien Secured Party of any Series of First-Lien Obligations for which the Applicable Authorized Representative acts arising out of (i) any actions which the First-Lien Collateral Agent, the Applicable Authorized Representative or any such First-Lien Secured Party takes or omits to take (including, actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the First-Lien Obligations from any account debtor, guarantor or any other party) in accordance with the applicable First-Lien Security Documents or any other agreement related thereto or to the collection of the First-Lien Obligations or the valuation, use, protection or release of any security for the First-Lien Obligations, (ii) any election by any Applicable Authorized Representative or any holders of First-Lien Obligations, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code or (iii) subject to Section 2.06, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law by, the Company or any of its Subsidiaries, as debtor-in-possession. Notwithstanding any other provision of this Agreement, the First-Lien Collateral Agent shall not accept any Shared Collateral in full or partial satisfaction of any First-Lien Obligations pursuant to Section 9-620 of the Uniform Commercial Code of any jurisdiction, without the consent of each Authorized Representative representing holders of First-Lien Obligations for whom such Collateral constitutes Shared Collateral.

(c) Each Authorized Representative acknowledges and agrees that upon execution and delivery of .a Joinder Agreement substantially in the form of Annex II by an additional First-Lien Class Debt Representative, the First-Lien Collateral Agent and each Grantor in accordance with Section 5.13, the First-Lien Collateral Agent will continue to act in its capacity as First-Lien Collateral Agent in respect of the then existing Authorized Representatives and such additional Authorized Representative.

SECTION 4.02 Rights as a First-Lien Secured Party. (a) The Person serving as the First-Lien Collateral Agent hereunder shall have the same rights and powers in its capacity as a First-Lien Secured Party under any Series of First-Lien Obligations that it holds as any other First-Lien Secured Party of such Series and may exercise the same as though it were not the First-Lien Collateral Agent and the term “First-Lien Secured Party” or “First-Lien Secured Parties” or (as applicable) “Credit Agreement Secured Party,” “Credit Agreement Secured Parties,” “Additional First-Lien Secured Party,” “Additional First-Lien Secured Parties,” “Notes Secured Party” or “Notes Secured Parties” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the First-Lien Collateral Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if such Person were not the First-Lien Collateral Agent hereunder and without any duty to account therefor to any other First-Lien Secured Party.

SECTION 4.03 Exculpatory Provisions.

(a) The First-Lien Collateral Agent shall not have any duties or obligations except those expressly set forth herein and in the other First-Lien Security Documents. Without limiting the generality of the foregoing, the First-Lien Collateral Agent:

(i) shall not be subject to any fiduciary or other implied duties of any kind or nature to any Person, regardless of whether an Event of Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other First-Lien Security Documents that the First-Lien Collateral Agent is required to exercise as directed in writing by the Applicable Authorized Representative; provided that the First-Lien Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the First-Lien Collateral Agent to liability or that is contrary to any First-Lien Security Document or applicable law;

(iii) shall not, except as expressly set forth herein and in the other First-Lien Security Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Affiliates that is communicated to or obtained by the Person serving as the First-Lien Collateral Agent or any of its Affiliates in any capacity;

(iv) shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Applicable Authorized Representative or (ii) in the absence of its own gross negligence or willful misconduct or (iii) in reliance on a certificate of an authorized officer of the Company stating that such action is permitted by the terms of this Agreement (it being understood and agreed that the First-Lien Collateral Agent shall be deemed not to have knowledge of any Event of Default under any Series of First-Lien Obligations unless and until notice describing such Event Default is given to the First-Lien Collateral Agent by the Authorized Representative of such First-Lien Obligations or the Company); and

(v) shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other First-Lien Security Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other First-Lien Security Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the First-Lien Security Documents, (v) the value or the sufficiency of any Collateral for any Series of First-Lien Obligations, or (vi) the satisfaction of any condition set forth in any Secured Credit Document, other than to confirm receipt of items expressly required to be delivered to the First-Lien Collateral Agent;

(vi) shall not have any fiduciary duties of any kind or nature under any Additional First-Lien Document or Notes Document (but shall be entitled to all protections provided to the First-Lien Collateral Agent (or any similar term) therein);

(vii) with respect to the any Secured Credit Document, may conclusively assume that the Grantors have complied with all of their obligations thereunder unless advised in writing by the Authorized Representative thereunder to the contrary specifically setting forth the alleged violation; and

(viii) may conclusively rely on any certificate of an officer of the Company provided pursuant to Section 2.05(g).

(b) Each First-Lien Secured Party acknowledges that, in addition to acting as the initial First-Lien Collateral Agent, Barclays also serves as Administrative Agent (under, and as defined in, the Credit Agreement), and each First-Lien Secured Party hereby waives any right to make any objection or claim against Barclays (or any successor First-Lien Collateral Agent or any of their respective counsel) based on any alleged conflict of interest or breach of duties arising from the First-Lien Collateral Agent also serving as the Administrative Agent.

SECTION 4.04 Reliance by First-Lien Collateral Agent. The First-Lien Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The First-Lien Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. The First-Lien Collateral Agent may consult with legal counsel (who may include, but shall not be limited to, counsel for the Company or counsel for the Administrative Agent), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 4.05 Delegation of Duties. The First-Lien Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other First-Lien Security Document by or through any one or more sub-agents, co-agents, and attorneys-in-fact appointed by the First-Lien Collateral Agent. The First-Lien Collateral Agent and any such sub-agent, co-agents, and attorneys-in-fact may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory provisions of this Article shall apply to any such sub-agent, co-agent, and attorneys-in-fact and to the Affiliates of the First-Lien Collateral Agent and any such sub-agent, co-agent, and attorneys-in-fact.

SECTION 4.06 Resignation of First-Lien Collateral Agent. The First-Lien Collateral Agent may at any time give notice of its resignation as First-Lien Collateral Agent under this Agreement and the other First-Lien Security Documents to each Authorized Representative and the Company. Upon receipt of any such notice of resignation, the Applicable Authorized Representative shall have the right to appoint a successor, which successor shall (unless an Event of Default under Section 8(a) or Section 8(f) of the Credit Agreement (or the equivalent provisions of any Additional First-Lien Document or Notes Document) with respect to the Company shall have occurred and be continuing) be subject to approval by the Company and shall be a bank or trust company with an office in the United States, or an Affiliate of any such bank or trust company with an office in the United States. If no such successor shall have been so appointed by the Applicable Authorized Representative and shall have accepted such appointment within 30 days after the retiring First-Lien Collateral Agent gives notice of its resignation, then if the First-Lien Collateral Agent shall notify the Company and each Authorized Representative that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring First-Lien Collateral Agent shall be discharged from its duties and obligations hereunder and under the First-Lien Security Documents (except that in the case of any collateral security held by the First-Lien Collateral Agent on behalf of the First-Lien Secured Parties under any of the First-Lien Security Documents, the retiring First-Lien Collateral Agent shall continue to hold such collateral security solely for purposes of maintaining the perfection of the security interests of the First-Lien Secured Parties therein until such time as a successor First-Lien Collateral Agent is appointed but with no obligation to take any further action at the request of the Applicable Authorized Representative, any other First-Lien Secured Parties or any Grantor) and (b) all payments, communications and determinations provided to be made by, to or through the First-Lien Collateral Agent shall instead be made by or to each Authorized Representative directly, until such time as the Applicable Authorized Representative appoints a successor First-Lien Collateral Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as First-Lien Collateral Agent hereunder and under the First-Lien Security Documents, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) First-Lien Collateral Agent, and the retiring First-Lien Collateral Agent shall be discharged from all of its duties and obligations hereunder or under the other First-Lien Security Documents (if not already discharged therefrom as provided above in this Section). After the retiring First-Lien Collateral Agent’s resignation hereunder and under any First-Lien Security Documents, the provisions of this Article IV and Section 9 of the Credit Agreement and the equivalent provision of any Additional First-Lien Document or Notes Document shall continue in effect for the benefit of such retiring First-Lien Collateral Agent, its sub-agents, co-agents, and attorneys-in-fact and their respective Affiliates in respect of any actions taken or omitted to be taken by any of them while the retiring First-Lien Collateral Agent was acting as First-Lien Collateral Agent. Upon any notice of resignation of the First-Lien Collateral Agent hereunder and under any First-Lien Security Documents, the Company agrees to use commercially reasonable efforts to transfer (and maintain the validity and priority of) the Liens in favor of the retiring First-Lien Collateral Agent under the First-Lien Security Documents to the successor First-Lien Collateral Agent.

SECTION 4.07 Non-Reliance on First-Lien Collateral Agent and Other First-Lien Secured Parties. Each First-Lien Secured Party (other than the Notes Authorized Representative) acknowledges that it has, independently and without reliance upon the First-Lien Collateral Agent, any Authorized Representative or any other First-Lien Secured Party or any of their Affiliates and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Secured Credit Documents. Each First-Lien Secured Party also acknowledges that it will, independently and without reliance upon the First-Lien Collateral Agent, any Authorized Representative or any other First-Lien Secured Party or any of their Affiliates and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Secured Credit Document or any related agreement or any document furnished hereunder or thereunder.

SECTION 4.08 Collateral and Guaranty Matters. Each of the First-Lien Secured Parties irrevocably authorizes the First-Lien Collateral Agent, at its option and in its discretion:

(i) to release any Lien on any property granted to or held by the First-Lien Collateral Agent under any First-Lien Security Document in accordance with Section 2.05 or upon receipt of a certificate of an officer of the Company stating that the releases of such Lien is permitted by the terms of each then extant Secured Credit Document; and

(ii) to release any Grantor from its obligations under the First-Lien Security Documents upon receipt of a certificate of an officer of the Company stating that such release is permitted by the terms of each then extant Secured Credit Document.

ARTICLE V

Miscellaneous

SECTION 5.01 Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a) if to the ABL Facility Collateral Agent, to it at [            ];

(b) if to the First-Lien Collateral Agent, to it at [            ];

(c) if to the Notes Authorized Representative, to it at [            ];

(d) if to any other Additional Authorized Representative, to it at the address set forth in the applicable Joinder Agreement; and

(e) if to the Company or any Grantor, to it at [            ].

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 5.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 5.01. As agreed to in writing among the ABL Facility Collateral Agent and each Authorized Representative from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

SECTION 5.02 Waivers; Amendment: Joinder Agreements.

(a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 5.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified (other than pursuant to any Joinder Agreement) except pursuant to an agreement or agreements in writing entered into by each Representative and each Collateral Agent (and with respect to any such termination, waiver, amendment or modification which by the terms of this Agreement requires the Company’s consent or which increases the obligations or reduces the rights of the Company or any other Grantor, with the consent of the Company).

(c) Notwithstanding the foregoing, without the consent of any First-Lien Secured Party or ABL Facility Secured Party, any Authorized Representative may become party hereto by execution and delivery of a Joinder Agreement in accordance with Section 5.13 and upon such execution and delivery, such Authorized Representative and the Additional First-Lien Secured Parties and Additional First-Lien Obligations of the Series for which such Authorized Representative is acting shall be subject to the terms hereof and the terms of the other First-Lien Security Documents applicable thereto.

(d) Notwithstanding the foregoing, without the consent of any other Authorized Representative, First-Lien Secured Party or ABL Facility Secured Party, the First-Lien Collateral Agent and the ABL Facility Collateral Agent may effect amendments and modifications to this Agreement to the extent necessary to reflect any incurrence of any Additional First-Lien Obligations in compliance with the Secured Credit Documents.

(e) Notwithstanding the foregoing, any Grantor may become a party hereto by execution and delivery to the ABL Facility Collateral Agent and the First-Lien Collateral Agent of an assumption or joinder agreement in accordance with Section 5.15.

SECTION 5.03 Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other First-Lien Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.

SECTION 5.04 Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

SECTION 5.05 Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 5.06 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 5.07 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

SECTION 5.08 Submission to Jurisdiction Waivers; Consent to Service of Process. The ABL Facility Collateral Agent, the First-Lien Collateral Agent, the Grantors, and each Authorized Representative, on behalf of itself and the First-Lien Secured Parties of the Series for whom it is acting, irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement, the ABL Facility Security Documents and the First-Lien Security Documents, or for

recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York in the County of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Representative) at the address referred to in Section 5.01 (or in the case of the Grantors, at the address referred to in the applicable Secured Credit Document section);

(d) agrees that nothing herein shall affect the right of any other party hereto (or any First-Lien Secured Party or any ABL Facility Secured Party) to effect service of process in any other manner permitted by law or shall limit the right of any party hereto (or any First-Lien Secured Party or any ABL Facility Secured Party) to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 5.08 any special, exemplary, punitive or consequential damages.

SECTION 5.09 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.09.

SECTION 5.10 Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 5.11 Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the First-Lien Security Documents or any of the other Secured Credit Documents, the provisions of this Agreement shall control.

SECTION 5.12 Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First-Lien Secured Parties in relation to one another. None of the Company, any other Grantor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement); provided that nothing in this Agreement (other than Sections 2.05, 2.06, 2.09, 2.10 or Article V) is intended to or will amend, waive or otherwise modify the provisions of the Secured Credit Documents, and none of the Company or any other Grantor may rely on the terms hereof (other than Sections 2.05, 2.06,

2.09, 2.10 or Article V). Nothing in this Agreement is intended to or shall impair the obligations of any Grantor to pay the ABL Obligations, the Credit Agreement Obligations and the First-Lien Obligations as and when the same shall become due and payable in accordance with their terms.

SECTION 5.13 Additional First-Lien Debt. To the extent, but only to the extent permitted by the provisions of the Secured Credit Documents, the Company may incur Additional First-Lien Obligations. Any such additional class or series of Additional First-Lien Obligations (the “First-Lien Class Debt”) may be secured by a Lien and may be Guaranteed by the Grantors on a senior basis, in each case under and pursuant to the Additional First-Lien Documents, if and subject to the condition that the Authorized Representative of any such First-Lien Class Debt (each, a “First-Lien Class Debt Representative”), acting on behalf of the holders of such First-Lien Class Debt (such Authorized Representative and holders in respect of any First-Lien Class Debt being referred to as the “First-Lien Class Debt Parties”), becomes a party to this Agreement by satisfying the conditions set forth in clauses (i) through (iv) of the immediately succeeding paragraph.

In order for a First-Lien Class Debt Representative to become a party to this Agreement,

(i) such First-Lien Class Debt Representative, the ABL Facility Collateral Agent, the First-Lien Collateral Agent and each Grantor shall have executed and delivered an instrument substantially in the form of Annex II (with such changes as may be reasonably approved by the ABL Facility Collateral Agent, the First-Lien Collateral Agent and such Senior Class Debt Representative) pursuant to which such First-Lien Class Debt Representative becomes an Authorized Representative hereunder, and the First-Lien Class Debt in respect of which such First-Lien Class Debt Representative is the Authorized Representative and the related First-Lien Class Debt Parties become subject hereto and bound hereby;

(ii) the Company shall have (x) delivered to the ABL Facility Collateral Agent and the First-Lien Collateral Agent true and complete copies of each of the Additional First-Lien Documents relating to such First-Lien Class Debt, certified as being true and correct by a Responsible Officer of the Company and (y) identified the obligations to be designated as Additional First-Lien Obligations and the initial aggregate principal amount or face amount thereof;

(iii) (x) all filings, recordations and/or amendments or supplements to the First-Lien Security Documents necessary or desirable in the reasonable judgment of the First-Lien Collateral Agent to confirm and perfect the Liens securing the relevant obligations relating to such First-Lien Class Debt shall have been made, executed and/or delivered (or, with respect to any such filings or recordation, acceptable provisions to perform such filings or recordings have been taken in the reasonable judgment of the First-Lien Collateral Agent), and (y) all fees and taxes in connection therewith shall have been paid (or acceptable provisions to make such payments have been taken in the reasonable judgment of the First-Lien Collateral Agent), subject, in the case of any action referred to in preceding sub-clause (x) or (y), to any extension of the time permitted for the taking of such action in accordance with the relevant Additional First-Lien Documents; and

(iv) the Additional First-Lien Documents, as applicable, relating to such First-Lien Class Debt shall provide, in a manner reasonably satisfactory to the ABL Facility Collateral Agent and the First-Lien Collateral Agent, that each First-Lien Class Debt Party with respect to such First-Lien Class Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such First-Lien Class Debt.

SECTION 5.14 Integration. This Agreement together with the other Secured Credit Documents and the ABL Facility Security Documents and the First-Lien Security Documents represents the agreement of each of the Grantors and the ABL Facility Secured Parties and the First-Lien Secured Parties with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by any Grantor, the ABL Facility Collateral Agent, the Authorized Representatives, any ABL Facility Secured Party or any First-Lien Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Secured Credit Documents or the ABL Facility Security Documents or First-Lien Security Documents.

SECTION 5.15 Grantors; Additional Grantors. The Grantors existing on the date hereof hereby covenant and agree to cause each Subsidiary of the Company or direct or indirect parent of the Company in each case that becomes a Grantor after the date hereof to contemporaneously become a party hereto by executing and delivering an assumption or joinder agreement in form and substance reasonably satisfactory to the ABL Facility Collateral Agent and the First-Lien Collateral Agent. The parties hereto further agree that, notwithstanding any failure to take the actions required by the immediately preceding sentence, each Person which becomes a Grantor at any time (and any security granted by any such Person) shall be subject to the provisions hereof as fully as if same constituted a Grantor party hereto and had complied with the requirements of the immediately preceding sentence.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

[ ],
as ABL Facility Collateral Agent

By:
Name:
Title:

[Signature Page to Intercreditor Agreement]

BARCLAYS BANK PLC, as First-Lien Collateral Agent

By:
Name:
Title:

[BARCLAYS BANK PLC, as Authorized Representative for the Credit Agreement Secured Parties

By:
Name:
Title:]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee and as Notes Authorized Representative hereunder

By:
Name:
Title:

[Signature Page to Intercreditor Agreement]

NATIONAL CINEMEDIA, LLC,
as Company

By:	National CineMedia, Inc., its Manager

By:
Name:
Title:

[Signature Page to Intercreditor Agreement]

ANNEX I

Grantors

National CineMedia, LLC

Annex I-1

ANNEX II

[FORM OF] REPRESENTATIVE SUPPLEMENT NO. [    ] dated as of [            ], 20     to the ABL INTERCREDITOR AGREEMENT dated as of [                    ] (the “ Intercreditor Agreement”), among National CineMedia, LLC, a Delaware limited liability company (the “Company”), certain subsidiaries and affiliates of the Company (each a “Grantor”), [                    ], as Collateral Agent for the First-Lien Secured Parties under the First-Lien Security Documents (in such capacity, the “First-Lien Collateral Agent”), [                    ], as Collateral Agent for the ABL Facility Secured Parties under the ABL Facility Security Documents (in such capacity, the “ABL Facility Collateral Agent”), [                    ], as the New Representative (as defined below), and the additional Authorized Representatives from time to time a party thereto.

A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

B. As a condition to the ability of the Company to incur Additional First-Lien Obligations and to secure such First-Lien Class Debt with Liens on the applicable Collateral and to have such First-Lien Class Debt guaranteed by the Grantors on a senior basis, in each case under and pursuant to the First-Lien Security Documents, the First-Lien Class Debt Representative in respect of such First-Lien Class Debt is required to become an Authorized Representative under, and such First-Lien Class Debt and the First-Lien Class Debt Parties in respect thereof are required to become subject to and bound by, the Intercreditor Agreement. Section 5.13 of the Intercreditor Agreement provides that such First-Lien Class Debt Representative may become an Authorized Representative under, and such First-Lien Class Debt and such First-Lien Class Debt Parties may become subject to and bound by, the Intercreditor Agreement, pursuant to the execution and delivery by the First-Lien Class Representative of an instrument in the form of this Supplement and the satisfaction of the other conditions set forth in Section 5.13 of the Intercreditor Agreement. The undersigned First-Lien Class Debt Representative (the “New Representative”) is executing this Representative Supplement in accordance with the requirements of the Intercreditor Agreement and the Security Documents.

Accordingly, the ABL Facility Collateral Agent, the First-Lien Collateral Agent and the New Representative agree as follows:

SECTION 1. In accordance with Section 5.13 of the Intercreditor Agreement, the New Representative by its signature below becomes an Authorized Representative under, and the related First-Lien Class Debt and First-Lien Class Debt Parties become subject to and bound by, the Intercreditor Agreement with the same force and effect as if the New Representative had originally been named therein as an Authorized Representative, and the New Representative, on behalf of itself and such First-Lien Class Debt Parties, hereby agrees to all the terms and provisions of the Intercreditor Agreement applicable to it as an Authorized Representative and to the First-Lien Class Debt Parties that it represents as Additional First-Lien Secured Parties. Each reference to “Authorized Representative” in the Intercreditor Agreement shall be deemed to include the New Representative. The Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Representative represents and warrants to the ABL Facility Collateral Agent, the First-Lien Collateral Agent, the ABL Facility Secured Parties and the other First-Lien Secured Parties that (i) it has full power and authority to enter into this Representative Supplement, in its capacity as [agent] [trustee], (ii) this Representative Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Additional First-Lien Documents relating to such

Annex II-1

First-Lien Class Debt provide that, upon the New Representative’s entry into this Agreement, the First-Lien Class Debt Parties in respect of such First-Lien Class Debt will be subject to and bound by the provisions of the Intercreditor Agreement as Additional First-Lien Secured Parties.

SECTION 3. This Representative Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Representative Supplement shall become effective when the ABL Facility Collateral Agent and the First-Lien Collateral Agent shall have received a counterpart of this Representative Supplement that bears the signature of the New Representative. Delivery of an executed signature page to this Representative Supplement by facsimile transmission or electronic transmission shall be effective as delivery of a manually signed counterpart of this Representative Supplement.

SECTION 4. Except as expressly supplemented hereby, the Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS REPRESENTATIVE SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Representative Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.

SECTION 8. The Company agrees to reimburse the ABL Facility Collateral Agent and the First-Lien Collateral Agent for its reasonable out-of-pocket expenses in connection with this Representative Supplement, including the reasonable fees, other charges and disbursements of counsel for the ABL Facility Collateral Agent and the First-Lien Collateral Agent.

Annex II-2

IN WITNESS WHEREOF, the New Representative, the ABL Facility Collateral Agent and the First-Lien Collateral Agent have duly executed this Representative Supplement to the Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE], as [ ] for the holders of [ ],

By:
Name:
Title:

Address for notices:

attention of:

Telecopy:

Annex II-3

Acknowledged by:

[—], as ABL Facility Collateral Agent,

By:
Name:
Title:

[—], as First-Lien Collateral Agent,

By:
Name:
Title:

NATIONAL CINEMEDIA, LLC, as Company

By:
Name:
Title:

THE OTHER GRANTORS LISTED ON SCHEDULE I HERETO,

By:
Name:
Title:

Annex II-4

Schedule I to the

Supplement to the

Intercreditor Agreement

Grantors

[                    ]

ANNEX III

[FORM OF] JOINDER AGREEMENT (this “Agreement”) dated as of [                    ], among National CineMedia, LLC, a Delaware limited liability company (the “Company”), certain subsidiaries and affiliates of the Company (each a “Grantor”), [                    ], as ABL Facility Collateral Agent (the “New Collateral Agent”), [                    ], as First-Lien Collateral Agent (in such capacity, the “First-Lien Collateral Agent”), and the additional Authorized Representatives.

This Agreement is supplemental to that certain ABL Intercreditor Agreement, dated as of [            ] (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), by and among the parties (other than the New Collateral Agent) referred to above. This Agreement has been entered into to record the accession of the New Collateral Agent as an ABL Facility Collateral Agent under the Intercreditor Agreement. Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Intercreditor Agreement.

SECTION 1. The New Collateral Agent agrees to become, with immediate effect, a party to and agrees to be bound by the terms of, the Intercreditor Agreement as an ABL Facility Collateral Agent as if it had originally been party to the Intercreditor Agreement as an ABL Facility Collateral Agent.

SECTION 2. Each party to this Agreement (other than the New Collateral Agent) confirms the acceptance of the New Collateral Agent as an ABL Facility Collateral Agent for purposes of the Intercreditor Agreement.

SECTION 3. The New Collateral Agent represents and warrants to the First-Lien Collateral Agent, the ABL Facility Secured Parties and the other First-Lien Secured Parties that (i) it has full power and authority to enter into this Agreement, in its capacity as [agent] [trustee], (ii) this Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms hereto and (iii) the applicable ABL Facility Security Documents provide that, upon the New Collateral Agent’s entry into this Agreement, the applicable ABL Facility Secured Parties will be subject to and bound by the provisions of the Intercreditor Agreement as ABL Facility Secured Parties.

SECTION 4. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when the First-Lien Collateral Agent shall have received a counterpart of this Agreement that bears the signature of the New Collateral Agent. Delivery of an executed signature page to this Agreement by facsimile transmission or electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement.

SECTION 5. Except as expressly supplemented hereby, the Intercreditor Agreement shall remain in full force and effect.

SECTION 6. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

SECTION 7. In case any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the

Annex III-1

validity, legality and enforceability of the remaining provisions contained herein and in the Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Intercreditor Agreement. All communications and notices hereunder to the New Collateral Agent shall be given to it at the address set forth below its signature hereto.

SECTION 9. The Company agrees to reimburse the ABL Facility Collateral Agent and the First-Lien Collateral Agent for its reasonable out-of-pocket expenses in connection with this Agreement, including the reasonable fees, other charges and disbursements of counsel for the ABL Facility Collateral Agent and the First-Lien Collateral Agent.

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IN WITNESS WHEREOF, the New Collateral Agent and the First-Lien Collateral Agent have duly executed this Agreement to the Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW COLLATERAL AGENT], as
[ ] for the holders of [ ],

By:
Name:
Title:

Address for notices:

attention of:

Telecopy:

Annex III-3

Acknowledged by:

[—], as First-Lien Collateral Agent,

By:
Name:
Title:

NATIONAL CINEMEDIA, LLC, as Company

By:
Name:
Title:

THE OTHER GRANTORS LISTED ON SCHEDULE I HERETO,

By:
Name:
Title:

Annex III-4

Schedule I to the

Supplement to the

Intercreditor Agreement

Grantors

[                    ]